As Filed with the Securities and Exchange Commission on May 20, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rotech Healthcare Inc.

Subsidiary Guarantors

LISTED ON THE TABLE OF GUARANTORS ON THE FOLLOWING PAGE

(Exact name of registrant as specified in its charter)

Delaware	7352	030408870
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(407) 822-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip L. Carter

President, Chief Executive Officer and Director

Rotech Healthcare Inc.

2600 Technology Drive, Suite 300

Orlando, Florida 32804

(407) 822-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Kirk A. Davenport II

Joel H. Trotter

Latham & Watkins LLP

885 Third Avenue

New York New York 10022

(212) 906-1200

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

☐	Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)

☐	Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
10.5% Senior Second Lien Notes due 2018	$283,500,000	100%	$283,500,000(1)	$32,914.35
10.5% Senior Second Lien Notes due 2018(2)	N/A	N/A	N/A	N/A

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933, as amended (the “Securities Act”), exclusive of any accrued interest.
(2)	No separate consideration will be received for the guarantees and, therefore, pursuant to Rule 457(n) under the Securities Act, no additional fee is required.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact name of Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
A-1 Medical Equipment, Inc.	Florida	59-3334401
Abba Medical Equipment, Inc.	Florida	59-3344117
Acadia Home Care	Maine	01-0486177
Allied Medical Supply, Inc.	Arizona	86-0423257
Always Medical Equipment, Inc.	Florida	59-3387512
Andy Boyd’s InHome Medical, Inc., West	West Virginia	55-0749187
Andy Boyd’s InHome Medical/InHome Medical Inc.	West Virginia	55-0744360
Anniston Health & Sickroom Supplies, Inc.	Alabama	63-0719873
Berkeley Medical Equipment, Inc.	Florida	59-3402227
Beta Medical Equipment, Inc.	Florida	59-3334408
Cambria Medical Supply, Inc.	Florida	59-3260476
Camden Medical Supply, Inc.	Florida	59-3203186
Care Medical Supplies, Inc.	Illinois	37-1175959
Centennial Medical Equipment, Inc.	Florida	59-3406826
Charlotte Medical Supply, Inc.	Florida	59-3208925
Collins Rentals, Inc.	Missouri	43-1222037
Community Home Oxygen, Inc.	Montana	81-0490456
Contour Medical Supply, Inc.	Florida	59-3406822
Corley Home Health Care, Inc.	Georgia	58-1729882
CPO 2, Inc.	Pennsylvania	23-2271084
Cynthiana Home Medical Equipment, Inc.	Florida	59-3250409
Daniel Medical Systems, Inc.	Oklahoma	73-0737988
Distinct Home Health Care, Inc.	Florida	59-3143941
Don Paul Respiratory Services, Inc.	Colorado	84-1177602
DuMEd, Inc.	Iowa	42-1336634
East Tennessee Infusion & Respiratory, Inc.	Florida	59-3007561
Encore Home Health Care, Inc.	Florida	59-3221477
Excel Medical of Fort Dodge, Inc.	Iowa	42-1324351
Excel Medical of Marshalltown, Inc.	Iowa	42-1336085
First Community Care of Niagara, Inc.	New York	16-1361366
Firstcare, Inc.	Kansas	48-1104362
Fischer Medical Equipment, Inc.	Idaho	82-0361262
Four Rivers Home Health Care, Inc.	Missouri	43-1336602
G&G Medical, Inc.	Colorado	84-1033419
Gate City Medical Equipment, Inc.	Florida	59-3339037
Georgia Medical Resources, Inc.	Georgia	58-1484343
Gladwin Area Home Care, Inc.	Michigan	38-2870154
Hamilton Medical Equipment Service, Inc.	Iowa	42-1129500
Health Care Services of Mississippi, Incorporated	Florida	59-2893038
Holland Medical Services, Inc.	Florida	59-3180731
Home Care Oxygen Service, Inc.	Minnesota	41-1335036
Home Medical Systems, Inc.	South Carolina	59-3154523
IHS Acquisition XXVII, Inc.	Delaware	52-1748938
Integrated Health Services at Jefferson Hospital, Inc.	Delaware	52-1843408
Intensive Home Care Services, Inc.	Texas	75-2323364
IOTA Medical Equipment, Inc.	Florida	59-3366769
LAMBDA Medical Equipment, Inc.	Florida	59-3374213
LAMS, Inc.	Texas	75-2253169
Lawrence Medical Equipment, Inc.	Kansas	48-1066529

Exact name of Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Lovejoy Medical, Inc.	Kentucky	59-3267284
Major Medical Supply, Inc.	Texas	75-1583420
Medco Professional Services, Corp.	Colorado	84-1188104
MedCorp International, Inc.	Arizona	86-0601512
Medic-Aire Medical Equipment, Inc.	Florida	59-3334409
Medical Electro-Therapeutics, Inc.	Florida	59-2973806
Medicare Rental Supply, Inc.	West Virginia	55-0574420
Michigan Medical Supply, Inc.	Michigan	38-2401565
National Medical Equipment Centers, Inc.	Florida	59-2874381
Neumann’s Home Medical Equipment, Inc.	Illinois	36-2534719
Nightingale Home Health Care, Inc.	Florida	59-2973784
North Central Washington Respiratory Care Services, Inc.	Washington	91-1364195
Northeast Medical Equipment, Inc.	Florida	59-3345262
Northwest Home Medical, Inc.	Idaho	82-0388664
OMICRON Medical Equipment, Inc.	Florida	59-3374215
Oxygen of Oklahoma, Inc.	Oklahoma	73-1144965
Oxygen Plus Medical Equipment, Inc.	Florida	59-3344115
Oxygen Plus, Inc.	Colorado	84-1143534
Oxygen Therapy Associates, Inc.	Texas	75-2461923
Peterson’s Home Care, Inc.	California	33-0439765
PHI Medical Equipment, Inc.	Florida	59-3366766
Pioneer Medical Services, Inc.	West Virginia	55-0689719
Preferential Home Health Care, Inc.	Florida	59-3155850
Principal Medical Equipment, Inc.	Florida	59-3387513
Professional Breathing Associates, Inc.	Michigan	38-2201020
Professional Respiratory Home Healthcare, Inc.	Florida	59-3344111
PSI Health Care, Inc.	South Dakota	46-0360287
Pulmo-Dose, Inc.	Florida	59-3098866
Pulmonary Home Care, Inc.	New Jersey	22-2476666
Quality Home Health Care, Inc.	Florida	59-2954571
R.C.P.S., Inc.	California	33-0429101
RCG Information Services Corporation	Florida	59-3223052
RCI Medical Corp.	New Jersey	22-3214474
Regency Medical Equipment, Inc.	Florida	59-3387515
Resp-A-Care, Inc.	Kentucky	61-0906717
Respiracare Medical Equipment, Inc.	Florida	59-3358640
Respiratory Medical Equipment of Ga., Inc.	Florida	59-3345258
Respitech Home Health Care, Inc.	Wyoming	83-0310603
Responsive Home Health Care, Inc.	Florida	59-3182438
Rhema, Inc.	Texas	75-2622932
Ritt Medical Group, Inc.	Arizona	86-0340564
RN Home Care Medical Equipment Company, Inc.	Florida	59-2932598
Roswell Home Medical, Inc.	Florida	59-3358647
Rotech Employee Benefits Corporation	Florida	59-3098434
Rotech Home Medical Care, Inc.	Florida	59-2919059
Rotech Oxygen and Medical Equipment, Inc.	Florida	59-1450889
Roth Medical, Inc.	Colorado	84-1117477
Rothert’s Hospital Equipment, Inc.	Kentucky	59-3270420
Sampson Convalescent Medical Supply, Inc.	North Carolina	56-1660509
Select Home Health Care, Inc.	Florida	59-3223150
SIGMA Medical Equipment, Inc.	Florida	59-3367143

Exact name of Registrant as Specified in its Charter(1)(2)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Southeastern Home Health, Inc.	Florida	59-3358645
Sun Medical Supply, Inc.	North Carolina	56-1574796
Sunshine Home Health Care, Inc.	Florida	59-3221497
The Kilroy Company	North Carolina	56-1453738
Theta Home Health Care, Inc.	Florida	59-3279824
Tupelo Home Health, Inc.	Florida	59-2957024
Valley Medical Equipment, Inc.	Utah	87-0547456
Value Care, Inc.	Florida	59-3250410
VitalCare Health Services, Inc.	Florida	59-3143938
VitalCare of Pennsylvania, Inc.	Pennsylvania	23-2505962
VitalCare of Texas, Inc.	Texas	76-0245707
White’s Medical Rentals, Inc.	South Carolina	57-0770401
Wichita Medical Care, Inc.	Kansas	48-1156368
Zeta Home Health Care, Inc.	Florida	59-3250414

(1)	The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is 2600 Technology Drive, Suite 300, Orlando, Florida 32804, (407) 822-4600.
(2)	The primary standard industrial classification code number for each registrant is 7352.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept any offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 20, 2011

PROSPECTUS

Rotech Healthcare Inc.

OFFER TO EXCHANGE

$283,500,000 principal amount of its 10.5% Senior Second Lien Notes due 2018 which have been registered under the Securities Act,

for an equal principal amount of its outstanding 10.5% Senior Second Lien Notes due 2018

The Exchange Offer:

•

Rotech Healthcare Inc. is offering to exchange $283,500,000 principal amount of its 10.5% Senior Second Lien Notes due 2018, referred to as the private notes, that are validly tendered and not validly withdrawn for an equal principal amount of 10.5% Senior Second Lien Notes due 2018, referred to as the Notes, that are, subject to specified conditions, freely transferable.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2011, unless extended. We do not currently intend to extend the expiration date.

•	You may withdraw tenders of private notes at any time prior to the expiration date of the exchange offer.

•	Neither we nor the guarantors will receive any cash proceeds from the exchange offer.

The Notes:

•	We are offering Notes to satisfy certain obligations under the Registration Rights Agreement entered into in connection with the private offering of the private notes.

•	The terms of the Notes are substantially identical to the private notes, except that the Notes, subject to specified conditions, will be freely transferable.

•	The Notes will be unconditionally guaranteed, jointly and severally, on a senior secured basis, by all of our existing and future domestic restricted subsidiaries.

•	We do not plan to list the Notes on a national securities exchange or automated quotation system.

Investing in the Notes involves risks. See “Risk Factors” beginning on page 16 of this prospectus and the risk factors set forth in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in Item 1A of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, which are incorporated by reference herein.

Each broker-dealer that receives Notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Notes received in exchange for the private notes where such private notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date (as defined herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved of the Notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2011.

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

This prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover and may change after that date.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. You may obtain copies of the any of these filings upon written or oral request by contacting us at the address and phone number below.

Rotech Healthcare Inc.

2600 Technology Drive

Suite 300 Orlando, Florida 32804

(407) 822-4600

To obtain timely delivery, you must request the information no later than five (5) business days prior to the expiration of the exchange offer, or                     , 2011. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” beginning on page iii.

i

INDUSTRY AND MARKET DATA

We obtained the market and competitive position data used throughout this prospectus and the documents incorporated by reference herein from our own research or estimates, surveys or studies conducted by third parties, other companies’ public filings and industry or general publications. Industry publications and surveys generally state that they have obtained information from sources believed to be reliable, but do not guarantee the accuracy and completeness of such information. Although we believe that each of these studies and publications is reliable, we have not independently verified such data and we do not make any representation as to the accuracy of such information. Similarly, we believe our internal research and estimates are reliable, but they have not been verified by any independent sources.

BASIS OF PRESENTATION

Unless the context indicates otherwise, references in this prospectus to the “Issuer” refer to Rotech Healthcare Inc., a Delaware corporation, the issuer of the Notes; references to the “guarantors” refer to the Issuer’s domestic restricted subsidiaries that will guarantee the Notes. Unless the context indicates otherwise, references to “we,” “our,” “us,” “Rotech” and “our company” refer to Rotech Healthcare Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, accordingly, file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, or Securities Act, with respect to the exchange offer. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website or at its facilities described above.

NON-GAAP FINANCIAL MEASURES

The SEC has adopted rules to regulate the use in filings with the SEC and in public disclosures of “non-GAAP financial measures,” such as net income (loss) before interest expense, provision for income taxes and depreciation and amortization (EBITDA), and Adjusted EBITDA and the ratios related thereto. These measures are derived on the basis of methodologies other than in accordance with GAAP. These rules govern the manner in which non-GAAP financial measures are publicly presented and prohibit in all filings with the SEC, among other things:

•

the exclusion of charges or liabilities that required, or will require, cash settlement, or would have required cash settlement absent an ability to settle in another manner, from non-GAAP liquidity measures; and

•

the adjustment of a non-GAAP financial measure to eliminate or smooth items identified as non-recurring, infrequent or unusual, when the nature of the charge or gain is such that it has occurred in the past two years or is reasonably likely to recur within the next two years.

See “Summary—Summary Historical and Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for our fiscal year ended December 31, 2010 for a description of the calculation of Adjusted EBITDA and for a presentation of net earnings (loss) as calculated under GAAP and a reconciliation of Adjusted EBITDA to the most directly comparable GAAP measures.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have incorporated information into this prospectus by reference to certain documents we file with the SEC (excluding exhibits to those documents unless they are specifically incorporated by reference), which means that we are able to disclose important business, financial and other information to you in this prospectus by referring you to those documents. The information incorporated by reference is deemed to be a part of this prospectus. Any statement contained in a document incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies, updates or supersedes such statement. We hereby incorporate by reference into this prospectus the information contained in the following documents (or identified sections of the following documents, as applicable, but excluding exhibits to those documents unless they are specifically incorporated by reference):

•	the Annual Report on Form 10-K for our fiscal year ended December 31, 2010 (“2010 Form 10-K”);

•	the Quarterly Report on Form 10-Q for our first quarter ended March 31, 2011, filed with the SEC on May 9, 2011;

•	the Current Report on Form 8-K filed with the SEC on March 18, 2011; and

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2011.

References in this prospectus to this prospectus will be deemed to include the documents incorporated by reference, which are an integral part of this prospectus. You should obtain and carefully review copies of the documents incorporated by reference. Any statement contained in the documents incorporated by reference will be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently dated document incorporated by reference or in this prospectus modifies or supersedes the statement. Information that we file later with the SEC will automatically update the information incorporated by reference and the information in this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the address on page i of this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference herein and oral statements made from time to time by our representatives may contain certain statements that are not historical facts, including, most importantly, information concerning our possible or assumed future results of operations. Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended (the “Reform Act”). All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements. For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. The risks described in the section entitled “Risk Factors” in this prospectus and in the other information included in this prospectus or incorporated by reference herein provide examples of risks, uncertainties and events that may cause our actual results to differ materially from those expressed in, or implied by, the forward-looking statements contained herein. Such risks, uncertainties and events, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to, the following:

•	general economic, financial and business conditions;

•

setting of new reimbursement rates and other changes in reimbursement policies, the timing of reimbursements and other legislative initiatives aimed at reducing health care costs associated with Medicare and Medicaid;

•	issues relating to reimbursement by government and third-party payors for our products and services generally;

•	the impact of competitive bidding on Medicare volume in the impacted competitive bidding areas;

•	the costs associated with government regulation of the health care industry;

•	health care reform and the effect of changes in federal and state health care regulations generally;

•	whether we will be subject to additional regulatory restrictions or penalties;

•	issues relating to our ability to maintain effective internal control over financial reporting and disclosure controls and procedures;

•	compliance with federal and state regulatory agencies, as well as accreditation standards and confidentiality requirements with respect to patient information;

•	the effects of competition, industry consolidation and referral sources;

•	recruiting, hiring and retaining qualified employees and directors;

•	compliance with various settlement agreements and corporate compliance programs;

•	the costs and effects of legal proceedings;

•	our ability to meet our working capital, capital expenditures and other liquidity needs;

•

our ability to maintain compliance with the covenants contained in our indentures for our 10.75% Senior Secured Notes due 2015 (the “Senior Secured Notes”), our 10.5% Senior Second Lien Notes due 2018 and our New Senior Facility (as defined herein);

•	our ability to successfully transition and retain patients associated with equipment and asset purchases;

•	our ability to maintain current levels of collectability on our accounts receivable;

•

substantial dependence on revenues derived from reimbursement by various Federal health care programs (including Medicare) and State Medicaid programs, both of which have been significantly reduced in recent years, and which entail exposure to various health care fraud statutes;

•	inconsistent payment patterns from Centers for Medicare and Medicaid Services, its contractors and other third-party payors;

•	government regulations, government budgetary constraints and proposed legislative, reimbursement and regulatory changes; and

•	lawsuits alleging negligence in the provision of healthcare services and related claims.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this prospectus as a result of new information, future events or developments, except as required by federal securities laws.

v

SUMMARY

The following summary highlights selected information contained elsewhere, or incorporated by reference in this prospectus. This summary is not complete and may not contain all of the information that is important to you. We encourage you to consider the information contained in and incorporated by reference in this entire prospectus, including the risks discussed under the heading “Risk Factors” beginning on page 16 of this prospectus, our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which we filed with the SEC on February 28, 2011, and our Quarterly Report on Form 10-Q for the period ended March 31, 2011, which we filed with the SEC on May 9, 2011, which are incorporated by reference herein.

In this prospectus, unless otherwise noted or the context otherwise requires, the terms “we,” “our,” “ours,” “us,” “Issuer,” “Rotech” and the “Company” refer collectively to Rotech Healthcare Inc. and its consolidated subsidiaries.

Our Business

We are one of the largest providers of home medical equipment and related products and services (“HME”) in the United States, with a comprehensive offering of respiratory therapy and durable home medical equipment and related services. We provide HME principally to older patients with breathing disorders, such as chronic obstructive pulmonary diseases (“COPD”), which include chronic bronchitis, emphysema, obstructive sleep apnea and other cardiopulmonary disorders. We provide equipment and services in 48 states to approximately 300,000 patients through approximately 425 operating locations located largely in non-urban markets. For 2010, our revenues, Adjusted EBITDA and net loss were $496.4 million, $113.9 million and $4.2 million, respectively. For 2009, our revenues, Adjusted EBITDA and net loss were $479.9 million, $88.9 million and $21.1 million, respectively. For 2008, our revenues, Adjusted EBITDA and net loss were $544.5 million, $81.6 million and $246.9 million, respectively. See “—Summary Historical and Consolidated Financial Data” for a reconciliation of Adjusted EBITDA to net loss.

We estimate that the HME market (including home oxygen equipment and respiratory therapy services) represents approximately $6.0 billion in annual sales, and has been growing approximately 5% annually, excluding the impact of reimbursement reductions. We believe that growth in the HME market is driven by increases in the number of persons afflicted with COPD, demographic factors that contribute to an increase in the proportion of the U.S. population over the age of 65 and the continued trend toward treatment of patients in the home as a preferable alternative to acute care settings. The HME market is highly fragmented with many companies providing home oxygen equipment and respiratory therapy services. We believe we are one of a few national providers that has the infrastructure and reach to service this market.

We primarily provide oxygen and other respiratory therapy services to patients in the home. Patients are generally referred to us by their physician or a hospital discharge planner. Upon receipt of a referral, our local customer service representative obtains the necessary medical and insurance coverage information, and assignment of benefits, and coordinates equipment delivery. Equipment delivery and setup is performed in the patient’s home by one of our patient service technicians or clinicians, who then provide instruction and training to the patient and the patient’s family regarding appropriate equipment use and maintenance and compliance with the prescribed therapy. Following the initial delivery and setup, our patient service technicians or clinicians make periodic visits to the patient’s home, the frequency of which depends on the type of therapy prescribed and physician orders. All services and equipment are coordinated with the prescribing physician, and, during the period that we provide services and equipment for a patient, the patient remains under the physician’s care and medical supervision.

Our revenues are principally derived from respiratory equipment rental and related services, which accounted for 87.3%, 86.5%, 87.7% and 88.6% of our net revenues for the three months ended March 31, 2011 and the years ended December 31, 2010, 2009 and 2008, respectively. Revenues from respiratory equipment rental and related services include rental of oxygen concentrators, liquid oxygen systems, portable oxygen systems, ventilator therapy systems, nebulizer equipment and sleep disorder breathing therapy systems and the sale of nebulizer medications. We also generate revenues through the rental and sale of durable medical equipment, such as hospital beds, wheelchairs, walkers, patient aids and other ancillary supplies, which accounted for 10.6%, 11.1%, 11.3% and 10.4% of net revenues for the three months ended March 31, 2011 and the years ended December 31, 2010, 2009 and 2008, respectively. We derive our revenues principally from reimbursement by third-party payors, including Medicare, Medicaid, the U.S. Department of Veterans Affairs (VA) and private insurers. For 2010, Medicare, Medicaid and other federally funded programs (primarily VA contracts) accounted for approximately 58.1% of our revenues.

Our Strengths

We believe that our core strengths include the following:

National provider with non-urban focus. We currently provide services to approximately 300,000 patients through approximately 425 operating locations in 48 states. We believe that our national platform and reputation provide us with favorable opportunities to attract additional customers as our industry continues to grow. Our national scale enables us to obtain preferred provider status from national and regional managed care payors, negotiate better terms with vendors and leverage our fixed overhead costs. Similarly, we believe our non-urban focus protects us as Medicare reimbursement in urban areas shifts to competitive bidding. Currently, we have 230 operating locations located within the 331 defined Metropolitan Statistical Areas (MSAs) across the United States. Of these 230 operating locations, 121 are located within competitive bidding areas (“CBAs”) designated by the Centers for Medicare and Medicaid Services (“CMS”) to be part of the competitive bidding programs to be implemented through 2013. All of our remaining operating locations are in rural areas, which we expect to be exempt from competitive bidding.

Diversified customer mix. We have a diversified customer mix. We have contracts with over 1,000 managed care organizations across the United States, including numerous contracts with large national payors such as Aetna, BCBS and United Healthcare. We believe our relationships with these organizations will allow us to drive new sales opportunities, especially within the continuous positive airway pressure (“CPAP”) segment of the respiratory market. During 2010, our managed care revenues represented 37.9% of our total revenues and no single payor accounted for more than 29% of our revenues. We are also the largest provider of home respiratory services to the VA with more than 20 exclusive contracts across the United States. During 2010, our VA revenues represented 10.5% of our total revenues.

Proven ability to execute cost savings, improve operating efficiencies and generate cash flow. We have successfully implemented a number of operational efficiency initiatives, which have helped to reduce our costs and offset adverse changes in Medicare reimbursement policies and rules. During 2010, we implemented several new initiatives intended to streamline our workflows and further leverage new internally developed systems and system enhancements. These reductions, in addition to other cost saving initiatives, decreased our annual selling, general and administrative expenses as a percentage of net revenue to 52.8% for the year ended December 31, 2010 as compared to 53.3% for 2009.

Strong and proven management team. We are led by an experienced management team with an average of over 12 years of operating experience in the HME market. Our senior management team has worked together at the Company for over 7 years and possesses in-depth knowledge of our industry and the regulatory environment in which we operate. Our management team was responsible for restructuring and reorganizing our business to better position us for competitive bidding and other regulatory changes.

Our Strategy

Increase our market share through internal growth. We are focused on growing revenues and increasing market share in our respiratory therapy service line. We continue to further develop our sales and operational training programs and have introduced incentive programs that we believe motivate our sales force and ultimately drive patient growth. We believe this focus has allowed, and will continue to allow, us to more effectively market our products and services to physicians, hospital discharge planners and managed care organizations. We grew our core respiratory patient count by 8.2% during 2010, excluding the impact of patients transitioned onto service with us through equipment purchases, as described below.

Continue to expand our managed care focus. We believe our scale, expertise, nationwide presence and growing market share in home respiratory therapy services is attractive to managed care organizations. We continue to focus on growing this business as it helps diversify our payor mix from Medicare and Medicaid. During 2010, our managed care revenues comprised 37.9% of our revenues, an increase of 720 basis points since 2007.

Grow through equipment purchases from competitors exiting the industry. We intend to continue to pursue the acquisition of equipment from competitors that may exit our business. When competitors elect to wind down their respiratory therapy services, they will still have their equipment installed in patients’ homes and desire to both sell the equipment and transfer the patient to another provider. During 2010, we purchased $4.6 million of new and used rental equipment and inventory from competitors exiting the home medical equipment market. During the year ended December 31, 2010, we have recognized approximately $18.7 million of gross revenues associated with patients transitioned onto service with our Company through equipment purchases.

Leverage our existing fixed cost infrastructure. With approximately 425 operating locations and a predominately fixed cost structure, we believe we can efficiently add new patients and services without any significant increase in fixed costs, allowing us to more fully leverage our cost structure. We seek to achieve margin improvements through operational initiatives focused on the continual reduction of costs and delivery of incremental efficiencies. During 2008, we completed the migration of our proprietary billing system to a new platform, and, as a result of this migration, during 2009 we completed the development and implementation of work queue functionality that automates the handling of required medical documentation. Both of these initiatives led to reduced future staffing requirements.

Our Corporate Information

Rotech Healthcare Inc. is a Delaware corporation. Our principal executive offices are located at 2600 Technology Drive, Suite 300, Orlando, Florida 32804, and our telephone number at those offices is (407) 822-4600. Our corporate website is http://www.rotech.com. Except for our SEC filings specifically incorporated by reference in this prospectus, the information on our website is not part of this prospectus.

Recent Developments

Competitive Bidding Update

On January 1, 2011, Round 1 of competitive bidding took effect in nine designated CBA regions. While it is still too early to determine the longer term impact of this program on our business, we have observed the following trends:

•	continuity of access-to-care for patients during implementation phase;

•

lack of familiarity among certain hospital discharge planners and physicians as to which providers are certified to receive new patients under the competitive bidding program. Consequently, we have initiated select outreach programs to help educate these individuals as to the new requirements for competitive bidding; and

•	numerous competitors within the nine designated CBA regions and outside these markets have contacted us and expressed a desire to exit the home healthcare industry.

In the aggregate, our operations across the nine designated CBA regions have performed according to our initial expectations.

Recent Equipment and Asset Purchases

We continue to experience positive organic growth in our core oxygen and sleep therapy programs, and we are also adding to our patient base through the purchase of new and used rental equipment and inventory from competitors exiting the home healthcare market. During the three months ended March 31, 2011, we closed on equipment and asset purchases with an aggregate purchase price of $9.0 million, subject to certain adjustments. Most of the equipment purchased in these transactions are on rent and located in a patient’s home. Recently, we have experienced an increase in the number of competitors that are seeking to exit the home healthcare market through asset sales and we expect this trend to continue. We will continue to evaluate these transactions and pursue them in a disciplined manner. Based upon our experience in similar transactions in the recent past, we expect to realize a favorable return on investment as a result of these equipment and asset purchases.

Liquidity and Capital Resources

Concurrent with the closing of the private notes offering and sale of $6,500,000 in principal amount of the Company’s 10.5% Senior Second Lien Notes due 2018 to certain of our directors through a private placement that is exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D of the Securities Act (the “Private Placement Notes”), we entered into a new revolving credit facility with Credit Suisse AG and Jefferies Finance LLC as lenders thereunder. Pursuant to the credit facility, the lenders agreed to provide us with a senior secured revolving credit facility in an aggregate principal amount of $10.0 million (the “New Senior Facility”). The New Senior Facility will rank equally in right of payment with our 10.75% Senior Secured Notes due 2015 (the “Senior Secured Notes”), will be secured on a senior basis, as compared to the private notes and Private Placement Notes, and will terminate on March 15, 2012. The interest rate for loans borrowed under the New Senior Facility will be LIBOR plus 5%.

We used the proceeds of the private notes offering, sale of the Private Placement Notes and cash on hand to repay all of our Senior Subordinated Notes due 2012.

The Exchange Offer

The following summary contains basic information about the exchange offer and the Notes. It does not contain all the information that is important to you. For a more complete understanding of the Notes, please refer to the sections of this prospectus entitled “The Exchange Offer” and “Description of Notes.”

The Exchange Offer	The Issuer is offering to exchange an aggregate of $283.5 million principal amount of Notes for $283.5 million principal amount of the private notes.

To exchange your private notes, you must properly tender them, and the Issuer must accept them. You may tender outstanding private notes only in denominations of the principal amount of $2,000 and integral multiples of $1,000 in excess thereof. The Issuer will exchange all private notes that you validly tender and do not validly withdraw. The Issuer will issue registered Notes promptly after the expiration of the exchange offer.

The form and terms of the Notes will be substantially identical to those of the private notes except that the Notes will have been registered under the Securities Act. Therefore, the Notes will not be subject to certain contractual transfer restrictions, registration rights and certain additional interest provisions applicable to the private notes prior to consummation of the exchange offer.

Resale of Notes	We believe that, if you are not a broker-dealer, you may offer Notes (together with the guarantees thereof) for resale, resell and otherwise transfer the Notes (and the related guarantees) without complying with the registration and prospectus delivery requirements of the Securities Act if you:

•	acquired the Notes in the ordinary course of business;

•	are not engaged in, do not intend to engage in and have no arrangement or understanding with any person to participate in a “distribution” (as defined under the Securities Act) of the Notes; and

•	are not an “affiliate” (as defined under Rule 405 of the Securities Act) of the Issuer or any guarantor.

If any of these conditions are not satisfied, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Our belief that transfers of Notes would be permitted without registration or prospectus delivery under the conditions described above is based on the interpretations of the SEC given to other, unrelated issuers in transactions similar to this exchange offer. We cannot assure you that the SEC would take the same position with respect to this exchange offer.

Each broker-dealer that receives Notes for its own account in exchange for private notes, where the private notes were acquired by it as a result of market-making activities or other trading activities, may be deemed to be an “underwriter” within the meaning of the Securities Act and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Notes. However, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless we extend it.

Withdrawal	You may withdraw your tender of private notes under the exchange offer at any time before the exchange offer expires. Any withdrawal must be in accordance with the procedures described in “The Exchange Offer—Withdrawal Rights.”

Procedures for Tendering Private Notes	Each holder of private notes that wishes to tender private notes for Notes pursuant to the exchange offer must, before the exchange offer expires, either:

•	transmit a properly completed and duly executed letter of transmittal, together with all other documents required by the letter of transmittal, including the private notes, to the exchange agent; or

•

if private notes are tendered in accordance with book-entry procedures, arrange with The Depository Trust Company, or DTC, to cause to be transmitted to the exchange agent an agent’s message indicating, among other things, the holder’s agreement to be bound by the letter of transmittal, or comply with the procedures described below under “—Guaranteed Delivery.”

A holder of private notes that tenders private notes in the exchange offer must represent, among other things, that:

•	the holder is not an “affiliate” of the Issuer or any guarantor as defined under Rule 405 of the Securities Act;

•	the holder is acquiring the Notes in its ordinary course of business;

•

the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a distribution of the Notes within the meaning of the Securities Act;

•

if the holder is a broker-dealer that will receive Notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, then the holder will deliver a prospectus in connection with any resale of the Notes; and

•	the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

Do not send letters of transmittal, certificates representing private notes or other documents to us or DTC. Send these documents only to the exchange agent at the address given in this prospectus and in the letter of transmittal.

Special Procedures for Tenders by Beneficial Owners of Private Notes	If

•	you beneficially own private notes;

•	those private notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian; and

•	you wish to tender your private notes in the exchange offer,

you should contact the registered holder as soon as possible and instruct it to tender the private notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

Guaranteed Delivery	If you hold private notes in certificated form or if you own private notes in the form of a book-entry interest in a global note deposited with the trustee, as custodian for DTC, and you wish to tender those private notes but

•	your private notes are not immediately available; or

•	you cannot deliver the private notes, the letter of transmittal or other required documents to the exchange agent on or prior the expiration date,

you may tender your private notes in accordance with the procedures described in “The Exchange Offer—Procedures for Tendering Private Notes—Guaranteed Delivery.”

Consequences of Not Exchanging Private Notes	If you do not tender your private notes or we reject your tender, your private notes will remain outstanding and will continue to be subject to the provisions in the indenture regarding the transfer and exchange of the private notes and the existing restrictions on transfer set forth in the legends on the private notes. In general, the private notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Holders of private notes will not be entitled to any further registration rights under the Registration Rights Agreement. We do not currently plan to register the private notes under the Securities Act.

You do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Material U.S. Federal Income Tax Considerations	Your exchange of private notes for Notes pursuant to the exchange offer will not be treated as a taxable exchange for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Conditions to the Exchange Offer	The exchange offer is subject to the conditions that it not violate applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of private notes being tendered for exchange.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Acceptance of Private Notes and Delivery of Notes	Subject to the satisfaction or waiver of the conditions to the exchange offer, we will accept for exchange any and all private notes properly tendered prior to the expiration of the exchange offer. We will complete the exchange offer and issue the Notes promptly after the expiration of the exchange offer.

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is serving as exchange agent for the exchange offer. The address and the facsimile and telephone numbers of the exchange agent are provided in this prospectus under “The Exchange Offer—Exchange Agent” and in the letter of transmittal.

The Notes

The summary below describes the principal terms of the Notes. The financial terms and covenants of the Notes are the same as the private notes. Some of the terms and conditions described below are subject to important limitations and exceptions. You should carefully read the “Description of the Notes” section of this prospectus for a more detailed description of the Notes.

The exchange offer applies to the $283.5 million principal amount of the private notes outstanding as of the date hereof. The form and the terms of the Notes will be identical in all material respects to the form and the terms of the private notes except that the Notes:

•	will have been registered under the Securities Act;

•	will not be subject to restrictions on transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the private notes; and

•	will not be subject to any increase in annual interest rate as described below under “Description of Notes—Registered Exchange Offer; Registration Rights.”

The Notes evidence the same debt as the private notes exchanged for the Notes and will be entitled to the benefits of the same indenture under which the private notes were issued, which is governed by New York law. See “Description of Notes.”

Issuer	Rotech Healthcare Inc., a Delaware corporation

Securities Offered	$283.5 million in principal amount of 10.5% Senior Second Lien Notes due 2018.

Maturity Date	The notes will mature on March 15, 2018.

Interest Payment Dates	Semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2011.

Ranking	The Notes and the related guarantees will be our and the guarantors’ senior secured obligations. The indebtedness evidenced by the Notes and the guarantees will:

•

rank pari passu in right of payment to our Senior Secured Notes, our New Senior Facility and any additional existing and future senior indebtedness of us and our guarantors but will be effectively subordinated to the value of the collateral provided in respect of the Senior Secured Notes and the New Senior Facility;

•

be effectively senior to all of our and the guarantors’ existing and future unsecured indebtedness to the extent of the value of the collateral (after giving effect to any prior liens on the collateral);

•	rank senior in right of payment to our and our guarantors’ future subordinated indebtedness; and

•	be structurally subordinated to any future indebtedness and liabilities of subsidiaries that are not guarantors.

Optional Redemption	Prior to March 15, 2015, we may, from time to time, redeem all or any portion of the Notes by paying a special “make-whole” premium specified in this prospectus under “Description of the Notes—Optional Redemption.”

Prior to March 15, 2014, we may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds from certain equity offerings at a redemption price equal to 110.5% of the aggregate principal amount of the Notes, plus accrued and unpaid interest, if any, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding after the redemption

At any time on or after March 15, 2015, we may redeem the Notes, in whole or in part, at the redemption prices listed in “Description of the Notes—Optional Redemption.”

Change of Control	If we experience a change of control, we may be required to offer to purchase the Notes at a purchase price equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any. See “Description of the Notes—Change of Control.”

Guarantees	The Notes will be guaranteed by our existing and future subsidiaries located in the United States (the “guarantors”) as described herein. Under certain circumstances, subsidiaries may be released from these guarantees without the consent of the holders of the Notes. See “Description of Notes—Brief Description of the Notes—Subsidiary Guarantees.”

Rotech Healthcare Inc. holds all of its assets and conducts all of its operations through its subsidiaries and has no independent assets or operations. The guarantees of our subsidiary guarantors are full and unconditional and joint and several. There are no significant restrictions on the ability of Rotech Healthcare Inc. or any of the subsidiary guarantors to obtain funds from any of their respective subsidiaries by dividend or loan.

Collateral	The Notes and the related guarantees will be secured by a second-priority lien (subject to certain exceptions and permitted liens) on substantially all of our assets and the assets of the guarantors. See “Description of the Notes—Collateral.”

Certain Covenants	The indenture that governs the Notes contains covenants that will limit our ability and the ability of our restricted subsidiaries to, among other things:

•	sell assets;

•	pay dividends or make other distributions or repurchase or redeem our stock;

•	incur or guarantee additional indebtedness;

•	incur certain liens;

•	make loans and investments;

•	enter into agreements restricting our subsidiaries’ ability to pay dividends;

•	consolidate, merge or sell all or substantially all of our assets; and

•	enter into transactions with affiliates.

These covenants will be subject to important exceptions and qualifications, which are described under “Description of the Notes—Certain Covenants.”

No Public Market	The Notes are new securities and there is currently no established trading market for the Notes. You should be aware that the initial purchasers in the private offering of the private notes are not obligated to make a market in the Notes and may discontinue any market-making activities at any time without notice. As a result, a liquid market for the Notes may not be available if you try to sell your Notes. We do not intend to apply for a listing of the Notes on any securities exchange or any automated dealer quotation system.

Use of Proceeds	We will not receive any cash proceeds from the exchange offer.

Registration Rights	In connection with the sale of the private notes, we entered into a Registration Rights Agreement with the initial purchasers of the private notes in which we agreed:

•

to use our commercially reasonable best efforts to cause to be filed on or prior to September 13, 2011 an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Initial Securities for Exchange Securities;

•

to have such Registration Statement become effective by December 12, 2011, and remain effective for not less than 20 business days (longer if required by law) after the date notice of the Registered Exchange Offer is mailed to holders of the private notes; and

•

to commence the Exchange Offer as soon as practicable after the Exchange Offer Registration Statement is declared effective by the SEC and complete the Exchange Offer not later than 40 days after such effective date; and

•	to file a shelf registration statement for the resale of the Initial Securities if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances.

This exchange offer is being made to comply with the Registration Rights Agreement.

If we do not comply with certain of these registration obligations, we will be required to pay additional interest to holders of the private notes under certain circumstances. See “The Exchange Offer.”

Original Issue Discount	The Notes will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes. Thus, in addition to the stated interest on the notes, a U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”) will be required to include such OID in gross income as it accrues, in advance of the receipt of cash attributable to such income and regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Considerations.”

Risk Factors	Investment in the notes involves certain risks. You should carefully consider the information under “Risk Factors” and all other information included or incorporated by reference in this prospectus before investing in the notes.

SUMMARY HISTORICAL AND CONSOLIDATED FINANCIAL DATA

Set forth below is our historical consolidated financial and other data for the years ended December 31, 2008, 2009 and 2010, and the three months ended March 31, 2010 and 2011. We derived our summary historical and consolidated financial data as of and for the years ended December 31, 2008, 2009 and 2010 from our consolidated financial statements, which were audited by Deloitte & Touche LLP, independent registered public accounting firm. Our consolidated financial statements as of and for the year ended December 31, 2008 are not incorporated by reference into this prospectus. We derived our summary historical and consolidated financial data as of and for the three months ended March 31, 2010 and 2011 from our unaudited consolidated financial statements. In the opinion of our management, our unaudited financial statements contain all adjustments necessary for a fair presentation of our financial position and results of operations for the periods and dates presented. Results presented for interim periods are not necessarily indicative of results to be expected for the full year or any other period.

The following summary historical and consolidated financial data is only a summary and should be read in conjunction with the financial statements incorporated by reference in this prospectus and the related notes thereto.

Rotech Healthcare Inc. holds all of its assets and conducts all of its operations through its subsidiaries and has no independent assets or operations. The guarantees of our subsidiary guarantors are full and unconditional and joint and several. There are no significant restrictions on the ability of Rotech Healthcare Inc. or any of the subsidiary guarantors to obtain funds from any of their respective subsidiaries by dividend or loan.

Statement of Operations Data:

	Year Ended			Three Months Ended
(in thousands)	December 31, 2008	December 31, 2009	December 31, 2010	March 31, 2010	March 31, 2011
Net revenues	$544,533	$479,869	$496,426	$123,366	$121,506
Costs and expenses:
Cost of net revenues:
Product and supply costs	129,423	111,498	97,698	25,652	24,227
Patient service equipment depreciation	54,275	53,667	51,541	13,140	12,716
Operating expenses	17,744	9,707	8,615	2,051	2,155

Total cost of net revenues	201,442	174,872	157,854	40,843	39,098
Provision for doubtful accounts	19,314	16,234	23,355	9,331	5,239
Selling, general and administrative	300,846	255,952	262,332	66,408	62,631
Depreciation and amortization	12,673	9,780	8,674	2,005	2,374
Goodwill impairment	207,030	—	—	—	—
Restructuring expense	3,960	—	—	—	—

Total costs and expenses	745,265	456,838	452,215	118,587	109,342

Operating (loss) income	(200,732)	23,031	44,211	4,779	12,164

Other expense (income):
Interest expense, net	48,691	45,401	47,680	11,124	14,567
Other income, net	(2,106)	(1,276)	(3,598)	13	(862)
Loss on extinguishment of debt	—	—	4,401	—	1,216

Total other expense	46,585	44,125	48,483	11,137	14,921

Loss before income taxes	(247,317)	(21,094)	(4,272)	(6,358)	(2,757)
Income tax (benefit) expense	(391)	(13)	(69)	150	(64)

Net loss	(246,926)	(21,081)	(4,203)	(6,508)	(2,693)
Accrued dividends on redeemable preferred stock	450	450	418	91	106

Net loss attributable to common stockholders	$(247,376)	$(21,531)	$(4,621)	$(6,599)	$(2,799)

Balance Sheet Data (at period end):

As of March 31, 2011
Actual
Unrestricted cash	$44,388
Other current assets (including restricted cash)(1)	107,335
Working capital(2)	76,553
Total assets	296,197
Total debt	509,311
Convertible redeemable preferred stock	5,222
Stockholders’ deficiency	285,375

(1)	Restricted cash is used to cash collateralize letters of credit.
(2)	Consists of current assets less current liabilities.

Other Financial Data:

	Year ended December 31,			Three months ended March 31, 2011
	2008	2009	2010
Adjusted EBITDA	$81,566	$88,896	$113,883	$28,324

The following table is a reconciliation of Adjusted EBITDA to net loss (in thousands):

	Year ended December 31,			Three months ended March 31, 2011
	2008	2009	2010
Net loss	$(246,926)	$(21,081)	$(4,203)	$(2,693)
Income tax (benefit) expense	(391)	(13)	(69)	(64)
Interest expense	50,400	45,748	47,761	14,718
Depreciation and amortization, including patient service equipment depreciation	66,948	63,447	60,215	15,090
Accounts receivable adjustment(1)	—	—	5,000	—
Loss on extinguishment of debt(2)	—	—	4,401	1,216
Non-cash equity-based compensation expense	495	475	212	33
Restructuring related costs(3)	3,960	—	463	6
Settlement costs(4)	50	(17)	103	18
Other adjustments(5)	—	337	—	—
Goodwill and long-lived asset impairment(6)	207,030	—	—	—

Adjusted EBITDA	$81,566	$88,896	$113,883	$28,324

(1)	Accounts receivable adjustments associated with specific collection issues that are not considered indicative of our ongoing operation performance. During 2009, we transitioned all patient-related collection activities to a third-party vendor. We experienced extended delays and implementation issues associated with this transition. During the quarter ended March 31, 2010, we completed the initial collection phases associated with the early patient balances most impacted by these transition issues and determined that an additional provision for doubtful accounts in the amount of $5,000 was required to allow for a lower percentage of collection on patient receivables resulting from these transition issues. Management believes these transition issues have been fully resolved and the increased provision for doubtful accounts recorded during the three months ended March 31, 2010 is not indicative of expected future rates of patient collections.

(2)	During the three months ended December 31, 2010 we terminated our Senior Facility dated March 30, 2007, and recorded $4,401 loss on extinguishment of debt related to unamortized debt issuance costs of $2,143 and prepayment premiums of $2,258. During the three months ended March 31, 2011 we redeemed our 9.5% Senior Subordinated Notes due 2012 on March 17, 2011, and recorded a $1,216 loss on extinguishment of debt related to unamortized debt issuances costs.
(3)	Restructuring related costs generally consist of severance and location closure costs.
(4)	Settlement costs incurred outside the ordinary course of business which we do not believe reflects current and ongoing cash charges related to our operating cost structure.
(5)	Other adjustments not considered indicative of our ongoing operating performance.
(6)	Reflects non-cash charges related to impairment of intangible and other long-lived assets.

Adjusted EBITDA should not be considered as a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA has limitations as an analytical tool. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect significant interest expense or the cash requirements necessary to service interest or principal payments on our debts;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements;

•

non-cash compensation is and will remain a key element of our overall long-term incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations; and

•	other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

RISK FACTORS

Before participating in the exchange offer, you should carefully consider all of the information included or incorporated by reference in this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and our Quarterly Report on Form 10-Q for the three months ended March 31, 2011. In addition, you should carefully consider the risk factors described below in addition to the risks and uncertainties described in our reports to the SEC incorporated by reference into this prospectus as the same may be updated from time to time. Any of these risks, as well as other risks and uncertainties, could materially and adversely affect our business, financial condition or results of operations and cause the value of the Notes to decline. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your original investment.

If you fail to follow the exchange offer procedures, your private notes will not be accepted for exchange.

We will not accept your private notes for exchange if you do not follow the exchange offer procedures. We will issue Notes as part of this exchange offer only after timely receipt of your private notes, a properly completed and duly executed letter of transmittal and all other required documents or if you comply with the guaranteed delivery procedures for tendering your private notes. Therefore, if you want to tender your private notes, please allow sufficient time to ensure timely delivery. If we do not receive your private notes, letter of transmittal, and all other required documents by the expiration date of the exchange offer, or you do not otherwise comply with the guaranteed delivery procedures for tendering your private notes, we will not accept your private notes for exchange. Neither we nor the exchange agent is required to give notification of defects or irregularities with respect to the tenders of private notes for exchange. If there are defects or irregularities with respect to your tender of private notes, we will not accept your private notes for exchange unless we decide in our sole discretion to waive such defects or irregularities. You should refer to “Summary—The Exchange Offer,” and “The Exchange Offer—Procedures for Tendering Private Notes” for information about how to tender your private notes.

If you do not properly tender your private notes, you will continue to hold unregistered private notes and your ability to transfer private notes will be adversely affected.

We will only issue Notes in exchange for private notes that are timely received by the exchange agent. Therefore, you should allow sufficient time to ensure timely delivery of the private notes and you should carefully follow the instructions on how to tender your private notes. If you do not tender your private notes, or if we do not accept your private notes because you did not tender your private notes properly, then, after we consummate the exchange offer, you may continue to hold private notes that are subject to the existing transfer restrictions. In general, the private notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the private notes under the Securities Act.

In addition, if you tender your private notes for the purpose of participating in a distribution of the Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Notes. If you are a broker-dealer that receives Notes for your own account in exchange for private notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such Notes.

After the exchange offer is consummated, if you continue to hold any private notes, you may have difficulty selling them because there will be less private notes outstanding. In addition, if a large amount of private notes are not tendered or are tendered improperly, the limited amount of Notes that would be issued and outstanding after we consummate the exchange offer could lower the market price of such Notes.

The security for your Notes and other remedies may be shared with other debtholders.

The Indenture and the security documents pursuant to which the liens will be granted to secure the Notes will permit the incurrence of additional secured indebtedness, including certain additional debt that shares equally and ratably in the liens on the collateral securing the Notes. Any additional debt could consist of additional notes issued under the Indenture and other indebtedness, including under any credit facilities, which could be guaranteed by the same guarantors and could have security interests, with the same priority, in all of the assets that secure the Notes. As a result, the collateral securing the Notes would be shared by any additional debt we may issue in the future, and any issuance of such additional debt would dilute the value of the collateral compared to the aggregate principal amount of Notes issued. We also may acquire additional assets that do not constitute collateral for the Notes. In addition, certain permitted liens on the collateral securing the Notes may allow the holder of such lien to exercise rights and remedies with respect to the collateral subject to such lien that could adversely affect the value of such collateral and the ability of the collateral agent for the Notes or the holders of the Notes to realize or foreclose upon such collateral. If at any time the indebtedness under the Notes does not constitute a majority of the indebtedness secured by the collateral, your remedies in an event of default may be significantly limited if the holders of other classes of secured indebtedness do not wish to exercise remedies. In addition, in the event that the collateral is liquidated, we will be required to distribute all proceeds on a pro rata basis to the holders of the indebtedness secured by such collateral. The liquidation of the collateral securing the Notes may not produce proceeds in an amount sufficient to pay in full the principal of, or premium, if any, and accrued interest on your Notes and the other indebtedness secured by the collateral.

Your security interest in certain items of the collateral will not be perfected.

The security interests will not be perfected with respect to certain items of collateral that cannot be perfected by the filing of financing statements in each debtor’s jurisdiction of organization, the actual or constructive delivery of possession of certificated capital stock of our subsidiaries, the filing of an assignment with the United States Patent and Trademark Office or the United States Copyright Office or the recording of a mortgage. Security interests in collateral that require additional special steps will not be perfected or may not have priority with respect to the security interests of other creditors. To the extent that your security interests in any items of collateral are unperfected, your rights with respect to such collateral will be equal to the rights of our general unsecured creditors in the event of a bankruptcy.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future.

Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, commercial tort claims, equipment subject to a certificate and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. The trustee and collateral agent for the Notes may not monitor, or we may not inform the trustee and collateral agent of, the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the Notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the Notes against third parties. Such failure may result in the loss of the security interest therein or the priority of the security interest in favor of the Notes against third parties.

The value of the collateral securing the Notes may not be sufficient to satisfy our obligations under the Notes.

No appraisal of the value of the collateral has been made in connection with this prospectus, and the fair market value of the collateral is subject to fluctuations based on factors that include, among others, the condition of our industry, our ability to implement our business strategy and general economic conditions. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. By its nature, portions of the collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner, and the proceeds from any sale or liquidation of this collateral may not be sufficient to pay our obligations under the Notes.

To the extent that liens securing obligations under any future senior secured indebtedness, pre-existing liens, liens permitted under the Indenture and other rights, including liens on assets excluded from the collateral securing the Notes, encumber any of the collateral securing the Notes and the related guarantees, those parties have or may exercise rights and remedies with respect to the collateral that could adversely affect the value of the collateral and the ability of the trustee under the Indenture or the holders of the Notes to realize or foreclose on the collateral.

The Notes and the related guarantees will be secured, subject to permitted liens, by second-priority liens on substantially all of our and our guarantors’ assets (subject to certain exceptions). The Indenture will permit us to incur additional indebtedness secured by a lien that ranks equally with the Notes. Any such indebtedness may further limit the recovery from the realization of the value of such collateral available to satisfy holders of the Notes.

There may not be sufficient collateral to pay off all amounts under the Notes offered hereby and additional debt that we may incur that would be secured on the same basis as the Notes offered hereby. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only a senior unsecured, unsubordinated claim against our and our guarantors’ remaining assets.

Additionally, in the event that a bankruptcy case is commenced by or against us, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the Notes and other secured obligations, interest may cease to accrue on the Notes from and after the date on which the bankruptcy petition is filed. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the collateral will be sufficient to pay the obligations due under the Notes.

Our indebtedness could limit our ability to plan for or respond to changes in our business, and we may be unable to generate sufficient cash flow to satisfy significant debt service obligations.

As of March 31, 2011, our total consolidated long-term debt (including current maturities) of $509.3 million exceeds our total assets. The degree to which we are leveraged continues to have substantial negative consequences, because:

•

a substantial portion of our cash flow from operations is required to be dedicated to interest payments and therefore is not available for operations, working capital, capital expenditures, expansion, acquisitions, or general corporate or other purposes;

•

we are more highly leveraged than our major national competitors, which places us at a disadvantage in terms of our ability to capitalize on business opportunities and to react to competitive pressures and changes in our industry as compared to our competitors; and

•	it makes us more vulnerable in the event of a downturn in our business, our industry, or the economy in general.

The degree to which we are leveraged may also have substantial future negative consequences, because:

•

it could affect our ability to satisfy our obligations under our 10.75% Senior Secured Notes due 2015 (the “Senior Secured Notes”) and our 10.5% Senior Second Lien Notes due 2018 (the “Senior Second Lien Notes”), including our ability to make interest payments thereunder when due and payable;

•	our ability to finance and consummate transactions that may be critical to our strategic and financial condition could be limited;

•	our ability to obtain additional financing in the future may be impaired; and

•	our flexibility in planning for, or reacting to, changes in our business and industry may be limited.

If we are unable to make payments on or refinance our debt or obtain new financing when needed, we would have to consider other options, such as:

•	sales of assets;

•	sales of equity;

•	negotiations with holders of our debt to restructure the applicable debt; and/or

•	seeking protection from our creditors through bankruptcy.

Although the indentures related to our Senior Secured Notes and Senior Second Lien Notes limit our ability to incur additional debt, these limitations are subject to a number of exceptions and, under certain circumstances, we may be able to incur a significant amount of additional debt. The incurrence of such additional debt could increase the risks described above.

Our failure to comply with the covenants contained in our Senior Secured Notes and Senior Second Lien Notes would likely have a material adverse effect on our operating results and financial condition, including the possibility that we may not be able to make payments on the Senior Secured Notes and Senior Second Lien Notes.

Our indentures and credit agreements for our Senior Secured Notes and Senior Second Lien Notes contain covenants limiting our ability and the ability of our restricted subsidiaries to, among other things: sell assets; pay dividends or make other distributions or repurchase or redeem our stock; issue certain preferred shares; incur or guarantee additional indebtedness; incur certain liens; make loans and investments; enter into agreements restricting our subsidiaries’ ability to pay dividends; consolidate, merge, sell or otherwise dispose of all or substantially all of our assets, and enter into transactions with affiliates. Any of these restrictions could limit our ability to plan for or react to market conditions or meet extraordinary capital needs and could otherwise restrict corporate activities.

Our ability to comply with these covenants may be affected by events beyond our control, and an adverse development affecting our business could require us to seek waivers or amendments of covenants, alternative or additional sources of financing or reductions in expenditures. We cannot assure you that such waivers, amendments or alternative or additional financings could be obtained on acceptable terms or at all. In addition, the holders of the Senior Secured Notes and Senior Second Lien Notes will have no control over any waivers or amendments with respect to any debt outstanding other than the Senior Secured Notes and Senior Second Lien Notes. Therefore, we cannot assure you that even if the holders of the Senior Secured Notes and Senior Second Lien Notes agree to waive or amend the covenants contained in the indenture relating to the Senior Secured Notes and Senior Second Lien Notes, the holders of our other debt, including the Senior Secured Notes will, will agree to do the same with respect to our debt instruments held by them.

Failure to comply with the covenants in our indentures could, under certain circumstances, result in declarations that all outstanding borrowings, together with accrued interest and other fees, be immediately due and payable, lenders could elect to exercise control over our cash through their rights under applicable deposit account control agreements, and foreclosure proceedings could be instituted against those assets that secure our Senior Secured Notes and Senior Second Lien Notes. If our debt were accelerated upon an event of default, our assets and cash flow would be insufficient to fully repay our outstanding borrowings.

Servicing our indebtedness will require a significant amount of cash. Our ability to generate sufficient cash depends on numerous factors beyond our control, and we may be unable to generate sufficient cash flow to service our debt obligations.

Our ability to make payments on or to refinance our indebtedness will depend on our ability to generate cash in the future. This to a certain extent, is subject to general economic, political, financial, competitive, legislative, regulatory and other factors that are beyond our control.

To service our indebtedness, we expended approximately $14.9 million during the three months ended March 31, 2011 and $35.6 million during the year ended December 31, 2010. We cannot assure you that our business will generate cash flow from operations in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs. If our cash flows and capital resources are insufficient to allow us to make scheduled payments on our indebtedness, we may need to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance all or a portion of our indebtedness on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness on commercially reasonable terms, or at all, or that these measures would satisfy our scheduled debt service obligations. If we are unable to generate sufficient cash flow or refinance our debt on favorable terms, it could have a material adverse effect on our financial condition, the value of the Senior Secured Notes and Senior Second Lien Notes and our ability to make any required cash payments under our indebtedness, including the Senior Secured Notes and Senior Second Lien Notes.

Repayment of our debt, including the Notes, is dependent on cash flow generated by our subsidiaries.

We are a holding company, and substantially all of our assets are owned by our subsidiaries. Repayment of our indebtedness is dependent on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Our non-guarantor subsidiaries do not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. Our non-guarantor subsidiaries may not be able, or may not be permitted, to make distributions to enable us to make payments in respect of our indebtedness, including the Notes. Each of our subsidiaries is a distinct legal entity, and legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. While the indenture governing the Notes limits the ability of our subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to us, these limitations are subject to qualifications and exceptions. In addition, our guarantor subsidiaries may have their obligations under their guarantees of the Notes reduced to insignificant amounts pursuant to the terms of the guarantees or subordinated if the guarantees are held to violate applicable fraudulent conveyance laws. See “Risks Relating to the Notes—The guarantees and security interests provided by the guarantors may not be enforceable and, under specific circumstances, Federal and state courts may void the guarantees and security interests and require holders to return payments received from the guarantors.” If we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Notes.

There is no established trading market for the Notes. If an actual trading market does not develop for the Notes, you may not be able to resell them quickly, for the price that you paid or at all.

There is no established trading market for the Notes. We do not intend to apply for the Notes to be listed on any securities exchange or to arrange for any quotation on any automated dealer quotation systems. In connection with the private offering, the initial purchasers advised us that they each intended to make a market in the private notes, but they are not obligated to do so. The initial purchasers may discontinue any market making, if any, in the Notes at any time, in their sole discretion. As a result, we cannot assure you as to the liquidity of any trading market for the Notes.

We also cannot assure you that you will be able to sell your Notes at a particular time or at all or that the prices that you receive when you sell them will be favorable. You may not be able to resell your Notes at their fair market value. The liquidity of, and trading market for, the Notes may also be adversely affected by, among other things:

•	prevailing interest rates;

•	our operating performance and financial condition;

•	the interest of securities dealers in making a market; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices of securities similar to the Notes. It is possible that the market for the Notes will be subject to disruptions. Any disruptions may have a negative effect on noteholders, regardless of our prospects and financial performance.

We may be unable to purchase the Notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest to the purchase date. The source of funds for any purchase of the Notes would be our available cash or cash generated from our subsidiaries’ operations or other sources including borrowings, sales of assets or sales of equity. We may not be able to repurchase the Notes upon a change of control because we may not have sufficient financial resources to purchase all of the Notes that are tendered upon a change of control and repay our other indebtedness that might also become due. We may require additional financing from third parties to fund any such purchases, and we may be unable to obtain financing on satisfactory terms or at all. Further, our ability to repurchase the Notes may be limited by law. In order to avoid the obligations to repurchase the Notes, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition to the foregoing, the Senior Secured Notes also contain a provision requiring us to offer to repurchase the Senior Secured Notes upon the occurrence of similar change of control events for which we would be required to purchase the Notes. Because the Notes are treated as “Subordinated Obligations” under the indenture governing the Senior Secured Notes, we will be required to purchase any Senior Secured Notes tendered upon a change of control before accepting and paying for any Notes tendered unless we would otherwise be able to make a “Restricted Payment” (as defined in the indenture governing the Senior Secured Notes) in the amount of the purchase price of the Notes so tendered.

If the Notes are accelerated, holders of Notes may be entitled to receive a payment greater than the aggregate principal amount of the Notes. However, a court could determine that the requirement to pay a premium on the Notes in certain situations, other than a redemption by the Company, is not enforceable.

The terms of the Notes provide that if the Notes are accelerated before March 15, 2014, holders of Notes may be entitled to receive a payment greater than the aggregate principal amount of the Notes. See “Description of the Notes—Defaults.” However, a court could determine that the requirement to pay a premium on the Notes in certain situations, other than a redemption by the Company, is not enforceable. In such circumstances, the holders of Notes may not receive any amount greater than the aggregate principal amount of the Notes plus accrued and unpaid interest, if any.

The guarantees and security interests provided by the guarantors may not be enforceable and, under specific circumstances, Federal and state courts may void the guarantees and security interests and require holders to return payments received from the guarantors.

Although the Notes will be guaranteed by our subsidiaries and secured by collateral provided by our subsidiaries, a court could void or subordinate any guarantor’s guarantee, or a security interest provided by any guarantor, under Federal or state fraudulent conveyance laws if existing or future creditors of any such guarantor were successful in establishing that such guarantee or security interest was incurred with fraudulent intent or such guarantor did not receive fair consideration or reasonably equivalent value for issuing its guarantee or providing collateral and either

•	such guarantor was insolvent at the time of the guarantee or creation of the security interest;

•	such guarantor was rendered insolvent by reason of the guarantee or creation of the security interest;

•	such guarantor was engaged in a business or transaction or about to engage in such business or transaction for which its assets constituted unreasonably small capital to carry on its business; or

•

such guarantor intended to incur, or believed that it would incur, debt beyond its ability to pay such debt as it matured (as all of the foregoing terms may be defined in or interpreted under the relevant fraudulent transfer or conveyance statutes).

In such event, any payment by a guarantor pursuant to its guarantee or security interest could be subordinated or voided and required to be returned to the guarantor, or to a fund for the benefit of the guarantor’s creditors. The measures of insolvency for purposes of determining whether a fraudulent conveyance occurred would vary depending upon the laws of the relevant jurisdiction and upon the valuation assumptions and methodology applied by the court. Generally, however, a company would be considered insolvent for purposes of the foregoing if:

•	the sum of the company’s debts, including contingent, unliquidated and unmatured liabilities, is greater than such company’s property at fair valuation;

•

the present fair saleable value of the company’s assets is less than the amount that will be required to pay the probable liability on its existing debts, including contingent liabilities, as they become absolute and matured; or

•	the company could not pay its debts or contingent liabilities as they become due.

We have no assurance as to what standard a court would use to determine whether or not a guarantor would be solvent at the relevant time, or regardless of the standard used, that the guarantees or security interests would not be voided or subordinated to any guarantor’s other debt. If such a case were to occur, the applicable guarantee or security interest could be subject to the claim that, since such guarantee or security interest was incurred for the benefit of the Company and only indirectly for the benefit of the guarantor, the obligations of such guarantor were incurred for less than fair consideration.

Each guarantee of the Notes will contain a provision, referred to as the “savings clause,” designed to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. However, there is some doubt as to whether this provision is effective to protect such guarantee, or a security interest provided by such guarantor, from being voided under fraudulent transfer law. For example, in 2009, the U.S. Bankruptcy Court in the Southern District of Florida in Official Committee of Unsecured Creditors of TOUSA, Inc. v. Citicorp N. Am., Inc. found a “savings clause” provision in that case to be ineffective and held these guarantees to be fraudulent transfers and voided them in their entirety.

If a guarantor’s guarantee or security interest is voided as a fraudulent conveyance or found to be unenforceable for any other reason, holders of the Notes will not have a claim against such guarantor and will only be a creditor of the Company and the remaining guarantors, if any, to the extent the guarantee and security interest of those guarantors are not set aside or found to be unenforceable. The Notes then would in effect be structurally subordinated to all liabilities of the guarantor whose guarantee or security interest was voided.

Because each guarantor’s liability under its guarantee may be reduced to zero, voided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.

You will have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such guarantor. Further, under the circumstances discussed more fully above, a court under Federal or state fraudulent conveyance and transfer statutes could avoid the obligations under a guarantee or further subordinate it to all other obligations of the subsidiary guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the Notes—Subsidiary Guarantees.”

The collateral may not be valuable enough to satisfy all the obligations secured by such collateral and, in certain circumstances, can be released without the consent of holders of the Notes.

The Senior Secured Notes are, and the obligations under the New Senior Facility and the Notes and guarantees will be, secured by substantially all the assets of the Company and the guarantors, including stock of certain of their subsidiaries (subject to certain limitations), but specifically excluding certain types of assets. See “Description of the Notes—Security Documents.” Other liabilities, including additional future debt, can also be secured by the same collateral to the extent permitted by the indenture governing the Notes.

No appraisal of the value of the collateral has been made in connection with the offering, and there is no assurance that the value of the collateral is equal to our obligations secured by the collateral. In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against us, the proceeds of the assets securing the Notes must be used first to pay the Senior Secured Notes, the obligations under the New Senior Facility and any other indebtedness secured on a senior basis to the Notes, in full before making any payment on the Notes. In addition, the fair market value of the collateral is subject to fluctuations based on factors that include, among others, general economic conditions and similar factors. The amount to be received upon a sale of the collateral would be dependent on numerous factors, including, but not limited to, the actual fair market value of the collateral at such time, the timing and the manner of the sale and the availability of buyers. A significant portion of the collateral is illiquid, may have no readily ascertainable market value and may be saleable only as a complete business unit. Likewise, we cannot assure holders of the Notes that the collateral will be saleable or, if saleable, that there will not be substantial delays in its liquidation. To the extent the collateral consists of equipment used in patients’ homes, it is unlikely that the collateral would be saleable other than in connection with the purchaser’s taking in such patients’ needs for oxygen. The indenture governing the Notes will allow us to incur additional secured debt, including under certain circumstances, secured debt that will share in the collateral. Accordingly, in the event of a foreclosure, liquidation, bankruptcy or similar proceeding, the collateral may not be sold in a timely or orderly manner, and the proceeds from any sale or liquidation of the collateral may not be sufficient to satisfy the Company’s and the guarantors’ obligations secured by the collateral, including any future debt that may be so secured by the collateral. In addition, any proceeds from any such sale or liquidation will first be applied to repay our obligations that are secured by the collateral on a first priority basis, including any obligations under the New Senior Facility and with respect to the Senior Secured Notes. In addition, the indenture governing the Notes will permit us, in certain circumstances, to have the liens on the collateral securing the Notes released. See “Description of the Notes—Collateral—Release.”

If the value of the collateral, or the proceeds of any sale of the collateral, is not sufficient to repay all amounts due on our obligations that are secured by the collateral on a senior basis, including obligations under the New Senior Facility and with respect to the Senior Secured Notes, and the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the collateral) would have only a senior unsecured claim against the Company’s and the guarantors’ remaining assets.

Also, certain permitted liens on the collateral securing the Notes may allow the holder of such lien to exercise rights and remedies with respect to the collateral subject to such lien that could adversely affect the value of such collateral and the ability of the collateral trustee to realize or foreclose upon such collateral. See “Description of the Notes—Certain Covenants—Limitation on Liens.”

We will, in most cases, have control over the collateral and the sale or pledge of particular assets by us could reduce the pool of assets securing the Notes and the guarantees.

The security documents related to the Notes generally allow us to remain in possession of, retain exclusive control over, freely operate, dispose of and collect, invest and dispose of any income from, the collateral securing the Notes and the guarantees thereof. Therefore, the pool of assets securing the Notes and the guarantees and any other debt similarly secured will change from time to time, and its fair market value may decrease from its value on the date the Notes are originally issued.

The collateral is subject to casualty risk.

Even if we maintain insurance, there are certain losses with respect to the collateral that may be either uninsurable or not economically insurable, in whole or part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any collateral, the insurance proceeds may not be sufficient to satisfy all of our obligations, including the Notes and the guarantees.

Rights of holders of the Notes in the collateral may be adversely affected by the failure to perfect security interests in the collateral.

Applicable law requires that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens on the collateral securing the Notes and the guarantees may not be perfected with respect to the claims of the Notes and the guarantees if the collateral agent is not able to take the actions necessary to perfect any of these liens on or prior to the date of the indenture governing the Notes. In addition, due to certain restrictions under Federal law, the collateral agent will not be able to obtain control over, and therefore will not have a perfected security interest in, any deposit account into which Medicare or Medicaid receivables are directly paid.

The Company and the guarantors have limited obligations to perfect the security interest for the benefit of the holders of the Notes in specified collateral. There can be no assurance that the trustee or the collateral agent for the Notes will monitor, or that we will inform such trustee or collateral agent of, the future acquisition of assets and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after-acquired collateral. Neither the trustee nor the collateral agent for the Notes has an obligation to monitor the acquisition of additional assets or rights that constitute collateral or the perfection of any security interest. Such failure to monitor may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the Notes and the guarantees against third parties.

In the event of a bankruptcy of the Company or any of the guarantors, holders of the Notes may be deemed to have an unsecured claim to the extent that obligations in respect of the Notes exceed the fair market value of the collateral securing the Notes.

In any bankruptcy case under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), with respect to the Company or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the value of the collateral with respect to the Notes on the date of such valuation after giving effect to obligations secured on a first priority basis, including obligations under the New Senior Facility and the Senior Secured Notes is less than the then-current principal amount of the Notes and any other obligations with equal and ratable security interests in the collateral. Upon a finding by the bankruptcy court that the Notes are under-collateralized, the claims in the bankruptcy case with respect to the Notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. Other consequences of a finding of under-collateralization would be, among other things, a lack of entitlement on the part of the Notes to receive post-petition interest and a lack of entitlement on the part of the unsecured portion of the Notes to receive “adequate protection” under the Bankruptcy Code. In addition, if any payments of post-petition interest had been made prior to the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to the Notes.

Bankruptcy laws may limit the ability of holders of the Notes to realize value from the collateral.

The right of the collateral agent to repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the Notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against the Company or any of the guarantors before the collateral agent repossessed and disposed of the collateral. For example, under the Bankruptcy Code, pursuant to the automatic stay imposed upon the bankruptcy filing, a secured creditor is prohibited from repossessing its collateral from a debtor in a bankruptcy case, or from disposing of collateral repossessed from such debtor, or taking other actions to levy against a debtor, without bankruptcy court approval after notice and a hearing. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” is undefined in the Bankruptcy Code and may vary according to circumstances (and is within the discretion of the bankruptcy court), but it is intended in general to protect the secured creditor’s interest in the collateral from diminishing in value during the pending of the bankruptcy case and may include periodic payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the automatic stay or any use of the collateral by the debtor during the pendency of the bankruptcy case. A bankruptcy court could conclude that the secured creditor’s interest in its collateral is “adequately protected” against any diminution in value during the bankruptcy case without the need of providing any additional adequate protection. Due to the imposition of the automatic stay, the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict (i) how long payments under the Notes could be delayed, or, if made at all, following commencement of a bankruptcy case, (ii) whether or when the collateral agent could repossess or dispose of the collateral or (iii) whether or to what extent holders of the Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”

Any future pledge of collateral or guarantee in favor of the holders of the Notes might be voidable in bankruptcy.

Any future pledge of collateral or guarantee in favor of the holders of the Notes might be voidable in a bankruptcy case of the pledgor or guarantor if certain events or circumstances exist or occur, including under the Bankruptcy Code, if the pledgor or guarantor is insolvent at the time of the pledge or guarantee, the pledge or guarantee enables the holders of the Notes to receive more than they would if the pledge or guarantee had not been made and the debtor were liquidated under chapter 7 of the Bankruptcy Code, and a bankruptcy case in respect of the pledgor is commenced within 90 days following the pledge (or one year before commencement of a bankruptcy case if the creditor that benefited from the lien or guarantee is an “insider” under the Bankruptcy Code). Accordingly, holders of the Notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture, even if sufficient funds are available.

The lien-ranking provisions in the intercreditor agreement with respect to the Notes substantially limit the rights of the Holders of the Notes with respect to the collateral securing the Notes.

In connection with the offering of the Notes, the collateral agent for the holders of the Notes and a representative for the holders of obligations under the New Senior Facility and the Senior Secured Notes will enter into an intercreditor agreement. See “Description of the Notes—Collateral.” The rights of the Holders of the Notes with respect to the collateral securing the Notes will be substantially limited pursuant to the provisions of the intercreditor agreement for the Notes. Under those lien-ranking provisions, at any time that obligations that have the benefit of the first priority liens are outstanding, any actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens. These actions include the ability to commence enforcement proceedings against the collateral and to control the conduct of the proceedings, and the approval of amendments to, releases of collateral from the lien of, and waivers of past defaults under, the collateral documents. The trustee, on behalf of the Holders of the Notes, will not have the ability to control or direct such actions, even if the rights of the Holders of the Notes are adversely affected. Additional releases of collateral from the second priority lien securing the Notes are permitted under some circumstances. Under the terms of the intercreditor agreement, at any time that obligations that have the benefit of the first priority liens on the collateral are outstanding, if the holders of such indebtedness release the collateral for any reason whatsoever, the second lien security interest in such collateral will be automatically and simultaneously released without any consent or action by the holders of the Notes, subject to certain exceptions. The collateral so released will no longer secure our and the guarantors’ obligations under the Notes and the guarantees. In addition, because the holders of the indebtedness secured by the first priority liens on the collateral control the disposition of the collateral, such holders could decide not to proceed against the collateral, regardless of whether there is a default under the documents governing such indebtedness or under the indenture governing the Notes. In such event, the only remedy available to holders of the Notes would be to sue for payment on the Notes and the guarantees.

The collateral securing the Notes is subject to control by creditors with first priority liens. If there is a default, the value of the collateral may not be sufficient to repay both the first priority creditors and the Holders of the Notes.

The collateral is pledged on a first priority basis for the benefit of the holders of our Senior Secured Notes and the lenders under our New Senior Facility (the “First Priority Secured Parties”). As a result, the First Priority Secured Parties will be paid in full from the proceeds of the collateral pledged to them before Holders of the Notes are paid from the proceeds. In addition, the indenture governing the Notes will permit us to incur additional secured debt, including debt secured on a first priority basis (ahead of the Notes) by the same collateral, subject to compliance with restrictions in the indenture. The incurrence of any additional secured indebtedness would reduce amounts payable to you from the proceeds of any sale of the collateral, and possibly from other assets that do not constitute collateral.

In the event of a foreclosure on the collateral, the proceeds from the sale of the collateral securing the Notes may not be sufficient to satisfy our obligations under the Notes because proceeds from a sale of the collateral would, under the intercreditor agreement, be applied to satisfy our obligations under the Senior Secured Notes, New Senior Facility and, as a matter of law, to satisfy permitted prior liens before any such proceeds are applied in respect of the Notes. Proceeds from the sale of collateral will not be available to Holders of the Notes unless and until all of our obligations under the Senior Secured Notes and New Senior Facility have been satisfied. Thereafter, any such proceeds would be applied to satisfy our obligations to Holders of the Notes and any other obligations that may be equally and ratably secured.

The Senior Secured Notes, the New Senior Facility and the Notes will have the same Collateral Agent. In the event of a conflict, the Collateral Agent will need to withdraw and the parties will need to appoint a replacement Collateral Agent.

The Senior Secured Notes, the New Senior Facility and the Notes will have the same Collateral Agent. In the event of a conflict between the holders of the Senior Secured Notes and the Notes, the Collateral Agent will be required to withdraw in its capacity as collateral agent for holders of the Notes. Upon such withdrawal, the requisite holders of the Notes (or other second lien indebtedness, as applicable) shall appoint, on behalf of the holders of second lien indebtedness, a replacement collateral agent who will become vested with all the rights, powers, privileges and duties of the withdrawn Collateral Agent. Because the withdrawal will not become effective until a replacement collateral agent has been selected and appointed, future dealings may be delayed or otherwise obstructed as a result of the time and process required to select and appoint a replacement agent.

The Notes will be treated as issued with original issue discount for U.S. Federal income tax purposes.

The Notes will be issued with OID. U.S. holders will be required to include OID in gross income as ordinary income for U.S. Federal income tax purposes in advance of receiving cash that corresponds to that income (regardless of the holder’s regular method of tax accounting). See “Material U.S. Federal Income Tax Considerations.”

As a result of the Notes being treated as issued with OID, upon a bankruptcy petition by or against us, holders of Notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the Notes.

If a bankruptcy petition were filed by or against us under the Bankruptcy Code after the issuance of the Notes, the claim by any holder of the Notes for the principal amount of the Notes may be limited to an amount equal to the sum of:

•	the original issue price for the Notes; and

•	the amount of interest that does not constitute “unmatured interest” for purposes of the Bankruptcy Code.

Accordingly, holders of the Notes under these circumstances may receive a lesser amount than they would be entitled to receive under the terms of the indenture, even if sufficient funds are available.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. Because we are exchanging the Notes for the private notes, which have substantially identical terms, the issuance of the Notes will not result in any increase in our indebtedness. The exchange offer is intended to satisfy our obligations under the Registration Rights Agreement.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and restricted cash and our capitalization as of March 31, 2011, on a historical basis. The information in this table should be read in conjunction with “Selected Consolidated Financial Data,” “Description of the Notes” and the consolidated financial statements and related notes incorporated by reference, in this prospectus.

As of March 31, 2011
(In thousands)
Unrestricted cash and cash equivalents	$44,388
Restricted cash(1)	$8,765
Total debt (including current portion):
Capital lease obligations	$481
New Senior Facility	—
Senior Secured Notes	230,000
Senior Second Lien Notes	290,000
Total debt	$520,481
Total stockholders’ deficiency	(285,375)
Total capitalization	$235,106

(1)	Restricted cash is used to cash collateralize letters of credit.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

Simultaneously with the issuance and sale of the private notes on March 17, 2011, the Issuer and the guarantors entered into a Registration Rights Agreement with Credit Suisse Securities (USA) LLC and Jefferies & Company, Inc., the initial purchasers of the private notes. Under the Registration Rights Agreement, the Issuer and the guarantors agreed, among other things, to:

•

use our commercially reasonable best efforts to cause to be filed on or prior to September 13, 2011 an Exchange Offer Registration Statement covering an offer to the Holders to exchange all the Initial Securities for Exchange Securities;

•

have such Registration Statement become effective by December 12, 2011 and remain effective for not less than 20 business days (longer if required by law) after the date notice of the Registered Exchange Offer is mailed to holders of the private notes; and

•

commence the Exchange Offer as soon as practicable after the Exchange Offer Registration Statement is declared effective by the SEC and complete the Exchange Offer not later than 40 days after such effective date; and

•	file a shelf registration statement for the resale of the Initial Securities if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances.

The Issuer and the guarantors are conducting the exchange offer to satisfy these obligations under the Registration Rights Agreement.

Under some circumstances, the Issuer and the guarantors may be required to file and use their commercially reasonable efforts to cause to be declared effective by the SEC, in addition to or in lieu of the exchange offer registration statement, a shelf registration statement covering resales of the private notes. If the Issuer and the guarantors fail to meet specified deadlines under the Registration Rights Agreement, then the Issuer, and, to the extent of their guarantees of the private notes, the guarantors, will be obligated to pay additional interest to holders of the private notes in the amount of a 0.25% per annum increase in the annual interest rate borne by the notes for the first 90-day period following such failure (which interest rate will increase by 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum) until such failure is cured; provided that the Company shall in no event be required to pay additional interest for more than one such failure at any given time. See “Description of Notes—Registered Exchange Offer; Registration Rights.” A copy of the Registration Rights Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part, and the summary of the material provisions of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the complete Registration Rights Agreement.

Terms of the Exchange Offer

The Issuer and the guarantors are offering to exchange an aggregate principal amount of up to $283.5 million of Notes and guarantees thereof for a like aggregate principal amount of private notes and guarantees thereof. The form and the terms of the Notes are identical in all material respects to the form and the terms of the private notes except that the Notes:

•	will have been registered under the Securities Act;

•	will not be subject to restrictions on transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the private notes; and

•	will not be subject to any increase in annual interest rate as described below under “Description of Notes—Registered Exchange Offer; Registration Rights.”

The Notes evidence the same debt as the private notes exchanged for the Notes and will be entitled to the benefits of the same indenture under which the private notes were issued, which is governed by New York law. For a complete description of the terms of the Notes, see “Description of Notes.” We will not receive any cash proceeds from the exchange offer.

The exchange offer is not extended to holders of private notes in any jurisdiction where the exchange offer would not comply with the securities or blue sky laws of that jurisdiction.

As of the date of this prospectus, $283.5 million aggregate principal amount of private notes is outstanding and registered in the name of Cede & Co., as nominee for DTC. Only registered holders of the private notes, or their legal representatives and attorneys-in-fact, as reflected on the records of the trustee under the indenture, may participate in the exchange offer. The Issuer and the guarantors will not set a fixed record date for determining registered holders of the private notes entitled to participate in the exchange offer. This prospectus, together with the letter of transmittal, is being sent to all registered holders of private notes and to others believed to have beneficial interests in the private notes.

Upon the terms and subject to the conditions described in this prospectus and in the accompanying letter of transmittal, the Issuer will accept for exchange private notes which are properly tendered on or before the expiration date and not withdrawn as permitted below. As used in this section of the prospectus entitled, “The Exchange Offer,” the term “expiration date” means 5:00 p.m., New York City time, on                     , 2011. If, however, the Issuer and the guarantors, in their sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” means the latest time and date to which the exchange offer is so extended. Private notes tendered in the exchange offer must be in denominations of the principal amount of $2,000 and any integral multiple of $1,000 in excess thereof.

If you do not tender your private notes or if you tender private notes that are not accepted for exchange, your private notes will remain outstanding and continue to accrue interest but will not retain any rights under the Registration Rights Agreement. Existing transfer restrictions would continue to apply to private notes that remain outstanding. See “—Consequences of Failure to Exchange Private notes” and “Risk Factors—Any outstanding private notes after the consummation of the exchange offer will continue to be subject to existing transfer restrictions, and the holders of private notes after the consummation of the exchange offer may not be able to sell their private notes” for more information regarding private notes outstanding after the exchange offer. Holders of the private notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

None of the Issuer and the guarantors, their respective boards of directors or their management or the exchange agent or the trustee for the private notes and the Notes recommends that you tender or not tender private notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender private notes in the exchange offer and, if you decide to tender, the aggregate amount of private notes to tender. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

The Issuer and the guarantors have the right, in their reasonable discretion and in accordance with applicable law, at any time:

•	to extend the expiration date;

•

to delay the acceptance of any private notes or to terminate the exchange offer and not accept any private notes for exchange if the Issuer and the guarantors determine that any of the conditions to the exchange offer described below under “—Conditions to the Exchange Offer” have not occurred or have not been satisfied; and

•	to amend the terms of the exchange offer in any manner.

During an extension, all private notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by the Issuer.

We will give oral (promptly confirmed in writing) or written notice of any extension, delay, non-acceptance, termination or amendment to the exchange agent as promptly as practicable and make a public announcement of the extension, delay, non-acceptance, termination or amendment. In the case of an extension, the announcement will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

If the Issuer and the guarantors amend the exchange offer in a manner that we consider material, we will as promptly as practicable distribute to the holders of the private notes a prospectus supplement or, if appropriate, an updated prospectus from a post-effective amendment to the registration statement of which this prospectus is a part disclosing the change and extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment of the exchange offer and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Procedures for Tendering Private Notes

Valid Tender

When the holder of private notes tenders, and the Issuer accepts, private notes for exchange, a binding agreement between the Issuer and the guarantors, on the one hand, and the tendering holder, on the other hand, is created, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal.

Except as described below under “—Guaranteed Delivery,” a holder of private notes who wishes to tender private notes for exchange must, on or prior to the close of business on the expiration date:

•

transmit a properly completed and duly executed letter of transmittal, together with all other documents required by the letter of transmittal, to the exchange agent at the address provided below under “—Exchange Agent”; or

•

if private notes are tendered in accordance with the book-entry procedures described below under “—Book-Entry Transfers,” arrange with DTC to cause an agent’s message to be transmitted to the exchange agent at the address provided below under “—Exchange Agent.”

The term “agent’s message” means a message transmitted to the exchange agent by DTC which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that the Issuer and the guarantors may enforce the letter of transmittal against that holder.

In addition, on or prior to the expiration date:

•	the exchange agent must receive the certificates for the private notes being tendered;

•

the exchange agent must receive a confirmation, referred to as a “book-entry confirmation,” of the book-entry transfer of the private notes being tendered into the exchange agent’s account at DTC, and the book-entry confirmation must include an agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below under “—Guaranteed Delivery.”

If you beneficially own private notes and those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your private notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender the private notes on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

The method of delivery of the certificates for the private notes, the letter of transmittal and all other required documents is at your election and risk. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure delivery to the exchange agent on or before the expiration date. Delivery is complete when the exchange agent actually receives the items to be delivered. Delivery of documents to DTC in accordance with DTC’s procedures does not constitute delivery to the exchange agent. Do not send letters of transmittal or private notes to the Issuer or any guarantor.

The Issuer will not accept any alternative, conditional or contingent tenders. Each tendering holder, by execution of a letter of transmittal or by causing the transmission of an agent’s message, waives any right to receive any notice of the acceptance of such tender.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an “Eligible Guarantor Institution” within the meaning of Rule 17Ad-15 under the Exchange Act unless the private notes surrendered for exchange are tendered:

•	by a registered holder of private notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is a firm or other entity which is identified as an “Eligible Guarantor Institution” in Rule 17Ad-15 under the Exchange Act, including:

•	a bank;

•	a broker, dealer, municipal securities broker or dealer or government securities broker or dealer;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings association.

If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution.

If private notes are registered in the name of a person other than the signer of the letter of transmittal, the private notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the Issuer and the guarantors in their sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution, and must also be accompanied by such opinions of counsel, certifications and other information as the Issuer and the guarantors or the trustee under the indenture for the private notes may require in accordance with the restrictions on transfer applicable to the private notes.

Book-Entry Transfers

For tenders by book-entry transfer of private notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of private notes by causing DTC to transfer the private notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program, or ATOP, procedures to tender private notes. Accordingly, any participant in DTC may make book-entry delivery of private notes by causing DTC to transfer those private notes into the exchange agent’s account at DTC in accordance with DTC’s ATOP procedures.

Notwithstanding the ability of holders of private notes to effect delivery of private notes through book-entry transfer at DTC, either:

•

the letter of transmittal or an agent’s message in lieu of the letter of transmittal, with any required signature guarantees and any other required documents, such as endorsements, bond powers, opinions of counsel, certifications and powers of attorney, if applicable, must be transmitted to and received by the exchange agent on or prior to the expiration date at the address given below under “—Exchange Agent”; or

•	the guaranteed delivery procedures described below must be complied with.

Guaranteed Delivery

Holders of private notes who elect to tender private notes and (i) whose private notes are not immediately available or (ii) who cannot deliver the private notes, the letter of transmittal or other required documents to the exchange agent on or prior the expiration date must tender their private notes according to the guaranteed delivery procedures set forth in the Prospectus. Holders may have such tender effected if:

•	the tender is made by or through an eligible institution;

•

prior to 5:00 p.m., New York City time, on the expiration date, the exchange agent has received from such eligible institution a properly completed and duly executed Notice of Guaranteed Delivery, setting forth the name and address of the holder, the certificate number(s) of such private notes and the principal amount of private notes tendered for exchange, stating that tender is being made thereby and guaranteeing that, within three NASDAQ trading days after the date of execution of the Notice of Guaranteed Delivery, the letter of transmittal (or facsimile thereof), together with the certificate(s) representing such private notes (or a book entry confirmation and an Agent’s message), in proper form for transfer, and any other documents required by the letter of transmittal, will be deposited by such eligible institution with the Exchange Agent; and;

•

a properly executed letter of transmittal (or facsimile thereof), as well as the certificate(s) for all tendered private notes in proper form for transfer or a book-entry confirmation and an Agent’s message, together with any other documents required by the letter of transmittal, are received by the Exchange Agent within three NASDAQ trading days after the date of execution of the Notice of Guaranteed Delivery.

Determination of Validity

The Issuer and the guarantors, in their sole discretion, will resolve all questions regarding the form of documents, validity, eligibility, including time of receipt, and acceptance for exchange of any tendered private notes. The determination of these questions by the Issuer and the guarantors, as well as their interpretation of the terms and conditions of the exchange offer, including the letter of transmittal, will be final and binding on all parties. A tender of private notes is invalid until all defects and irregularities have been cured or waived. Holders must cure any defects and irregularities in connection with tenders of private notes for exchange within such reasonable period of time as the Issuer and the guarantors will determine, unless they waive the defects or irregularities. None of the Issuer and the guarantors, any of their respective affiliates or assigns, the exchange agent or any other person is under any obligation to give notice of any defects or irregularities in tenders, nor will any of them be liable for failing to give any such notice.

The Issuer and the guarantors reserve the absolute right, in their sole and absolute discretion:

•	to reject any tenders determined to be in improper form or unlawful;

•	to waive any of the conditions of the exchange offer; and

•	to waive any condition or irregularity in the tender of private notes by any holder, whether or not we waive similar conditions or irregularities in the case of other holders.

If any letter of transmittal, certificate, endorsement, bond power, power of attorney, or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person must indicate such capacity when signing. In addition, unless waived by the Issuer, the person must submit proper evidence satisfactory to the Issuer, in its sole discretion, of the person’s authority to so act.

Acceptance of Private Notes for Exchange; Delivery of Notes

Upon satisfaction or waiver of all of the conditions to the exchange offer, the Issuer will, promptly after the expiration date, accept all private notes properly tendered and issue Notes registered under the Securities Act. See “—Conditions to the Exchange Offer” for a discussion of the conditions that must be satisfied or waived before private notes are accepted for exchange. The exchange agent might not deliver the Notes to all tendering holders at the same time. The timing of delivery depends upon when the exchange agent receives and processes the required documents.

For purposes of the exchange offer, the Issuer will be deemed to have accepted properly tendered private notes for exchange when it gives oral or written notice to the exchange agent of acceptance of the tendered private notes, with written confirmation of any oral notice to be given promptly thereafter. The exchange agent is the agent of the Issuer for receiving tenders of private notes, letters of transmittal and related documents.

For each private note accepted for exchange, the holder will receive a Note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered private note. Accordingly, registered holders of Notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the private notes. Private notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer.

In all cases, the Issuer will issue Notes in the exchange offer for private notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for those private notes or a timely book-entry confirmation of the transfer of those private notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed letter of transmittal or an agent’s message; and

•	all other required documents, such as endorsements, bond powers, opinions of counsel, certifications and powers of attorney, if applicable.

If for any reason under the terms and conditions of the exchange offer the Issuer does not accept any tendered private notes, or if a holder submits private notes for a greater principal amount than the holder desires to exchange, the Issuer will return the unaccepted or non-exchanged private notes without cost to the tendering holder promptly after the expiration or termination of the exchange offer. In the case of private notes tendered by book-entry transfer through DTC, any unexchanged private notes will be credited to an account maintained with DTC.

Resales of Notes

Based on interpretive letters issued by the SEC staff to other, unrelated issuers in transactions similar to the exchange offer, we believe that a holder of Notes, other than a broker-dealer, may offer Notes (together with the guarantees thereof) for resale, resell and otherwise transfer the Notes (and the related guarantees) without delivering a prospectus to prospective purchasers, if the holder acquired the Notes in the ordinary course of business, has no intention of engaging in a “distribution,” as defined under the Securities Act, of the Notes and is not an “affiliate,” as defined under the Securities Act, of the Issuer or any guarantor. We will not seek our own interpretive letter. As a result, we cannot assure you that the SEC staff would take the same position with respect to this exchange offer as it did in interpretive letters to other parties in similar transactions.

If the holder is an affiliate of the Issuer or any guarantor or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the Notes, that holder or other person may not rely on the applicable interpretations of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

By tendering private notes, the holder of those private notes will represent to the Issuer and the guarantors that, among other things:

•	the holder is not an “affiliate,” as defined under Rule 405 under the Securities Act, of the Issuer or any guarantor;

•	the holder is acquiring the Notes in its ordinary course of business;

•

the holder is not engaged in, does not intend to engage in and has no arrangement or understanding with any person to participate in a distribution of the Notes within the meaning of the Securities Act; and

•	the holder is not acting on behalf of any person who could not truthfully make the foregoing representations.

Any broker-dealer that holds private notes acquired for its own account as a result of market-making activities or other trading activities (other than private notes acquired directly from the Issuer) may exchange those private notes pursuant to the exchange offer; however, such broker-dealer may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Notes received by such broker-dealer in the exchange offer. To date, the SEC has taken the position that broker-dealers may use a prospectus such as this one to fulfill their prospectus delivery requirements with respect to resales of Notes received in an exchange such as the exchange pursuant to the exchange offer, if the private notes for which the Notes were received in the exchange were acquired for their own accounts as a result of market-making or other trading activities. Any profit on these resales of Notes and any commissions or concessions received by a broker-dealer in connection with these resales may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution” for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer and the Notes.

Withdrawal Rights

You can withdraw tenders of private notes at any time prior to the expiration date. For a withdrawal to be effective, you must deliver a written notice of withdrawal to the exchange agent or comply with the appropriate procedures of ATOP. Any notice of withdrawal must:

•	specify the name of the person that tendered the private notes to be withdrawn;

•	identify the private notes to be withdrawn, including the principal amount of such private notes;

•	include a signed statement that you are withdrawing your election to have your securities exchanged; and

•	where certificates for private notes are transmitted, include the name of the registered holder of the private notes if different from the person withdrawing the private notes.

If you delivered or otherwise identified certificated private notes to the exchange agent, you must submit the serial numbers of the private notes to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an eligible institution, except in the case of private notes tendered for the account of an eligible institution. See “The Exchange Offer—Procedures for Tendering Private Notes—Signature Guarantees” for further information on the requirements for guarantees of signatures on notices of withdrawal. If you tendered private notes in accordance with applicable book-entry transfer procedures, the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn private notes and you must deliver the notice of withdrawal to the exchange agent. You may not rescind withdrawals of tender; however, private notes properly withdrawn may again be tendered at any time on or prior to the expiration date in accordance with the procedures described under “The Exchange Offer—Procedures for Tendering Private Notes.”

The Issuer and the guarantors will determine, in their sole discretion, all questions regarding the validity, form and eligibility, including time of receipt, of notices of withdrawal. Their determination of these questions as well as their interpretation of the terms and conditions of the exchange offer (including the letter of transmittal) will be final and binding on all parties. None of the Issuer and the guarantors, any of their respective affiliates or assigns, the exchange agent or any other person is under any obligation to give notice of any irregularities in any notice of withdrawal, nor will any of them be liable for failing to give any such notice.

Withdrawn private notes will be returned to the holder as promptly as practicable after withdrawal without cost to the holder. In the case of private notes tendered by book-entry transfer through DTC, the private notes withdrawn will be credited to an account maintained with DTC.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, the Issuer is not required to accept for exchange, or to issue Notes in exchange for, any private notes, and the Issuer and the guarantors may terminate or amend the exchange offer, if at any time prior to the expiration date, the Issuer and the guarantors determine that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction.

The foregoing conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to any such condition, or we may waive the conditions, completely or partially, whenever or as many times as we choose, in our sole discretion. The foregoing rights are not deemed waived because we fail to exercise them, but continue in effect, and we may still assert them whenever or as many times as we choose. If we determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under “—Terms of the Exchange Offer.”

In addition, at a time when any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended, we will not accept for exchange any private notes tendered, and no Notes will be issued in exchange for any such private notes.

If the Issuer and the guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction, the Registration Rights Agreement requires that the Issuer and the guarantors file a shelf registration statement to cover resales of the private notes by the holders thereof who satisfy specified conditions relating to the provision of information in connection with the shelf registration statement. See “Description of Notes—Registered Exchange Offer; Registration Rights.”

Exchange Agent

We have appointed The Bank of New York Mellon Trust Company, N.A. as exchange agent for the exchange offer. You should direct questions and requests for assistance with respect to exchange offer procedures, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent. Holders of private notes seeking to (1) tender private notes in the exchange offer should send certificates for private notes, letters of transmittal and any other required documents and/or (2) withdraw such tendered private notes should send such required documentation (in accordance with the procedures described under “The Exchange Offer—Withdrawal Rights”) to the exchange agent by hand-delivery, registered or certified first-class mail (return receipt requested), telecopier or any courier guaranteeing overnight delivery, as follows:

By Registered and Certified Mail:	By Overnight Courier:	By Hand-Delivery:

The Bank of New York Mellon Trust Company, N.A.	The Bank of New York Mellon Trust Company, N.A.	The Bank of New York Mellon Trust Company, N.A.

By Facsimile Transmission:

The Bank of New York Mellon Trust

Company, N.A.

If you deliver the letter of transmittal or any other required documents to an address or facsimile number other than as indicated above, your tender of private notes will be invalid.

Fees and Expenses

The Registration Rights Agreement provides that the Issuer and the guarantors will bear all expenses in connection with the performance of their obligations relating to the registration of the Notes and the conduct of the exchange offer. These expenses include registration and filing fees, rating agency fees, fees and disbursements of the trustee under the indenture, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of private notes and for handling or tendering for those clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of private notes pursuant to the exchange offer.

Transfer Taxes

Holders who tender their private notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, Notes issued in the exchange offer are to be delivered to, or are to be issued or registered in the name of, any person other than the holder of the private notes tendered, or if a transfer tax is imposed for any reason other than the exchange of private notes in connection with the exchange offer, then any such transfer taxes, whether imposed on the registered holder or on any other person, will be payable by the holder or such other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

The Notes will be recorded at the same carrying value as the private notes. Accordingly, we will not recognize any gain or loss for accounting purposes. We intend to amortize the expenses of the exchange offer and issuance of the private notes over the term of the Notes.

Consequences of Failure to Exchange Private Notes

Holders of the private notes do not have any appraisal or dissenters’ rights in the exchange offer. Private notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, remain outstanding and continue to be subject to the provisions in the indenture regarding the transfer and exchange of the private notes and the existing restrictions on transfer set forth in the legends on the private notes. In general, the private notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Following the consummation of the exchange offer, except in limited circumstances with respect to specific types of holders of private notes, the Issuer and the guarantors will have no further obligation to provide for the registration under the Securities Act of the private notes. See “Description of Notes—Registered Exchange Offer; Registration Rights.” We do not currently anticipate that we will take any action following the consummation of the exchange offer to register the private notes under the Securities Act or under any state securities laws.

The Notes and any private notes which remain outstanding after consummation of the exchange offer will vote together for all purposes as a single class under the indenture.

SELECTED CONSOLIDATED FINANCIAL DATA

You should read the following selected financial data along with the audited consolidated financial statements and the related notes incorporated by reference in this prospectus. The consolidated statement of operations, consolidated balance sheet and consolidated statement of cash flows data as of and for the years ended December 31, 2006, 2007, 2008 have been derived from our audited financial statements not included in this prospectus. The consolidated statement of operations, consolidated balance sheet and consolidated statement of cash flows data as of and for the years ended December 31, 2009 and 2010 have been derived from our audited financial statements incorporated by reference in this prospectus. The consolidated statement of operations, consolidated balance sheet and consolidated statement of cash flows data as of and for the three months ended March 31, 2011 and 2010, have been derived from our unaudited condensed consolidated financial statements incorporated by reference in this prospectus.

	For the Years Ended December 31,					For the Three Months Ended March 31,
(dollars in thousands)	2006	2007	2008	2009	2010	2010	2011
Consolidated Statement of Operations Data:
Net revenues	$498,751	$559,354	$544,533	$479,869	$496,426	$123,366	$121,506
Costs and expenses
Cost of net revenues	172,513	213,680	201,442	174,872	157,854	40,843	39,098
Provision for doubtful accounts	14,340	18,458	19,314	16,234	23,355	9,331	5,239
Selling, general and administrative	301,427	301,573	300,846	255,952	262,332	66,408	62,631
Depreciation and amortization(1)	17,162	14,589	12,673	9,780	8,674	2,005	2,374
Goodwill impairment(2)	529,000	—	207,030	—	—	—	—
Legal settlement	—	3,450	—	—	—	—	—
Interest expense, net	36,225	46,606	48,691	45,401	47,680	11,124	14,567
Other (income) expense, net	(187)	(350)	(2,106)	(1,276)	(3,598)	13	(862)
Loss on debt extinguishment	1,178	12,171	—	—	4,401	—	1,216
Restructuring expense(3)	—	—	3,960	—	—	—	—

Total costs and expenses	1,071,658	610,177	791,850	500,963	500,698	129,724	124,263

Loss before income taxes	(572,907)	(50,823)	(247,317)	(21,094)	(4,272)	(6,358)	(2,757)
Income tax (benefit) expense	(38,808)	(4,749)	(391)	(13)	(69)	150	(64)

Net loss	$(534,099)	$(46,074)	$(246,926)	$(21,081)	$(4,203)	$(6,508)	$(2,693)

Consolidated Balance Sheet Data (end of period):
Current assets	$104,181	$153,346	$152,552	$142,716	$147,089	$145,871	$142,958
Working capital(4)	31,870	84,705	87,349	85,100	90,496	86,460	76,553
Total assets	497,133	546,773	315,419	298,541	291,062	294,011	296,197
Total debt, including current portion	384,866	481,011	500,087	514,673	511,411	514,598	509,311
Convertible redeemable preferred stock	5,343	5,343	5,343	5,173	5,116	5,264	5,222
Stockholders’ equity (deficiency)	35,717	(10,517)	(257,398)	(278,405)	(282,685)	(284,909)	(285,375)
Consolidated Statement of Cash Flows Data:
Capital expenditures	$59,878	$52,336	$48,374	$46,861	$53,257	$11,222	$12,878
Cash flows provided by operating activities	15,549	47,690	68,415	38,333	66,968	11,281	3,039
Cash flows used in investing activities	(61,694)	(65,666)	(45,287)	(52,707)	(47,991)	(11,222)	(11,465)
Cash flows provided by/(used in) financing activities	42,188	62,719	(3,436)	(1,422)	(14,835)	(250)	(10,232)

(1)	Depreciation and amortization excludes patient service equipment depreciation included in cost of net revenues.
(2)	Due to an overall decline in our profitability, which resulted primarily from decreases in Medicare reimbursement rates, including reductions for compounded budesonide and the resulting decline in our market capitalization, we recorded non-cash goodwill impairment charges of $529.0 million during the year ended December 31, 2006. Other than approximately $0.1 million paid in September 2006 in connection with the fifth amendment and limited waiver to our former credit agreement, these impairment charges did not result in cash expenditures and will not result in future cash expenditures. Additionally, during the year ended December 31, 2008, we recorded a non-cash impairment charge of $207.0 million. The 2008 impairment is due to reductions in Medicare reimbursement rates, including reductions associated with: (1) nebulizer medications that occurred during 2008; (2) the 36-month rental cap for oxygen equipment that will begin to impact our reimbursement on January 1, 2009; and (3) the 9.5% reimbursement cut associated with the delay in competitive bidding. This 2008 impairment charge did not result in cash expenditures and will not result in future cash expenditures.
(3)	In response to the significant reductions in Medicare reimbursement, we have completed a restructuring of our operational management structure, clinical programs and pharmacy operations. In conjunction with this restructuring, we recorded $4.0 million of restructuring expense for the year ended December 31, 2008, which primarily consists of severance amounts payable to former employees.
(4)	Consists of current assets less current liabilities.

DESCRIPTION OF NOTES

In this description, (i) the terms “we,” “our” and “us” refer to Rotech Healthcare Inc. and its consolidated subsidiaries, and (ii) the term “Issuer” refers only to Rotech Healthcare Inc. and not to any of its Subsidiaries.

The private notes were, and the Notes will be, issued by Rotech Healthcare Inc. (the “Issuer”) pursuant to an indenture, dated as of March 17, 2011, by and among the Issuer, the Subsidiary Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (in such capacity, the “Trustee”) and as collateral agent (the “Collateral Agent”). On March 17, 2011, the Issuer issued and sold $283.5 million of 10.5% Senior Second Lien Notes due 2018 (the “private notes”) and $6.5 million in principal amount of the 10.5% Senior Second Lien Notes due 2018 to certain of our directors through a private placement that is exempt from the registration requirements of the Securities Act under Rule 506 of Regulation D of the Securities Act. Following the exchange offer, the Notes will be identical to, and will trade as a single class of notes with the private notes. Unless indicated otherwise, the private notes and the Notes are collectively referred to in this description as the Notes. The form and terms of the Notes will be identical in all material respects to the form and term of the private notes, except that the terms of Notes:

•	include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, or TIA;

•	will be registered under the Securities Act;

•	will not be subject to restrictions on transfer under the Securities Act;

•	will not be entitled to the registration rights that apply to the private notes; and

•	will not be subject to any increase in annual interest rate as described below under “Description of Notes—Registration Rights.”

The following summary of certain provisions of the indenture and the Registration Rights Agreement is not complete and is qualified in its entirety by reference to the Trust Indenture Act of 1939, the indenture and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the indenture, the Notes and the Registration Rights Agreement because they, and not this description, define your rights as holders of these Notes. You may request copies of these agreements at our address set forth in the forepart of this registration statement. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

The registered holder of any Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the indenture.

Brief Description of the Notes and the Subsidiary Guarantees

The Notes:

•	are senior obligations of the Company;

•	are secured by a second-priority security interest in the Collateral (subject to the prior Liens securing First Priority Obligations and to other Permitted Collateral Liens) owned by the Company;

•	are guaranteed on a senior secured basis by each Subsidiary Guarantor;

•

rank equally in right of payment with all future Senior Indebtedness of the Company but, to the extent the value of the Collateral exceeds the aggregate amount of all First Priority Obligations, are effectively senior to all of the Company’s unsecured Senior Indebtedness;

•	rank senior in right of payment to any existing and future Subordinated Obligations of the Company;

•

are effectively junior to any obligations of the Company that are either (i) secured by a Lien on the Collateral that is senior or prior to the Second Priority Liens securing the Notes, including the First

Priority Liens securing First Priority Obligations, and to other Permitted Collateral Liens, or (ii) secured with property or assets that do not constitute Collateral to the extent of the value of the assets securing such Indebtedness; and

•	are structurally subordinated to all future Indebtedness, claims of holders of Preferred Stock and other liabilities of the Company’s Subsidiaries that do not guarantee the Notes.

The Subsidiary Guarantee of the Notes by each Subsidiary Guarantor:

•	are a senior obligation of such Subsidiary Guarantor;

•

are secured by a second-priority security interest in the Collateral (subject to the prior liens securing First Priority Obligations and to other Permitted Collateral Liens) owned by such Subsidiary Guarantor;

•

rank equally in right of payment with all future Senior Indebtedness of such Subsidiary Guarantor but, to the extent the value of the Collateral exceeds the aggregate amount of all First Priority Obligations, are effectively senior to all of such Subsidiary Guarantor’s unsecured Senior Indebtedness;

•	rank senior in right of payment to any existing and future Subordinated Obligations of such Subsidiary Guarantor; and

•

are effectively junior to any obligations of such Subsidiary Guarantor that are either (i) secured by a Lien on the Collateral that is senior or prior to the Second Priority Liens securing such Subsidiary Guarantor’s Subsidiary Guarantee, including the First Priority Liens securing First Priority Obligations, and to other Permitted Collateral Liens, or (ii) secured with property or assets that do not constitute Collateral to the extent of the value of the assets securing such Indebtedness.

Substantially all of the operations of the Company are conducted through its Subsidiaries. The Notes are initially guaranteed by each of the Company’s current Subsidiaries. However, as described under “—Subsidiary Guarantees,” Subsidiary Guarantees may be released under certain circumstances. In addition, any future Foreign Subsidiaries of the Company are not required to guarantee the Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding Indebtedness or Guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of the creditors of the Company, including Holders. Accordingly, the Notes are effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

Principal, Maturity and Interest

The Company initially issued $290,000,000 in aggregate principal amount of 10.5% Senior Second Lien Notes due 2018, $6,500,000 of which were purchased through a private placement. The Company issued the Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on March 15, 2018. Subject to our compliance with the covenants described under “—Certain Covenants—Limitation on Indebtedness” and “—Liens,” we are permitted under the Indenture to issue more Notes from time to time (the “Additional Notes”). The Notes and the Additional Notes, if any, will be treated as a single class for all purposes of the Indenture, including waivers, amendments, redemptions and offers to purchase, and under the Security Documents. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of the Notes,” references to the Notes include any Additional Notes actually issued.

Interest on the Notes will accrue at the rate of 10.5% per annum and will be payable semi-annually in arrears on March 15 and September 15, commencing on September 15, 2011. We will make each interest payment to the Holders of record on the immediately preceding March 1 and September 1. We will pay interest on overdue principal at 1% per annum in excess of the above rate and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional interest may accrue on the Notes in certain circumstances pursuant to the Registration Rights Agreement. See “—Registered Exchange Offer; Registration Rights.” All references in the Indenture, in any context, to any interest payable on or with respect to the Notes shall be deemed to include additional interest pursuant to the Registration Rights Agreement.

Optional Redemption

Except as set forth below, we will not be entitled to redeem the Notes.

On and after March 15, 2015, we will be entitled at our option to redeem all or a portion of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed in percentages of principal amount on the redemption date), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period beginning March 15 of each of the years set forth below:

Year	Percentage
2015	105.250%
2016	102.625%
2017	100.000%

In addition, any time prior to March 15, 2014, we will be entitled at our option on one or more occasions to redeem Notes (which includes Additional Notes, if any) in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes (which includes Additional Notes, if any) originally issued at a redemption price (expressed as a percentage of principal amount) of 110.5%, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), with the Net Cash Proceeds from one or more Equity Offerings; provided, however, that

(1)	at least 65% of such aggregate principal amount of Notes (which includes Additional Notes and Exchange Notes, if any) remains outstanding immediately after the occurrence of each such redemption (other than Notes held, directly or indirectly, by the Company or its Subsidiaries); and

(2)	each such redemption occurs within 90 days after the date of the related Equity Offering.

Prior to March 15, 2015, we will be entitled at our option to redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of the Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.

“Applicable Premium” means, as calculated by the Company, with respect to a Note at any redemption date, the greater of (i) 1.00% of the principal amount of such Note and (ii) the excess of (A) the present value at such redemption date of (1) the redemption price of such Note on March 15, 2015 (such redemption price being described in the second paragraph in this “—Optional Redemption” section exclusive of any accrued interest) plus (2) all required remaining scheduled interest payments due on such Note through March 15, 2015 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such Note on such redemption date.

“Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after March 15, 2015, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, plus 0.50%.

“Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Notes from the redemption date to March 15, 2015, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to March 15, 2015.

“Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the Company, Reference Treasury Dealer Quotations for such redemption date.

“Quotation Agent” means the Reference Treasury Dealer selected by the Company.

“Reference Treasury Dealer” means initially Credit Suisse Securities (USA) LLC and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary United States government securities dealers; provided, however, if any such Person ceases to be a primary United States government securities dealer, the Company will select another nationally recognized investment banking firm that is a primary United States government securities dealer to replace such Person.

“Reference Treasury Dealer Quotations” means with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Company, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.

Selection and Notice of Redemption

If we are redeeming less than all the Notes at any time, the Trustee will select Notes on a pro rata basis to the extent practicable, or to the extent not so practicable, by lot or such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, unless another method is required by law or applicable exchange or depositary requirements.

We will redeem Notes of $2,000 or less in whole and not in part. We will cause notices of redemption to be mailed by first-class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Any defect in the notice of redemption, including a failure to give notice, to any Holder of Notes selected for redemption will not impair or affect the validity of the redemption of any other Note redeemed in accordance with provisions of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount thereof to be redeemed. We will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption; provided that a notice of redemption may be subject to one or more conditions precedent, including the consummation of an Equity Offering or other financing transaction. Notes held in certificated form must be surrendered to the paying agent in order to collect the redemption price. Unless we default in payment of the redemption price, on and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

We are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, we may be required to offer to purchase Notes as described under “—Change of Control” and “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.” In addition, we may at any time and from time to time purchase Notes in the open market or through privately negotiated transactions or otherwise.

Subsidiary Guarantees

The Notes have been initially guaranteed by each of the Company’s current Subsidiaries. In addition, each newly formed or acquired Domestic Subsidiary that guarantees or grants a Lien securing any Indebtedness of the Issuer or any Subsidiary Guarantor, or that incurs Indebtedness of the type described in clause (1) or (5) of the definition of “Indebtedness,” in each case, after the Issue Date, and each newly formed or acquired Foreign Subsidiary that guarantees or grants a Lien securing Indebtedness of the Issuer or any Subsidiary Guarantor after the Issue Date, will guarantee the Notes pursuant to the covenant described under “—Certain Covenants—Subsidiary Guarantors.”

The Subsidiary Guarantors jointly and severally guarantee, on a senior secured basis, all obligations of the Company under the Notes. The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee is limited to an amount designed to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law; however this limitation may not be effective to avoid such Subsidiary Guarantee from constituting a fraudulent conveyance. If a Subsidiary Guarantee were rendered voidable, it could be subordinated by a court to all other Indebtedness (including Guarantees and other contingent liabilities) of the applicable Subsidiary Guarantor, and, depending on the amount of such Indebtedness, a Subsidiary Guarantor’s liability on its Subsidiary Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes—The guarantees and security interests provided by the guarantors may not be enforceable and, under specific circumstances, Federal and state courts may void the guarantees and security interests and require holders to return payments received from the guarantors.” and “—Because each guarantor’s liability under its guarantee may be reduced to zero, voided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.”

Each Subsidiary Guarantor that makes a payment under its Subsidiary Guarantee will be entitled, upon payment in full of all guaranteed obligations under the Indenture, to a contribution from each other Subsidiary Guarantor in an amount equal to such other Subsidiary Guarantor’s pro rata portion of such payment based on the respective net assets of all the Subsidiary Guarantors at the time of such payment determined in accordance with GAAP.

Pursuant to the Indenture, (A) a Subsidiary Guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other Person to the extent described under “—Certain Covenants—Merger and Consolidation” and (B) the Equity Interests of a Subsidiary Guarantor may be sold or otherwise disposed of to another Person to the extent described below under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock;” provided, however, that in the case of the consolidation, merger or transfer of all or substantially all the assets of such Subsidiary Guarantor, if such other Person is not the Company or a Subsidiary Guarantor, such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee must be expressly assumed by such other Person, except that such assumption will not be required in the case of:

(1)	the sale or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor (including the sale or disposition of Equity Interests of a Subsidiary Guarantor) following which such Subsidiary Guarantor is no longer a Subsidiary; or

(2)	the sale or disposition of all or substantially all the assets of a Subsidiary Guarantor;

in each case other than to the Company or an Affiliate of the Company and as permitted by the Indenture and if in connection therewith the Company provides an Officers’ Certificate to the Trustee to the effect that the Company will comply with its obligations under the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock” in respect of such disposition. Upon any sale or disposition described in clause (1) or (2) above, the obligor on the related Subsidiary Guarantee will be released from its obligations thereunder.

The Subsidiary Guarantee of a Subsidiary Guarantor also will be released:

(1)	upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary to the extent permitted by the Indenture; or

(2)	if we exercise our legal defeasance option or our covenant defeasance option as described under “—Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture.

Ranking

The Notes and the Subsidiary Guarantees are senior obligations of the Company and the Subsidiary Guarantors and rank pari passu in right of payment with all of the Company’s and the Subsidiary Guarantors’ senior obligations and rank senior in right of payment with all of the Company’s and the Subsidiary Guarantors’ future obligations that are subordinated to the Notes or the Subsidiary Guarantees, if any. However, for purposes of the indenture pursuant to which the First Priority Notes were issued (the “First Priority Indenture”), the Notes and the Subsidiary Guarantees are treated as “Subordinated Obligations,” which means that even though there are no contractual subordination provisions in the Indenture, there are covenant restrictions in the First Priority Indenture on the ability of the Company and the Subsidiary Guarantors to redeem, repay or purchase the Notes prior to the maturity date of the Notes and to refinance the Notes. The Notes and the Subsidiary Guarantees are secured by Second Priority Liens on assets of the Company and the Subsidiary Guarantors that constitute Collateral. However, the Notes and the Subsidiary Guarantees are effectively subordinated to any obligations of the Company and the Subsidiary Guarantors that are either (i) secured by a Lien on the Collateral that is senior or prior to the Second Priority Liens securing the Notes and the Subsidiary Guarantees, including the First Priority Liens securing First Priority Obligations, and other Permitted Collateral Liens, or (ii) secured with property or assets that do not constitute Collateral, in each case, to the extent of the value of the assets securing such obligations. The Notes and the Subsidiary Guarantees are effectively subordinated to any future Indebtedness and other liabilities of any Subsidiaries of the Company that are not Subsidiary Guarantors.

As of December 31, 2010, after giving pro forma effect to the March 2011 offering of the Notes and the sale of the Private Placement Notes, the use of the net proceeds therefrom to repay the 9.5% Senior Subordinated Notes due 2012 and the entering into of our new Senior Facility, the Company would have had $230.0 million of First Priority Obligations outstanding (consisting of the First Priority Notes, with an additional $10.0 million of availability under our new Senior Facility), $290.0 million of Second Priority Obligations (consisting of the Notes and the Subsidiary Guarantees) and would have had no Subordinated Obligations outstanding.

Substantially all of the operations of the Company are conducted through its Subsidiaries. The Notes are initially guaranteed by each of the Company’s current Subsidiaries. However, as described above under “—Subsidiary Guarantees,” Subsidiary Guarantees may be released under certain circumstances. In addition, any future Subsidiaries may not be required to guarantee the Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding Indebtedness or Guarantees issued by such non-guarantor Subsidiaries, and claims of preferred stockholders of such non-guarantor Subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of the creditors of the Company, including Holders. Accordingly, the Notes will be effectively subordinated to creditors (including trade creditors) and preferred stockholders, if any, of such non-guarantor Subsidiaries.

Collateral

Description of Collateral

The Notes and the Subsidiary Guarantees are secured by second-priority security interests (subject to Permitted Collateral Liens, including the First Priority Liens in favor of the First Priority Notes) in the Collateral. Subject to the terms described below under “—Release,” the Collateral consists of substantially all of the property and assets of the Company and the Subsidiary Guarantors, subject to the exceptions described below.

The Collateral does not include the following property and assets of the Company and the Subsidiary Guarantors (collectively, the “Excluded Assets”):

(1)	any equipment or other asset of the Company or any Subsidiary Guarantor that is subject to a Permitted Lien referred to in clause (18) of the definition thereof to the extent the documents relating to such Permitted Lien would not permit such asset to be subject to the Liens created under the Security Documents; provided, however, immediately upon the ineffectiveness, lapse or termination of any such restriction, such asset shall cease to be an “Excluded Asset” (collectively, “Excluded Equipment”);

(2)	any Cash Equivalents of the Company or any Subsidiary Guarantor that are subject to a Permitted Lien referred to in clause (4) or (17) of the definition thereof that cash collateralize letters of credit, surety bonds or similar arrangements, in each case to the extent the documents relating to such Permitted Lien would not permit such Cash Equivalents to be subject to the Liens created under the Security Documents; provided, however, immediately upon the cancellation or other termination of the related letters of credit, surety bond or similar arrangement, or the ineffectiveness, lapse or termination of any such restriction, such Cash Equivalents shall cease to be an “Excluded Asset” (collectively, “Excluded L/C Collateral”);

(3)	any Intangible Assets or any Retained Rights, in each case, to the extent the grant by the relevant grantor of a security interest pursuant to the Collateral Agreement in such grantor’s right, title and interest in such Intangible Asset or Retained Right, as the case may be, (a) is prohibited by any contract, agreement, instrument or indenture governing such Intangible Asset or Retained Right, as applicable; provided, however, such Intangible Asset or Retained Right shall cease to be an Excluded Asset immediately at such time as the condition causing such prohibition shall be remedied, (b) would terminate such contract, agreement, instrument or indenture or give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder or (c) is permitted only with the consent of another party, if such consent has not been obtained; provided, however, any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture shall not be Excluded Assets; and provided, however, to the extent severable, any portion of such contract, agreement, instrument or indenture that does not result in any of the consequences specified in (a), (b) or (c) of this paragraph shall not be an Excluded Asset;

(4)	any fee interest in real property if the greater of the cost and the book value of such fee interest is less than $1,000,000 for any individual parcel and improvements thereto and less than $5,000,000 in the aggregate for all properties (collectively, “Excluded Real Property”); and

(5)	(a) an amount in excess of 65% of the voting Capital Stock of any Foreign Corporation that is a “first tier” Subsidiary of the Company or any Subsidiary Guarantor, (b) any Capital Stock of any “second-tier” or lower tier Subsidiary that is a Foreign Corporation or (c) an amount in excess of 65% of the voting Capital Stock in any Subsidiary that is (i) disregarded as an entity separate from its sole owner under Treasury Regulation Sections 301.7701-2(c)(2) or -3(b) and (ii) all of the assets of which constitute Capital Stock in Foreign Corporations.

The security interests securing the Notes and the Subsidiary Guarantees will be subject to all Permitted Collateral Liens, including the First Priority Liens securing First Priority Obligations and certain other Liens arising as a matter of law, will or may have priority over the security interests securing the Notes and the Subsidiary Guarantees.

The Company and the Subsidiary Guarantors will be able to incur additional First Priority Obligations that would have a senior interest in the Collateral compared to the Notes and the Subsidiary Guarantees, as well as additional Second Priority Obligations in the future that could equally and ratably share in the Collateral with the Notes and the Subsidiary Guarantees. The amount of such Indebtedness is limited by the covenants described under “—Certain Covenants—Limitation on Indebtedness” and “—Certain Covenants—Liens.”

After-Acquired Property

From and after the Issue Date and subject to certain limitations, if the Company or any Subsidiary Guarantor acquires any property of the type that would constitute Collateral (excluding, for the avoidance of doubt, any Excluded Assets), it shall as soon as practicable after the acquisition thereof execute and deliver such security instruments, financing statements and such certificates and opinions of counsel to vest in the Second Priority Collateral Agent a perfected security interest (subject only to Permitted Collateral Liens which may include certain purchase money security interests) in such after-acquired property and to have such after-acquired property added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such after-acquired property to the same extent and with the same force and effect. If granting a security interest in such property requires the consent of a third party, the Company or the applicable Subsidiary Guarantor will use commercially reasonable efforts to obtain such consent with respect to the second priority security interest for the benefit of the Second Priority Collateral Agent on behalf of the Holders. If such third party does not consent to the granting of the second priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest. It is possible that a third party might consent to the granting of first priority security interests for the benefit of the First Priority Obligations but might not consent to the granting of second priority security interests for the benefit of the Notes and the Subsidiary Guarantees.

Security Documents

The Company, the Subsidiary Guarantors and the Second Priority Collateral Agent entered into the Collateral Agreement and other Security Documents defining the terms of the security interests that secure the Notes and the Subsidiary Guarantees. These security interests will secure the payment and performance when due of all of the Obligations of the Company and the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees and the Security Documents, as provided in the Security Documents. By accepting a Note, each Holder thereof will be deemed to have irrevocably appointed the Second Priority Collateral Agent to act as its agent under the Security Documents and irrevocably authorized the Second Priority Collateral Agent to (i) perform the duties and exercise the rights, powers and discretions that are specifically given to it under the Security Documents or other documents to which it is a party, together with any other incidental rights, power and discretions and (ii) execute each document expressed to be executed by the Second Priority Collateral Agent on its behalf. Since the Holders of the Notes are not parties to the Security Documents, such Holders may not, individually or collectively, take any direct action to enforce any rights in their favor under the Security Documents. The Holders of the Notes may only act by instruction to the Trustee, which shall instruct the Second Priority Collateral Agent. Notwithstanding the foregoing, in the event that the Company and the Subsidiary Guarantors incur additional Second Priority Obligations, the rights of the Holders of the Notes to direct the Trustee and the Second Priority Collateral Agent to take action with respect to the Collateral shall be limited as described below under the caption “Second Lien Pari Passu Intercreditor Arrangements.”

Below is a description of certain provisions of the Security Documents. On the Issue Date, the Second Priority Collateral Agent entered into an intercreditor agreement with the First Priority Collateral Agent, the Company and each Subsidiary Guarantor (the “First Lien-Second Lien Intercreditor Agreement”) having the terms described below under the caption “—First Lien-Second Lien Intercreditor Arrangements.” The terms of the First Lien-Second Lien Intercreditor Agreement restrict the actions permitted to be taken by the Second Priority Collateral Agent with respect to the Collateral on behalf of the Holders of the Notes. To the extent that any additional First Priority Obligations or Second Priority Obligations are incurred by the Company or a Subsidiary Guarantor, the authorized representative of the holders of such First Priority Obligations or Second Priority

Obligations, as the case may be, will be joined as a party to the First Lien Pari Passu Intercreditor Agreement or the Second Lien Pari Passu Intercreditor Agreement, as the case may be, which First Lien Pari Passu Intercreditor Agreement and Second Lien Pari Passu Intercreditor Agreement provide that the representatives and holders of such additional First Priority Obligations and Second Priority Obligations will be subject to the terms of the First Lien-Second Lien Intercreditor Agreement.

So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions, the Company and the Subsidiary Guarantors will be entitled to exercise any voting and other consensual rights pertaining to all Equity Interests pledged pursuant to the Security Documents and to remain in possession and retain exclusive control over the Collateral (other than as set forth in the Security Documents), to operate the Collateral, to alter the Collateral and to collect, invest and dispose of any income thereon. The Security Documents, however, generally require the Company and the Subsidiary Guarantors to deliver to the Second Priority Collateral Agent and for the Second Priority Collateral Agent to maintain in its possession certificates evidencing pledges of Equity Interests to the extent such Equity Interests are certificated and to use commercially reasonable efforts to subject all applicable deposit accounts and securities accounts to a control agreement in favor of the Second Priority Collateral Agent; provided that so long as any First Priority Obligations are outstanding, the Second Priority Collateral Agent will appoint the First Priority Collateral Agent (or its designee) as agent of the Second Priority Collateral Agent for purposes of perfecting its security interest in any Collateral that may be in the possession or control of the First Priority Collateral Agent, including certificated securities, deposit accounts and securities accounts. Subject to the intercreditor provisions described below, upon the occurrence and during the continuance of an Event of Default, to the extent permitted by law and subject to the provisions of the First Lien-Second Lien Intercreditor Agreement and the Security Documents:

(i)	all of the rights of the Company and the Subsidiary Guarantors to exercise voting or other consensual rights with respect to all Equity Interests included in the Collateral shall cease, and all such rights shall become vested in the Second Priority Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting and other consensual rights; and

(ii)	the Second Priority Collateral Agent may take possession of and sell the Collateral or any part thereof in accordance with the terms of applicable law and the Security Documents.

Upon the occurrence and during the continuance of an Event of Default, the Security Documents provide that the Second Priority Collateral Agent may, or at the direction of the holders of a majority in principal amount of the Second Priority Obligations then outstanding (or their representative) will, foreclose upon and sell the applicable Collateral and to distribute the net proceeds of any such sale to the holders of Second Priority Obligations in accordance with, and subject to, the provisions of the Intercreditor Agreement. However, the Second Priority Collateral Agent’s right to take actions with respect to the Collateral will be severely limited for so long as any First Priority Obligations are outstanding. In general, if any First Priority Obligations are outstanding, all enforcement decisions with respect to the Collateral will be made by the holders of First Priority Obligations (or their representative). In the event of the enforcement of the security interests following an Event of Default at a time when no First Priority Obligations are outstanding, the Second Priority Collateral Agent, in accordance with the provisions of the Indenture, the Security Documents and the intercreditor arrangements described below, will determine the time and method by which the security interests in the Collateral will be enforced and, if applicable, will distribute all cash proceeds (after payment of the costs of enforcement and collateral administration) of the Collateral received by it under the Security Documents for the ratable benefit of the holders of Second Priority Obligations.

First Lien- Second Lien Intercreditor Arrangements

On the Issue Date, the Second Priority Collateral Agent, the First Priority Collateral Agent, the Company and the Subsidiary Guarantors entered into the First Lien-Second Lien Intercreditor Agreement. The rights of the Holders of the Notes and the Second Priority Collateral Agent with respect to the Collateral securing the Notes and the Subsidiary Guarantees are materially limited pursuant to the terms of the First Lien-Second Lien Intercreditor Agreement.

Subordination of Liens. The First Lien-Second Lien Intercreditor Agreement provides that any and all Liens on the Shared Collateral in favor of any Second Priority Secured Party securing the Second Priority Obligations, regardless of how acquired, whether by grant, statute, operation of law, judgment rendered in any judicial proceeding, subrogation or otherwise, are expressly junior in priority, operation and effect to any and all Liens on the Shared Collateral in favor of the First Priority Secured Parties securing the First Priority Obligations, notwithstanding (i) anything to the contrary contained in any agreement or filing to which any Second Priority Secured Party is a party, and regardless of the time, order or method of grant, attachment, recording or perfection of any financing statements or other security interests, assignments, pledges, deeds, mortgages and other Liens, charges or encumbrances or any defect or deficiency or alleged defect or deficiency in any of the foregoing, (ii) any provision of the Uniform Commercial Code or any other applicable law or any First Priority Document or Second Priority Document (each as defined below) or any other circumstance whatsoever and (iii) the fact that any such Liens in favor of any First Priority Secured Party securing any of the First Priority Obligations are (x) subordinated to any Lien securing any obligation of any Grantor other than the Second Priority Obligations or (y) otherwise subordinated, voided, avoided, invalidated or lapsed. No Second Priority Secured Party shall contest, or support any other Person in contesting, in any Insolvency Proceeding, the validity, extent, perfection, priority or enforceability of any Lien on First Priority Collateral. Notwithstanding any failure by any First Priority Secured Party to perfect its Lien on the First Priority Collateral granted to such First Priority Secured Party or any avoidance, invalidation or subordination by any third party or court of competent jurisdiction of the Lien on the First Priority Collateral granted to the First Priority Secured Parties, the priority and rights as between the First Priority Secured Parties, on the one hand, and Second Priority Secured Parties, on the other hand, with respect to the Shared Collateral are set forth in the First Lien-Second Lien Intercreditor Agreement.

No New Liens. The First Lien-Second Lien Intercreditor Agreement provides that so long as the First Priority Obligations Payment Date has not occurred, the parties thereto agree that (a) there will be no Lien, and no Grantor will have any right to create any Lien, on any assets of any Grantor securing any Second Priority Obligation if those same assets are not subject to a Lien securing the First Priority Obligations and (b) if any Second Priority Secured Party shall acquire or hold any Lien on any assets of any Grantor securing any Second Priority Obligation, which assets are not also subject to the First Priority Lien of the First Priority Collateral Agent under the First Priority Documents, then the Second Priority Collateral Agent shall be deemed to also hold and have held such Lien for the benefit of the First Priority Secured Parties and shall promptly notify the First Priority Collateral Agent of the existence of such Lien and, upon demand by the First Priority Collateral Agent, will without the need for any further consent of any Second Priority Secured Party, notwithstanding anything to the contrary in any other Second Priority Document, either (i) release such Lien or (ii) assign it to the First Priority Collateral Agent as security for the First Priority Obligations (in which case the Second Priority Representative may retain a junior lien on such assets subject to the terms of the First Lien- Second Lien Intercreditor Agreement). Any amounts received by or distributed to any of the Second Priority Secured Parties pursuant to or as a result of Liens granted in contravention of the provisions described in this paragraph shall be subject to the turnover provisions described below under the caption “Application of Proceeds; Turnover Provisions.”

Exclusive Enforcement. The First Lien-Second Lien Intercreditor Agreement provides that until the First Priority Obligations Payment Date has occurred, whether or not an Insolvency Proceeding has been commenced by or against any Grantor, the First Priority Secured Parties shall have the exclusive right to take and continue any Enforcement Action and make determinations regarding the release, dispositions or restrictions with respect to the Shared Collateral, without any consultation with any Second Priority Secured Party, but subject to the proviso set forth in “Insolvency Proceedings—Filing of Motions” below. The First Priority Secured Parties may enforce the provisions of the First Priority Documents and exercise remedies thereunder, in the exercise of their sole discretion. This includes the rights of an agent appointed by any of them to sell or otherwise dispose of the Shared Collateral upon foreclosure, to incur expenses in connection with such sale or disposition and to exercise all rights and remedies of a secured creditor under the Uniform Commercial Code and of a secured creditor under the Bankruptcy Law of any applicable jurisdiction.

Standstill and Waivers. The First Lien-Second Lien Intercreditor Agreement provides that the Second Priority Collateral Agent, on behalf of itself and the Second Priority Secured Parties, agrees that, until the First Priority Obligations Payment Date has occurred, subject to the proviso set forth in “Insolvency Proceedings—Filing of Motions” below:

(a)	they will not take or cause to be taken any action, the purpose or effect of which is, or could be, to make any Lien in respect of any Second Priority Obligation pari passu with or senior to, or to give any Second Priority Secured Party any preference or priority relative to, the Liens with respect to the First Priority Obligations or the First Priority Secured Parties with respect to any of the Shared Collateral;

(b)	they will not challenge or question in any proceeding the validity or enforceability of any security interest in the Shared Collateral in favor of any First Priority Obligations, the validity, attachment, perfection or priority of any First Priority Lien or the validity or enforceability of the priorities, rights or duties established by (or other provisions of) this Agreement;

(c)	they will not contest, oppose, object to, interfere with, challenge, hinder or delay, in any manner, whether by judicial proceedings (including the filing of an Insolvency Proceeding) or otherwise, any foreclosure, sale, lease, exchange, transfer or other disposition of the Shared Collateral or any other First Priority Collateral by any First Priority Secured Party or any other Enforcement Action taken (or any forbearance from taking any Enforcement Action) by or on behalf of any First Priority Secured Party;

(d)	they have no right to (i) direct either the First Priority Representative or any First Priority Secured Party to exercise any right, remedy or power with respect to the Shared Collateral or pursuant to the First Priority Documents or (ii) consent or object to the exercise by the First Priority Representative or any First Priority Secured Party of any right, remedy or power with respect to the Shared Collateral or pursuant to the First Priority Documents or to the timing or manner in which any such right is exercised or not exercised (or, to the extent they may have any such right described in this clause (d), whether as a junior lien creditor or otherwise, they irrevocably waive such right);

(e)	they will not object to the forbearance by the First Priority Secured Parties from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Shared Collateral or any other First Priority Collateral;

(f)	they will not oppose or seek to challenge any claim by any First Priority Secured Party for allowance in any judicial or Insolvency Proceedings consisting of post-petition interest, fees or expenses (it being understood that the First Priority Secured Parties will not contest any similar action by any Second Priority Secured Party);

(g)	they will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim against any First Priority Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise, with respect to, and no First Priority Secured Party shall be liable for, any action taken or omitted to be taken by any First Priority Secured Party with respect to the Shared Collateral or pursuant to the First Priority Documents;

(h)	they will not make any judicial or nonjudicial claim or demand or commence any judicial or non-judicial proceedings against any Grantor or any of its subsidiaries or affiliates under or with respect to any Second Priority Security Document seeking payment or damages from or other relief by way of specific performance, instructions or otherwise under or with respect to any Second Priority Security Document or exercise any right, remedy or power under or with respect to, or otherwise take any action to enforce, any Second Priority Security Document;

(i)	they will not commence judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, or attempt any action to take possession of any Shared Collateral, or exercise any right, remedy or power with respect to, or otherwise take any action to enforce their interest in or realize upon, the Shared Collateral or pursuant to the Second Priority Security Documents;

(j)	they will not seek, and hereby waive any right, to have the Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of the Shared Collateral and hereby waive, to the fullest extent permitted by law, any right to assert or claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Shared Collateral or any other similar rights a junior secured creditor may have under applicable law; and

(k)	they will not attempt, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of the First Lien-Second Lien Intercreditor Agreement.

Judgment Creditors. The First Lien-Second Lien Intercreditor Agreement provides that in the event that any Second Priority Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment lien will be subject to the terms of the First Lien-Second Lien Intercreditor Agreement for all purposes (including in relation to the First Priority Liens and the First Priority Obligations) to the same extent as all other Liens securing the Second Priority Obligations are subject to the terms of the First Lien-Second Lien Intercreditor Agreement.

Rights as Unsecured Creditors. The Intercreditor Agreement provides that notwithstanding anything to the contrary contained therein, the Second Priority Representative and the Second Priority Secured Parties may exercise rights and remedies as unsecured creditors against any Grantor in respect of the Second Priority Obligations in accordance with the terms of the Second Priority Documents, including the acceleration of any Indebtedness or other obligations owing under the Second Priority Documents or the demand for payment under the guarantee in respect thereof, in each case in accordance with the terms of the applicable Second Priority Documents and applicable law and not otherwise inconsistent with the terms of this Agreement. Nothing in this Agreement shall prohibit the receipt by any Second Priority Representative or any Second Priority Secured Party of the required payments of interest and principal so long as such receipt is not the result of (a) the exercise by any Second Priority Representative or any Second Priority Secured Party of rights or remedies as a secured creditor in respect of Shared Collateral or other collateral or (b) the enforcement in contravention of the provisions of the Intercreditor Agreement of any Second Priority Liens held by any of them. Nothing in the Intercreditor Agreement impairs or otherwise adversely affects any rights or remedies the First Priority Representative or the First Priority Secured Parties may have with respect to the First Priority Collateral.

Application of Proceeds; Turnover Provisions. The First Lien-Second Lien Intercreditor Agreement provides that the proceeds from any Enforcement Action taken with respect to Shared Collateral will be distributed first to the First Priority Representative for application to the First Priority Obligations in accordance with the terms of the First Priority Documents, until the First Obligations Payment Date has occurred and thereafter, to the Junior Priority Representative for application in accordance with the terms of the Junior Priority Documents. As a result of the provisions of the First Lien-Second Lien Intercreditor Agreement, the First Lien Security Documents now in existence and the Security Documents, the order of priority for any distribution of proceeds from any Enforcement Action taken with respect to Collateral will be distributed as follows:

first, to the payment of all costs and expenses incurred by the trustee for the First Priority Notes and the First Priority Collateral Agent (if not such trustee) in connection with the collection of proceeds or sale of any Collateral or otherwise in connection with the First Priority Indenture and the Security Documents, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the trustee for the First Priority Notes and the First Priority Collateral Agent (if not such trustee) on behalf of the Company or a Subsidiary Guarantor and any other costs or expenses incurred in connection with the exercise of any right or remedy of the holders of the First Priority Notes and such other First Priority Obligations;

second, to pay Obligations with respect to First Priority Notes and all other First Priority Obligations then outstanding, including any accrued and unpaid interest on the First Priority Notes and any other First Priority Obligations;

third, to the payment of all costs and expenses incurred by the Trustee and the Second Priority Collateral Agent in connection with the collection of proceeds or sale of any Collateral or otherwise in connection with the Indenture and the Security Documents, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Trustee on behalf of the Company or a Subsidiary Guarantor and any other costs or expenses incurred in connection with the exercise of any right or remedy of the Holders and such other Obligations;

fourth, to pay Obligations with respect to the Notes and all other Second Priority Obligations then outstanding, on a pro rata basis based on the respective amounts of the Notes and such other Second Priority Obligations; and

fifth, to the extent of the balance of such proceeds after application in accordance with the foregoing, to the Company or such Subsidiary Guarantor, as applicable, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

If any Junior Priority Secured Party obtains possession of the Shared Collateral or realizes any proceeds or payment in respect of the Shared Collateral, pursuant to any Junior Priority Security Documents or by the exercise of any rights available to such Junior Priority Secured Party under applicable law or in any Insolvency Proceeding or through any other exercise of remedies, at any time when any First Priority Obligations secured or intended to be secured by such Shared Collateral remains outstanding or any commitment to extend credit that would constitute First Priority Obligations secured or intended to be secured by such Shared Collateral remains in effect, then such Junior Priority Secured Party will hold such Shared Collateral, proceeds or payments in trust for the First Priority Representative and the holders of any First Priority Obligations and transfer such Shared Collateral, proceeds or payments, as the case may be, to the First Priority Representative. If, at any time, all or part of any payment with respect to any First Priority Obligations previously made are rescinded for any reason whatsoever, each Junior Priority Secured Party will promptly pay over to the First Priority Representative any payment received by it in respect of any such Shared Collateral and shall promptly turn any such Shared Collateral then held by it over to the First Priority Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full all of such First Priority Obligations.

Insolvency Proceedings. With respect to Insolvency Proceedings, the First Lien-Second Lien Intercreditor Agreement provides that:

Filing of Motions. Until the First Priority Obligations Payment Date has occurred, the Second Priority Representative agrees on behalf of itself and the Second Priority Secured Parties that no Second Priority Secured Party shall, in or in connection with any Insolvency Proceeding, take any action whatsoever in respect of any of the Shared Collateral, including with respect to the determination of any Liens or claims (including the validity and enforceability thereof) held by the First Priority Representative or any First Priority Secured Party or the value of any claims of such parties under Section 506(a) of the U.S. Bankruptcy Code or otherwise; provided that (a) in any Insolvency Proceeding, the Second Priority Representative may file a proof of claim or statement of interest with respect to the applicable Second Priority Liens, (b) the Second Priority Representative may take any such action (not adverse to the First Priority Liens on the Shared Collateral securing the First Priority Obligations, or the rights of either the First Priority Representative or the First Priority Secured Parties to exercise remedies in respect thereof) to the extent required to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Liens on, the Shared Collateral, (c) in any Insolvency Proceeding, the Second Priority Representative may file any necessary or responsive pleading in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Second Priority Representative or any Second Priority Secured Party, (d) the Second Priority Representative may file any pleadings, objections, motions or agreements which assert rights available to unsecured creditors arising under any Insolvency Proceeding or applicable non-bankruptcy law and (e) the Second Priority Representative and each Second Priority Secured Party may vote on any plan of reorganization in any Insolvency Proceedings; provided, however, that in the case of each of clauses (a), (b), (c),

(d) and (e) above, such actions are permitted only to the extent such actions are not inconsistent with, and could not result in a resolution inconsistent with, the terms of the First Lien-Second Lien Intercreditor Agreement.

Financing Matters. If any Grantor becomes subject to any Insolvency Proceeding, and if the First Priority Representative (acting at the direction of the requisite First Priority Secured Parties) desires to permit the use of cash collateral or to permit any Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then the Second Priority Representative, for itself and on behalf of each applicable Second Priority Secured Party, agrees that it will neither raise nor support any objection to such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by the provisions described under the caption “Adequate Protection” below and, to the extent the Liens securing the First Priority Obligations are subordinated or pari passu with such DIP Financing, will subordinate the Liens in the Shared Collateral in favor of the Second Priority Obligations to such DIP Financing (and all Obligations relating thereto) on the same basis as they are subordinated to the First Priority Obligations. The Second Priority Representative, for itself and on behalf of each Second Priority Secured Party, agrees that, in the event of an Insolvency Proceeding, it will neither raise nor support any objection to, nor otherwise contest (a) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of First Priority Obligations made by the First Priority Representative or any First Priority Secured Party, (b) any lawful exercise by the First Priority Representative or any other First Priority Secured Party of the right to credit bid any First Priority Obligations at any sale in foreclosure of First Priority Collateral, (c) any other request for judicial relief made in any court by the First Priority Representative or any other First Priority Secured Party relating to the lawful enforcement of any First Priority Lien and (d) any order relating to a sale of assets of any Grantor for which the First Priority Representative has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First Priority Obligations and the Second Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the existing Liens in accordance with the First Lien-Second Lien Intercreditor Agreement.

Relief From the Automatic Stay. The Second Priority Representative agrees, on behalf of itself and the Second Priority Secured Parties, that none of them will seek relief from the automatic stay or from any other stay in any Insolvency Proceeding or take any action in derogation thereof, in each case in respect of any Shared Collateral, without the prior written consent of the First Priority Representative and the Holders of at least a majority in principal amount of the First Lien Obligations then outstanding.

Adequate Protection. The Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that none of them will object to, contest, or support any other Person objecting to or contesting (a) any request by the First Priority Representative or the First Priority Secured Parties for adequate protection or any adequate protection provided to the First Priority Representative or the First Priority Secured Parties, (b) any objection by the First Priority Representative or any First Priority Secured Parties to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (c) the payment of interest, fees, expenses, costs, charges or other amounts to the First Priority Representative or any First Priority Secured Party under Section 506(b) or 506(c) of the U.S. Bankruptcy Code or otherwise. Notwithstanding the provisions described in this paragraph (but subject to the other provisions of the First Lien-Second Lien Intercreditor Agreement), in any Insolvency Proceeding, (i) if the First Priority Secured Parties (or any subset thereof) are granted adequate protection that includes additional collateral (with replacement Liens on such additional collateral) in connection with any DIP Financing or use of cash collateral, then in connection with any such DIP Financing or use of cash collateral the Second Priority Representative, on behalf of itself and any of the Second Priority Secured Parties, may seek or accept adequate protection consisting solely of a replacement Lien on the same additional collateral, subordinated to the Liens securing (x) such DIP Financing on the same terms as the First Priority Liens are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement) and (y) the First Priority Obligations on the same basis as the other Liens securing the Second Priority Obligations are so subordinated to the First Priority Obligations under the First Lien-Second Lien Intercreditor Agreement and (ii) in the event the Second Priority Representative, on behalf of itself and the Second Priority Secured

Parties, seeks or accepts adequate protection in accordance with clause (i) above in the form of additional collateral, then the Second Priority Representative, on behalf of itself or any of the Second Priority Secured Parties, agrees that the First Priority Representative shall also be granted a senior Lien on such additional collateral as security for the First Priority Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Obligations shall be subordinated to (A) the Liens on such collateral securing the First Priority Obligations and any other Liens granted to the First Priority Secured Parties as adequate protection on the same terms that the Liens securing the Second Priority Obligations are subordinated to such First Priority Obligations under the First Lien-Second Lien Intercreditor Agreement and (B) (x) the Liens on such collateral securing such DIP Financing (and all obligations relating thereto), (y) any “carve-out” agreed to by the First Priority Representative or the First Priority Secured Parties and (z) in the case of any Insolvency Proceeding outside the United States, any administrative or other charges granted in any Insolvency Proceeding that are similar in nature to a “carve-out” and agreed to by the First Priority Representative or the First Priority Secured Parties, in the case of each of clauses (x), (y) and (z), with such subordination to be on the same terms as the Liens securing the First Priority Obligations are subordinated thereto (and such subordination will not alter in any manner the terms of the First Lien-Second Lien Intercreditor Agreement). The Second Priority Representative, on behalf of itself and the Second Priority Secured Parties, agrees that except as expressly set forth in this paragraph, and except for adequate protection in the form of access to information to the extent such access is also made available to the First Priority Representative on behalf of itself and the First Priority Secured Parties, none of them shall seek or accept adequate protection without the prior written consent of the First Priority Representative.

Avoidance Issues. If any First Priority Secured Party is required in any Insolvency Proceeding or otherwise to disgorge, turn over or otherwise pay to the bankruptcy trustee or the estate of any Grantor, any amount (a “Recovery”) then the First Priority Obligations shall be reinstated to the extent of such Recovery and deemed to be outstanding as if such payment had not occurred and the First Priority Obligations Payment Date, if it shall otherwise have occurred, shall be deemed not to have occurred. If the First Lien-Second Lien Intercreditor Agreement shall have been terminated prior to such Recovery, the First Lien-Second Lien Intercreditor Agreement shall be reinstated in full force and effect, and such prior termination shall not affect the obligations of the parties thereto. The Second Priority Secured Parties agree that none of them will be entitled to benefit from any avoidance action affecting or otherwise relating to any distribution or allocation made in accordance with the First Lien-Second Lien Intercreditor Agreement, whether by preference or otherwise, it being understood and agreed that the benefit of such avoidance action otherwise allocable to them shall instead be allocated and turned over for application in accordance with the priorities set forth above under the caption “Application of Proceeds; Turnover Provisions.”

Asset Dispositions in an Insolvency Proceeding. Neither the Second Priority Representative nor any Second Priority Secured Party shall, in an Insolvency Proceeding or otherwise, oppose any sale or other disposition of any assets of any Grantor that is supported by the First Priority Secured Parties, and the Second Priority Representative and each Second Priority Secured Party will be deemed to have consented under Section 363 of the U.S. Bankruptcy Code (and otherwise) to any such sale or other disposition of assets supported by the First Priority Secured Parties and to have released their Liens on such assets; provided, to the extent such sale is to be free and clear of Liens, that the Liens securing the First Priority Obligations and the Second Priority Obligations will attach to the proceeds of the sale on the same basis of priority as the Liens released on the assets sold.

Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor (“Reorganization Securities”) are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of the Second Priority Obligations, then the provisions of the First Lien-Second Lien Intercreditor Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations. In no event shall the Second Priority Secured Parties be required to turn over to the First Priority Representative or any First Priority Secured Party any Reorganization Securities to the extent the same are subject to the priorities described in this paragraph.

Post-Petition Claims. None of the Second Priority Representatives or any Second Priority Secured Party shall oppose or seek to challenge any claim by the First Priority Representative or any First Priority Secured Party for allowance in any Insolvency Proceeding of First Priority Obligations consisting of Post-Petition Interest (as defined below) or indemnities to the extent of the value of the Liens in favor of the First Priority Representative and the First Priority Secured Parties, without regard to the existence of the Liens of the Second Priority Representative on behalf of the Second Priority Secured Parties on the Shared Collateral. For purposes of this paragraph, “Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency Proceeding, whether or not allowed or allowable as a claim in any such Insolvency Proceeding.

Waivers. Until the First Priority Obligations Payment Date, the Second Priority Representative, on behalf of itself and each Second Priority Secured Party, agrees that (a) it will not assert or enforce any claim under Section 506(c) of the U.S. Bankruptcy Code senior to or on a parity with the Liens securing the First Priority Obligations for costs or expenses of preserving or disposing of any Shared Collateral or other collateral and (b) waives any claim it may now or hereafter have arising out of the election by any First Priority Secured Party of the application of Section 1111(b)(2) of the U.S. Bankruptcy Code.

Second Priority Documents and First Priority Documents. The First Lien-Second Lien Intercreditor Agreement provides that in the event the First Priority Representative enters into any amendment, waiver or consent in respect of any of the First Priority Documents for the purpose of changing in any manner any First Priority Security Document or the rights of any parties thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Second Priority Security Document without the consent of or action by any Second Priority Secured Party (with all such amendments, waivers and modifications subject to the terms thereof); provided that (other than with respect to amendments, modifications or waivers that secure additional extensions of credit and add additional secured creditors and do not violate the express provisions of the agreements related to the Second Priority Obligations), (i) no such amendment, waiver or consent shall have the effect of removing assets subject to the Lien of any Second Priority Security Document, except upon the permitted release of Shared Collateral from a First Priority Lien, (ii) any such amendment, waiver or consent that materially and adversely affects the rights of the Second Priority Secured Parties and does not affect the First Priority Secured Parties in a like or similar manner shall not apply to the Second Priority Security Documents without the consent of the Second Priority Representative and (iii) notice of such amendment, waiver or consent shall be given to the Second Priority Representative no later than 15 days after its effectiveness; provided that the failure to give such notice shall not affect the effectiveness and validity of such amendment.

Second Lien Pari Passu Intercreditor Arrangements

If the Company or any Subsidiary Guarantor incurs any additional Second Priority Obligations that are permitted to be secured by the Collateral on a pari passu basis with the Notes, the Second Priority Collateral Agent and the representative of the holders of such additional Second Priority Obligations will enter into an intercreditor agreement (the “Second Lien Pari Passu Intercreditor Agreement”) in substantially the form attached as an exhibit to the Indenture, which Second Lien Pari Passu Intercreditor Agreement may be amended as necessary as additional Second Priority Obligations are incurred. Under the Second Lien Pari Passu Intercreditor Agreement, the holders of the Notes will be represented by the Second Priority Collateral Agent and the holders of each class of Second Priority Obligations will be represented by their designated agent (each, an “Authorized Representative”). The Second Lien Pari Passu Intercreditor Agreement will provide for the priorities and other relative rights among the holders of the Notes and the holders of the other Second Priority Obligations, including, among other things, that:

(1)	notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens on the Collateral securing the Notes and the other Second Priority Obligations, the Liens securing all such Indebtedness shall be of equal priority and senior to the Liens securing the Notes and the Subsidiary Guarantees; and

(2)	the Obligations in respect of the Notes and the other Second Priority Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, refunded, refinanced or otherwise amended from time to time, in each case, to the extent permitted by the Indenture and the documentation governing the Second Priority Obligations without the consent of the Holders of Notes.

The Second Lien Pari Passu Intercreditor Agreement also provides that only the “Applicable Authorized Representative” will have the right to direct foreclosures and take other actions with respect to the Collateral. The Second Priority Collateral Agent (or any other Applicable Authorized Representative) will be the Applicable Authorized Representative until such time as either (i) the Notes (or the applicable class of Second Priority Obligations represented by the then-Applicable Authorized Representative) do not represent the largest class of Second Priority Obligations (determined based on the aggregate principal amount of Second Priority Obligations then outstanding, taking into account the accretion of original issue discount with respect to any Second Priority Obligations issued at a discount) (a “Larger Holder Event”) or (ii) the occurrence of a Non-Controlling Authorized Representative Enforcement Date (such earlier date, the “Applicable Authorized Representative Change Date”). Following the Applicable Authorized Representative Change Date, either (x) in the event that a Larger Holder Event has occurred, the designated agent under the largest class of Second Priority Obligations or (y) in the event that a Non-Controlling Authorized Representative Enforcement Date has occurred, the Major Non-Controlling Authorized Representative, will become the Applicable Authorized Representative.

As of any date, the “Major Non-Controlling Representative” is the Authorized Representative of the second largest class of Second Priority Obligations then outstanding. The “Non-Controlling Authorized Representative Enforcement Date” is the date that is 90 days (throughout which 90-day period the applicable Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (a) an event of default under the terms of the applicable class of Second Priority Obligations and (b) the Second Priority Collateral Agent’s and each other Authorized Representative’s receipt of written notice from that Authorized Representative certifying that (i) such Authorized Representative is the Major Non-Controlling Authorized Representative and that an event of default with respect to the class of Second Priority Obligations represented by the Major Non-Controlling Authorized Representative has occurred and is continuing and (ii) such class of Second Priority Obligations is currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of that class of Second Priority Obligations; provided, however, that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Collateral (1) at any time the Applicable Authorized Representative has commenced and is pursuing any enforcement action with respect to such Collateral with reasonable diligence in light of the then-existing circumstances or (2) at any time any Grantor that has granted a security interest in such Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding.

The Applicable Authorized Representative under the Second Lien Pari Passu Intercreditor Agreement will have the sole right to instruct the Second Priority Collateral Agent to act or refrain from acting with respect to the Collateral, and the Second Priority Collateral Agent will not follow any instructions with respect to such Collateral from any other Person. No Authorized Representative of any Second Priority Obligations secured by the Collateral (other than the Applicable Authorized Representative) will instruct the Second Priority Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral. Subject to the foregoing and the terms of the First Lien-Second Lien Intercreditor Agreement, notwithstanding the equal priority of the Liens, the Second Priority Collateral Agent, acting on the instructions of the Applicable Authorized Representative, may deal with the Collateral as if the Second Priority Collateral Agent had a senior Lien on such Collateral. No Authorized Representative of any class of Second Priority Obligations (other than the Applicable Authorized Representative) may contest, protest or object to any foreclosure proceeding or action brought by the Second Priority Collateral Agent (acting on the instructions of the Applicable Authorized Representative) or the Applicable Authorized

Representative. The Second Priority Collateral Agent and each other Authorized Representative have agreed that they will not accept any Lien on any Collateral for the benefit of the Holders of the Notes (other than funds deposited for the discharge or defeasance of the Notes) other than pursuant to the Security Documents. Each holder of Second Priority Obligations, including the Holders of the Notes by acceptance thereof, is deemed to have agreed that it will not contest or support any other Person in contesting, in any proceeding (including any insolvency or liquidation proceeding), the perfection, priority, validity or enforceability of a Lien held by or on behalf of any other holder of Second Priority Obligations in all or any part of the Collateral, or any of the provisions of the Second Lien Pari Passu Intercreditor Agreement.

If an event of default has occurred and is continuing under any Second Priority Obligations, and the Second Priority Collateral Agent is taking action to enforce rights in respect of any Collateral, or any distribution is made with respect to any Collateral in any bankruptcy case of any Grantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the Second Priority Collateral Agent or any other holder of Second Priority Obligations, as applicable, will be applied among the Second Priority Obligations to the payment in full of such Second Priority Obligations on a ratable basis, after payment of all amounts owing to the Second Priority Collateral Agent and the other Authorized Representatives, in their capacities as such. None of the holders of Second Priority Obligations may institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Second Priority Collateral Agent or any other holder of Second Priority Obligations seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Collateral. In addition, none of the holders of Second Priority Obligations may seek to have any Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral. If any holder of Second Priority Obligations obtains possession of any Collateral or realizes any proceeds or payment in respect thereof, in each case, as a result of the enforcement of remedies, at any time prior to the discharge of each of such Second Priority Obligations, then it must hold such Collateral, proceeds or payment in trust for the other holders of Second Priority Obligations and promptly transfer such Collateral, proceeds or payment to the Second Priority Collateral Agent to be distributed in accordance with the Security Documents.

Junior Lien Intercreditor Arrangements

If the Company or any Subsidiary Guarantor incurs any Indebtedness which is permitted to be secured by the Collateral on a junior basis to the Liens securing the Notes (“Junior Lien Indebtedness”), the representative of the holders of the Junior Lien Indebtedness will enter into a junior lien intercreditor agreement (a “Junior Lien Intercreditor Agreement”), in substantially the form attached as an exhibit to the Indenture.

The Junior Lien Intercreditor Agreement will provide, among other things, that (i) the Liens on the Collateral securing the Junior Lien Indebtedness will be junior to the Liens in favor of the Collateral Agent securing the Obligations under the Notes, the Indenture and the Security Documents (and any other future Second Priority Obligations), and, consequently, the Holders of Notes and other Second Priority Obligations will be entitled to receive the proceeds from the disposition of any Collateral prior to the holders of any Junior Lien Indebtedness, (ii) during any insolvency proceedings, the Collateral Agent and the agents for any Junior Lien Indebtedness will coordinate their efforts to give effect to the relative priority of their security interests in the Collateral and (iii) certain procedures for enforcing the Liens on the Collateral will be followed. Pursuant to the terms of the Junior Lien Intercreditor Agreement, prior to the discharge of the Liens pursuant to the Security Documents, the Collateral Agent will determine the time and method by which the security interest in the Collateral will be enforced. The agents for any Junior Lien Indebtedness will not be permitted to enforce the security interest and certain other rights related to the Junior Lien Indebtedness on the Collateral even if an event of default under such Junior Lien Indebtedness has occurred or such Junior Lien Indebtedness has been accelerated, except in any insolvency or liquidation proceeding as necessary to file a claim or statement of interest with respect to such Junior Lien Indebtedness and in certain other circumstances.

Certain Limitations on the Collateral

No appraisals of any of the Collateral have been prepared by or on behalf of the Company or any Subsidiary Guarantor in connection with the issuance and sale of the Notes. The value of the Collateral in the event of liquidation will depend on many factors. Proceeds from the sale of Collateral will be required to be applied to repay First Priority Obligations before any funds will be available to satisfy claims with respect to the Notes. Consequently, liquidating the Collateral may not produce proceeds in an amount sufficient to pay any amounts due on the Notes. See “Risk Factors—Risks Related to the Notes—The collateral may not be valuable enough to satisfy all the obligations secured by such collateral and, in certain circumstances, can be released without the consent of holders of the Notes.”

The fair market value of the Collateral is subject to fluctuations based on a number of factors, including, among others, prevailing interest rates, the ability to sell the Collateral in an orderly sale, general economic conditions, the availability of buyers and similar factors. The amount to be received upon a sale of the Collateral will be dependent on numerous factors, including the actual fair market value of the Collateral at such time and the timing and the manner of the sale. By its nature, some of the Collateral may be illiquid and may have no readily ascertainable market value. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, we cannot assure you that the proceeds from any sale or liquidation of the Collateral that remain after any required repayment of First Priority Obligations will be sufficient to pay the Company’s and the Subsidiary Guarantors’ Obligations under the Notes. Any claim for the difference between the amount, if any, realized by Holders from the sale of Collateral securing the Notes and the Obligations under the Notes will rank equally in right of payment with all of the Company’s and the Subsidiary Guarantors’ other unsecured senior debt and other unsubordinated obligations, including trade payables. To the extent that third parties establish Liens on the Collateral, such third parties could have rights and remedies with respect to the assets subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Second Priority Collateral Agent or the Holders to realize or foreclose on the Collateral. The Company may also issue additional First Priority Obligations and Second Priority Obligations which would be secured by the Collateral, the effect of which would be to increase the amount of Indebtedness secured on a senior basis or equally and ratably, as the case may be, by the Collateral. The ability of the Holders to realize on the Collateral may also be subject to certain bankruptcy law limitations in the event of a bankruptcy. See “—Certain Bankruptcy Limitations.”

Further Assurances

The Security Documents and the Indenture provide that the Company and the Subsidiary Guarantors shall, at their sole expense, do all acts that may be reasonably necessary to confirm that the Second Priority Collateral Agent holds, for the benefit of the Holders and the Trustee, duly created, enforceable and perfected second priority Liens in the Collateral, subject only to Permitted Collateral Liens. As necessary, or upon request of the Second Priority Collateral Agent, the Company and the Subsidiary Guarantors shall, at their sole expense, execute, acknowledge and deliver such documents and instruments and take such other actions as may be necessary to assure, perfect, transfer and confirm the rights conveyed by the Security Documents, to the extent permitted by applicable law.

Limitation on Collateral Consisting of Subsidiary Securities

The stock, other equity interests and other securities of a Subsidiary of the Company otherwise constituting Collateral will constitute Collateral for the benefit of the Holders of Notes only to the extent that such stock, equity interests and other securities can secure the Notes without Rule 3-16 of Regulation S-X under the Securities Act (or any other U.S. Federal law, rule or regulation) requiring separate financial statements of such Subsidiary to be filed with the SEC (or any other U.S. Federal government agency). In the event that Rule 3-16 of Regulation S-X under the Securities Act (or any such other U.S. Federal law, rule or regulation) is then applicable to us and requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the

SEC (or any other governmental agency) of separate financial statements of any Subsidiary due to the fact that such Subsidiary’s stock, equity interests or other securities secure the Notes, then the stock, equity interests and other securities of such Subsidiary shall automatically be deemed not to be part of the Collateral for the benefit of the Holders (but only to the extent necessary to not be subject to such requirement).

However, if Rule 3-16 of Regulation S-X under the Securities Act is thereafter amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any law, rule or regulation is adopted, which would permit) such Subsidiary’s stock, equity interests and other securities to secure the Notes in excess of the amount then pledged without filing with the SEC (or any other U.S. Federal governmental agency) of separate financial statements of such Subsidiary, then the stock, equity interests and other securities of such Subsidiary shall automatically be deemed to be a part of the Collateral for the benefit of the Holders (but only to the extent necessary to not be subject to any such financial statement requirement).

In accordance with the limitations described in the two immediately-preceding paragraphs, if Rule 3-16 of Regulation S-X under the Securities Act becomes applicable to us, the Collateral for the benefit of the Holders will include stock, other equity interests and other securities of certain existing and future Subsidiaries of the Company only to the extent that the applicable value of such stock, other equity interests and other securities (on a Subsidiary-by-Subsidiary basis) is less than 20% of the aggregate principal amount of the Notes outstanding. As a result, the portion of the stock, other equity interests and other securities of Subsidiaries constituting Collateral for the benefit of the Holders may decrease or increase as described above.

Impairment of Security Interest

The Company and the Subsidiary Guarantors are not permitted to grant to any Person, or permit any Person to retain (other than the Second Priority Collateral Agent), any security interest or Lien whatsoever in the Collateral, other than Permitted Collateral Liens. The Company and the Subsidiary Guarantors will not enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the Notes, the Security Documents and the First Lien-Second Lien Intercreditor Agreement, the Second Lien Pari Passu Intercreditor Agreement and the First Lien Pari Passu Intercreditor Agreement, as applicable. For the avoidance of doubt, nothing in this paragraph will restrict the Incurrence of Permitted Indebtedness secured by Permitted Liens or Permitted Collateral Liens.

Certain Bankruptcy Limitations

In addition to the limitations described above, the right of the Second Priority Collateral Agent to obtain possession, exercise control over or dispose of the Collateral following an Event of Default is likely to be significantly impaired by applicable bankruptcy law if the Company or any Subsidiary Guarantor becomes a debtor under the U.S. Bankruptcy Code prior to the Second Priority Collateral Agent having obtained possession, exercised control over or disposed of the Collateral. Under the U.S. Bankruptcy Code, a secured creditor is prohibited by the automatic stay from obtaining possession of its collateral from a debtor in a bankruptcy case, or from exercising control over or disposing of collateral taken from such debtor, without bankruptcy court approval. Moreover, the U.S. Bankruptcy Code permits the debtor in certain circumstances to continue to retain and to use collateral owned as of the date of the bankruptcy filing (and the proceeds, products, offspring, rents or profits of such collateral) even though the debtor is in default under the applicable debt instruments provided the secured creditor is given “adequate protection.”

The term “adequate protection” is not defined in the U.S. Bankruptcy Code, but it includes making periodic cash payments, providing an additional or replacement Lien or granting other relief, in each case to the extent that the collateral decreases in value during the pendency of the bankruptcy case as a result of, among other things, the imposition of the automatic stay, the use, sale or lease of such collateral or any grant of a “priming Lien” in connection with a DIP Financing. The type of adequate protection provided to a secured creditor will vary according to the circumstances. In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or when the Second Priority Collateral Agent could repossess or dispose of the Collateral, or whether or to what extent Holders would be compensated for any delay in payment or decrease in value of the Collateral through the requirement of “adequate protection.”

The Second Priority Collateral Agent is only permitted to seek adequate protection without the consent of the First Priority Collateral Agent in the form of additional or replacement Liens on the Collateral (including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding), or additional or replacement collateral to secure the Notes, as long as, in each case, the First Priority Collateral Agent is also granted such additional or replacement Liens or additional or replacement collateral and such Liens for the benefit of the Second Priority Obligations are subordinated to the Liens securing the First Priority Obligations to the same extent as the Second Priority Liens on the Collateral are subordinated to the Liens securing the First Priority Obligations.

Furthermore, in the event a bankruptcy court determines the value of the Collateral (after giving effect to any prior or pari passu Liens) is not sufficient to repay all amounts due on the Notes, the Holders would hold secured claims to the extent of the value of the Collateral (after taking into account the amount of the First Priority Obligations) and would hold unsecured claims with respect to any shortfall. Under the U.S. Bankruptcy Code, a secured creditor’s claim includes interest and any reasonable fees, costs or charges provided for under the agreement under which such claim arose if the claims are over secured. In addition, if the Company or the Subsidiary Guarantors were to become the subject of a bankruptcy case, the bankruptcy court, among other things, may void certain prepetition transfers made by the entity that is the subject of the bankruptcy filing, including transfers held to be preferences or fraudulent conveyances. See “Risk Factors—Risks Related to the Notes—The guarantees and security interests provided by the guarantors may not be enforceable and, under specific circumstances, Federal and state courts may void the guarantees and security interests and require holders to return payments received from the guarantors.” and “—Because each guarantor’s liability under its guarantee may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.”

In the event the Company or any Subsidiary Guarantor becomes a debtor in a bankruptcy case, the Company or such Subsidiary Guarantor may enter into DIP Financing in such case. As a result of such DIP Financing, the Liens on the Collateral securing the Notes and the Subsidiary Guarantees may, without any further action or consent by the Trustee, the Second Priority Collateral Agent or the Holders, be made junior and subordinated to Liens granted to secure such DIP Financing so long as the Company or the applicable Subsidiary Guarantor can show that (i) it could not obtain credit otherwise and (ii) there is adequate protection of the interest of the holder of the Lien on the assets on which such priming Lien is proposed to be granted. See “Risk Factors—Risks Related to the Notes—Bankruptcy laws may limit the ability of holders of the Notes to realize value from the collateral” and “—Any future pledge of collateral or guarantee in favor of the holders of the Notes might be voidable in bankruptcy.”

Release

The Liens on the Collateral will be released with respect to the Notes and the Subsidiary Guarantees:

(i)	in whole, upon payment in full of the principal of, accrued and unpaid interest, if any, and premium, if any, on, the Notes;

(ii)	in whole, upon satisfaction and discharge of the Indenture as described under “—Satisfaction and Discharge;”

(iii)	in whole, upon a legal defeasance or covenant defeasance as described under “—Defeasance;”

(iv)	in part, as to any property or asset constituting Collateral (A) that is sold or otherwise disposed of by the Company or any of the Subsidiary Guarantors in a transaction permitted by the First Priority Documents (whether or not an “event of default” under the First Priority Documents or any Second Priority Security Documents has occurred and is continuing) if all other Liens on that asset securing the First Priority Obligations (including all commitments thereunder) are released, (B) that is sold or otherwise disposed of or deemed disposed of in a transaction permitted by “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock,” (C) that is owned by a Subsidiary Guarantor to the extent such Subsidiary Guarantor has been released from its Subsidiary Guarantee in accordance with the Indenture or (D) otherwise in accordance with, and as expressly provided for under, the Indenture (including a release of Excluded Assets in connection with an Incurrence of Permitted Indebtedness secured by a Permitted Lien or Permitted Collateral Lien); or

(v)	as described under “—Amendments and Waivers.”

Upon any sale or disposition of Collateral in compliance with the Indenture and the Security Documents, the Liens in favor of the Second Priority Collateral Agent on such Collateral and (subject to the provisions described under “—After-Acquired Property”) all proceeds thereof shall automatically terminate and be released and the Second Priority Collateral Agent will execute and deliver such documents and instruments as the Company and the Subsidiary Guarantors may request to evidence such termination and release (without recourse or warranty) without the consent of the Holders.

The Company will furnish to the Second Priority Collateral Agent and the Trustee (if not the Second Priority Collateral Agent), prior to each proposed release of Collateral pursuant to the Security Documents and the Indenture, an Officers’ Certificate and Opinion of Counsel and such other documentation as is required by the Indenture.

To the extent applicable, the Company will cause TIA §313(b), relating to reports, and TIA §314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA §314(d) may be made by an Officer except in cases where TIA §314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee.

Notwithstanding anything to the contrary in the preceding paragraph, the Company will not be required to comply with all or any portion of TIA §314(d) if it determines, in good faith based on advice of counsel, that under the terms of TIA §314(d) and/or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, all or any portion of TIA §314(d) is inapplicable to the released Collateral.

The Company will not be required to comply with TIA §314(d) with respect to any of the following:

(a)	cash payments (including for the scheduled repayment of Indebtedness) in the ordinary course of business;

(b)	sales or other dispositions of inventory in the ordinary course of business;

(c)	collections, sales or other dispositions of accounts receivable in the ordinary course of business; and

(d)	sales or other dispositions in the ordinary course of business of any property the use of which is no longer necessary or desirable in, and is not material to, the conduct of the business of the Company and its Subsidiaries;

provided, however, the Company’s right to rely on the above will be conditioned upon the Company’s delivering to the Trustee, within 30 calendar days following the end of each six-month period beginning on April 1 and

October 1 of any year, an Officers’ Certificate to the effect that all releases during such six-month period in respect of which the Company did not comply with TIA §314(d) in reliance on the above were made in the ordinary course of business.

The Company will otherwise comply with the provisions of TIA §314.

Book-Entry, Delivery and Form

The Notes were offered and sold to qualified institutional buyers in reliance on Rule 144A (“Rule 144A Notes”). The Notes were also offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”). Following the initial distribution of Rule 144A Notes and Regulation S Notes, such Notes may be transferred to certain institutional “accredited investors” in the secondary market (“IAI Notes”). In addition, we offered up to $6,500,000 in principal amount of Private Placement Notes. Except as set forth below, the Notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notes will be issued at the closing of this offering only against payment in immediately available funds.

Rule 144A Notes initially will be represented by one or more global notes in registered form without interest coupons (collectively, the “Rule 144A Global Notes”). Regulation S Notes initially will be represented by one or more global notes in registered form without interest coupons (collectively, the “Regulation S Global Notes”). IAI Notes initially will be represented by one or more global notes in registered form without interest coupons (collectively, the “IAI Global Notes”). The Private Placement Notes initially will be represented by one or more registered notes in certificated form, without interest coupons. Beneficial ownership interests in a Regulation S Global Note will be exchangeable for interests in a Rule 144A Global Note, an IAI Global Note or a definitive note in registered certificated form (a “Certificated Note”) only after the expiration of the period through and including the 40th day after the later of the commencement and the closing of this offering (the “Distribution Compliance Period”) and then only (i) in the case of an exchange for an IAI Global Note, upon certification that the interest in the Regulation S Global Notes is being transferred to an “accredited investor” under the Securities Act that is an institutional “accredited investor” acquiring the securities for its own account or for the account of an institutional “accredited investor” and (ii) in the case of an exchange for a Certificated Note, in compliance with the requirements described under “—Exchange of Global Notes for Certificated Notes.” The Rule 144A Global Notes, the IAI Global Notes and the Regulation S Global Notes are collectively referred to herein as the “Global Notes.” The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Rule 144A Global Notes may not be exchanged for beneficial interests in the Regulation S Global Notes or the IAI Global Notes at any time except in the limited circumstances described below. See “—Exchanges Among Global Notes.”

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Rule 144A Notes (including beneficial interests in the Rule 144A Global Notes) will be subject to certain restrictions on transfer and will bear a restrictive legend as described under “Transfer Restrictions.” Regulation S Notes and IAI Notes will also be subject to certain restrictions on transfer and will also bear the legend as described under “Transfer Restrictions.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants, which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised us that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium and additional interest, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Transfer Restrictions,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds.

DTC has advised the Company that it will take any action permitted to be taken by a Holder only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Notes among participants, it is under no obligation to perform such procedures, and such procedures may be discontinued or changed at any time. Neither the Company nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in each case, a successor depositary is not appointed;

(2)	the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)	there has occurred and is continuing a Default with respect to the Notes and DTC or the Company specifically request such exchange.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Transfer Restrictions,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Transfer Restrictions.”

Exchange of Private Placement Notes for Global Notes

Private Placement Notes may not be transferred and may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture), and, if requested, an opinion of counsel, that such transfer complies with the appropriate transfer restrictions applicable to such Private Placement Notes. See “Transfer Restrictions.”

Exchanges Among Global Notes

Beneficial interests in the Regulation S Global Notes may be exchanged for beneficial interests in the Rule 144A Global Notes or the IAI Global Notes only after the expiration of the Distribution Compliance Period and then only upon certification to the Trustee in the manner described in the Indenture that, among other things, in the case of an exchange for an interest in an IAI Global Note, the interest in the Regulation S Global Note is being transferred to an “accredited investor” under the Securities Act that is an institutional “accredited investor” acquiring the securities for its own account or for the account of an institutional “accredited investor.”

Beneficial interest in a Rule 144A Global Note or an IAI Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144.

Beneficial interest in a Rule 144A Global Note may be exchanged for a beneficial interest in an IAI Global Note only upon certification to the Trustee in the manner described in the Indenture that, among other things, (i) the beneficial interest in such Rule 144A Global Note is being transferred to an “accredited investor” under the Securities Act that is an institutional “accredited investor” acquiring the securities for its own account or for the account of an institutional “accredited investor” and (ii) such transfer is being made in accordance with all applicable securities laws of the States of the United States and other jurisdictions. Beneficial interest in an IAI Global Note may be exchanged for a beneficial interest in a Rule 144A Global Note only upon certification to the Trustee in the manner described in the Indenture that, among other things, such interest is being transferred in a transaction in accordance with Rule 144A.

Transfers involving exchanges of beneficial interests between the Regulation S Global Notes, the IAI Global Notes and the Rule 144A Global Notes will be effected in DTC by means of an instruction originated by the Trustee through the DTC Deposit/Withdraw at Custodian system. Accordingly, in connection with any such transfer, appropriate adjustments will be made to reflect the changes in the principal amounts of the Regulation S Global Notes, the IAI Global Notes and the Rule 144A Global Notes, as applicable. Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note will, upon transfer, cease to be an interest in such Global Note and will become an interest in another Global Note and, accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interest in such other Global Note for so long as it remains such an interest.

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and additional interest, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. The Company will make all payments of principal, interest and premium, if any, and additional interest, if any, with respect to Certificated Notes and Private Placement Notes by wire transfer of immediately available funds to the accounts specified by the Holders of the Certificated Notes or Private Placement Notes, as applicable, or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Registered Exchange Offer; Registration Rights

We have agreed pursuant to the Registration Rights Agreement that we will, subject to certain exceptions,

(1)	within 180 days after the Issue Date, file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to a registered offer (the “Registered Exchange Offer”) to exchange the Notes (other than the Private Placement Notes) for new notes of the Company (the “Exchange Notes”) having terms substantially identical in all material respects to the Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions);

(2)	use our reasonable best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 270 days after the Issue Date;

(3)	as soon as practicable after the effectiveness of the Exchange Offer Registration Statement, offer the Exchange Notes in exchange for surrender of the Notes (other than the Private Placement Notes); and

(4)	keep the Registered Exchange Offer open for not less than 20 Business Days (or longer if required by applicable law) after the date notice of the Registered Exchange Offer is mailed to the Holders.

For each Note validly tendered to us and not withdrawn pursuant to the Registered Exchange Offer, we will issue to the Holder of such Note an Exchange Note having a principal amount equal to that of the surrendered Note. Interest on each Exchange Note will accrue from the last interest payment date on which interest was paid on the Note surrendered in exchange therefor, or, if no interest has been paid on such Note, from the date of its original issue.

Under existing SEC interpretations, the Exchange Notes will be freely transferable by Holders other than our affiliates after the Registered Exchange Offer without further registration under the Securities Act if the Holder of the Exchange Notes represents to us in the Registered Exchange Offer that it is acquiring the Exchange Notes in the ordinary course of its business, that it has no arrangement or understanding with any person to participate in the distribution of the Exchange Notes and that it is not an affiliate of the Company, as such terms are interpreted by the SEC; provided, however, that broker-dealers (“Participating Broker-Dealers”) receiving Exchange Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such Exchange Notes. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to Exchange Notes (other than a resale of an unsold allotment from the original sale of the Notes) with the prospectus contained in the Exchange Offer Registration Statement.

Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, with similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for 90 days following the effective date of such Exchange Offer Registration Statement (or such shorter period during which Participating Broker-Dealers are required by law to deliver such prospectus).

A Holder (other than certain specified Holders) who wishes to exchange such Notes for Exchange Notes in the Registered Exchange Offer will be required to represent that any Exchange Notes to be received by it will be acquired in the ordinary course of its business and that at the time of the commencement of the Registered Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes and that it is not an “affiliate” of the Company, as defined in Rule 405 of the Securities Act, or if it is an affiliate, that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

In the event that:

(1)	applicable interpretations of the staff of the SEC do not permit us to effect such a Registered Exchange Offer; or

(2)	for any other reason we do not consummate the Registered Exchange Offer within 270 days of the Issue Date; or

(3)	the Initial Purchasers shall notify us following consummation of the Registered Exchange Offer that Notes held by it are not eligible to be exchanged for Exchange Notes in the Registered Exchange Offer;

(4)	certain Holders are prohibited by law or SEC policy from participating in the Registered Exchange Offer or may not resell the Exchange Notes acquired by them in the Registered Exchange Offer to the public without delivering a prospectus, or

(5)	any Holder of Private Placement Notes makes such a request with respect to Private Placement Notes held by such Holder;

then, we will, subject to certain exceptions,

(1)	promptly file a shelf registration statement (the “Shelf Registration Statement”) with the SEC covering resales of the Notes or the Exchange Notes, as the case may be;

(2)	(A) in the case of clause (1) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 270th day after the Issue Date and (B) in the case of clause (2), (3) or (4) above, use our reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act on or prior to the 90th day after the date on which the Shelf Registration Statement is required to be filed; and

(3)	keep the Shelf Registration Statement effective until the earlier of (A) two years from the Issue Date and (B) the date on which all Notes registered thereunder are disposed of in accordance therewith.

We will, in the event a Shelf Registration Statement is filed, among other things, provide to each Holder for whom such Shelf Registration Statement was filed copies of the prospectus which is a part of the Shelf Registration Statement, notify each such Holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Notes or the Exchange Notes, as the case may be. A Holder selling such Notes or Exchange Notes pursuant to the Shelf Registration Statement generally would be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such Holder (including certain indemnification obligations).

We may require each Holder requesting to be named as a selling security holder to furnish to us such information regarding the Holder and the distribution of the Notes or Exchange Notes by the Holder as we may from time to time reasonably require for the inclusion of the Holder in the Shelf Registration Statement, including requiring the Holder to properly complete and execute such selling security holder notice and questionnaires, and any amendments or supplements thereto, as we may reasonably deem necessary or appropriate. We may refuse to name any Holder as a selling security holder that fails to provide us with such information.

We will pay additional cash interest on the Notes and Exchange Notes, subject to certain exceptions,

(1)	if the Company fails to file any of the registration statements required by the Registration Rights Agreement on or prior to the date specified for such filing,

(2)	if any such registration statements not declared effective by the SEC on or prior to the date specified for their effectiveness,

(3)	if the Exchange Offer required to be consummated under the Registration Rights Agreement is not consummated on or before the 40th day after the Exchange Offer Registration Statement is declared effective, or

(4)	after the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective, such registration statement thereafter ceases to be effective or usable (subject to certain exceptions) (each such event referred to in the preceding clauses (1) through (4) a “Registration Default”);

from and including the date on which any such Registration Default shall occur but excluding the date on which all Registration Defaults have been cured.

The rate of the additional interest will be 0.25% per annum for the first 90-day period immediately following the occurrence of a Registration Default, and such rate will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum additional interest rate of 1.0% per annum. We will pay such additional interest on regular interest payment dates. Such additional interest will be in addition to any other interest payable from time to time with respect to the Notes and the Exchange Notes.

All references in the Indenture, in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any additional interest pursuant to the Registration Rights Agreement.

If we effect the Registered Exchange Offer, we will be entitled to close the Registered Exchange Offer 20 Business Days after the commencement thereof provided that we have accepted all Notes theretofore validly tendered in accordance with the terms of the Registered Exchange Offer.

Change of Control

Upon the occurrence of any of the following events (each a “Change of Control”), each Holder shall have the right to require that the Company repurchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1)	the Company becomes aware that any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company; provided, however, that for purposes of this clause (1) such other Person shall be deemed to have “beneficial ownership” of any Voting Stock of a Person held by any other Person (the “parent entity”), if such other Person is the beneficial owner (as defined above in this clause (1)), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of such parent entity;

(2)	the adoption of a plan relating to the liquidation or dissolution of the Company; or

(3)	the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person other than a transaction following which, in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction.

Subject to compliance with the provisions of the succeeding paragraph, within 30 days following any Change of Control, we will mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”) stating:

(1)	that a Change of Control has occurred and that such Holder has the right to require us to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts regarding such Change of Control (including information to the extent available, with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control);

(3)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)	the instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow in order to have its Notes purchased.

We will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer, (2) notice of redemption has been given pursuant to the Indenture as described above under the caption “—Optional Redemption,” unless and until there is a default in the payment of the applicable redemption price or (3) in connection with or in contemplation of any Change of Control for which a definitive agreement is in place, we or a third party has made an offer to purchase (an “Alternate Offer”) any and all Notes validly and properly tendered at a cash price equal to or higher than the Change of Control payment (as described above) and has purchased all Notes validly and properly tendered and not withdrawn in accordance with the terms of the Alternate Offer; provided, however, that the terms of such Alternate Offer shall not require the Holders to irrevocably tender the Notes and such Alternate Offer shall not close until the Change of Control is actually consummated.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under the covenant described hereunder by virtue of our compliance with such securities laws or regulations.

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company. The Change of Control purchase feature is a result of negotiations between the Company and the Initial Purchasers. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to Incur additional Indebtedness are contained in the covenants described under “—Certain Covenants—Limitation on Indebtedness,” “—Certain Covenants—Limitation on Liens” and “—Certain Covenants—Limitation on Sale/Leaseback Transactions.” Such restrictions can only be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

The First Priority Notes also contain a provision requiring the Company to offer to repurchase the First Priority Notes upon the occurrence of a Change of Control. As the Notes are treated as “Subordinated Obligations” under the first Priority Indenture (see “Ranking”), the Company will need to purchase any First Priority Notes tendered upon a Change of Control before accepting and paying for any Notes tendered unless the Company would otherwise be able to make a “Restricted Payment” as defined in the First Priority Indenture in the amount of the purchase price for the Notes.

Future Indebtedness that we may Incur may contain prohibitions on the occurrence of certain events that would constitute a Change of Control or require the repurchase of such Indebtedness upon a Change of Control. Moreover, the exercise by the Holders of their right to require us to repurchase their Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on us. Finally, our ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the Notes as described above.

The provisions under the Indenture relative to our obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Certain Covenants

The Indenture contains covenants including, among others, the following:

Limitation on Indebtedness

(a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a pro forma basis, the Consolidated Coverage Ratio exceeds 2.0 to 1.0 (any such Indebtedness Incurred pursuant to this paragraph (a) being herein referred to as “Coverage Indebtedness”).

(b) Notwithstanding the foregoing paragraph (a), the Company and the Restricted Subsidiaries are entitled to Incur any or all of the following Indebtedness (any such Indebtedness Incurred pursuant to this paragraph (b) being herein referred to as “Permitted Indebtedness”):

(1)	Indebtedness Incurred pursuant to any Credit Facility in an aggregate amount outstanding at any time not to exceed $35.0 million (any such Indebtedness Incurred pursuant to this clause (1) being herein referred to as “Credit Facility Indebtedness”);

(2)	Indebtedness Incurred pursuant to any letters of credit, surety bonds or other similar arrangements procured in the ordinary course of business (any such Indebtedness Incurred pursuant to this clause (2) being herein referred to as “L/C Indebtedness”);

(3)	Indebtedness owed to and held by the Company or a Restricted Subsidiary; provided, however, that any subsequent issuance or transfer of any Equity Interests which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon;

(4)	Indebtedness represented by the Notes to be issued on the Issue Date and the Subsidiary Guarantees thereof (and any Notes and Guarantees issued in exchange for the Notes and Subsidiary Guarantees thereof pursuant to the Registration Rights Agreement);

(5)	Indebtedness of the Company and the Restricted Subsidiaries outstanding on the Issue Date (other than Indebtedness described in clause (1), (2), (3) or (4) of this covenant);

(6)	Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company or a Restricted Subsidiary); provided, however, that on the date such Restricted Subsidiary was acquired by the Company or by a Restricted Subsidiary or otherwise became a Restricted Subsidiary and after giving effect to the Incurrence of such Indebtedness, the Company would have been able to Incur an additional $1.00 of Coverage Indebtedness pursuant to paragraph (a) of this covenant;

(7)	Refinancing Indebtedness in respect of Coverage Indebtedness or of Permitted Indebtedness Incurred pursuant to clause (4), (5), (6) or this clause (7); provided, however, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary Incurred pursuant to clause (6), such Refinancing Indebtedness shall be Incurred only by such Subsidiary;

(8)	Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) consisting of Interest Rate Agreements;

(9)	obligations in respect of workers’ compensation and auto claims, payment obligations in connection with health or other types of social security benefits, unemployment or other insurance or self-insurance obligations, insurance premium finance agreements, reclamation, statutory and regulatory obligations, bankers’ acceptances, performance, bid, surety or similar bonds and letters of credit or completion and performance guarantees or equipment leases or other similar obligations provided by the Company or any Restricted Subsidiary in the ordinary course of business;

(10)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of its Incurrence;

(11)	Indebtedness consisting of the Guarantee by any Subsidiary Guarantor of any Indebtedness of the Company or any Subsidiary Guarantor that was permitted to be Incurred by the Company or any Subsidiary Guarantor pursuant to the Indenture; provided, however, that if the Indebtedness being Guaranteed is subordinated to or pari passu with the Notes, then the Guarantee thereof shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness being Guaranteed;

(12)	Attributable Debt and Purchase Money Indebtedness or Capital Lease Obligations Incurred to finance all or any part of the purchase price or cost of design, development, construction, installation or improvement of property (real or personal and including acquisitions of Equity Interests), plant, equipment or vehicles used in the business of the Company or any of the Restricted Subsidiaries (in each case, whether through the direct purchase of such assets or the Equity Interests of any Person owning such assets), or repairs, additions or improvements to such assets, together with any Attributable Debt Incurred pursuant to this clause (12) and any Refinancing Indebtedness Incurred to Refinance such Indebtedness, in an aggregate principal amount which, when added together with the amount of Attributable Debt and Indebtedness Incurred pursuant to this clause (12) and then outstanding, does not exceed $20.0 million;

(13)

Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs, Guarantees or similar obligations, in each case, Incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness Incurred or assumed by any Person acquiring all or any portion of such business, assets or Subsidiary, in an aggregate principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary, as applicable, in connection with such disposition; and

(14)	Indebtedness of the Company or the Subsidiary Guarantors in an aggregate amount which, when taken together with all other Indebtedness of the Company and the Subsidiary Guarantors outstanding on the date of such Incurrence (other than Coverage Indebtedness and Permitted Indebtedness Incurred pursuant to clauses (1) through (13) above) does not exceed $25.0 million.

(c) For purposes of determining compliance with this covenant:

(1)	any Indebtedness outstanding under letters of credit, surety bonds or similar arrangements on the Issue Date will be treated as L/C Indebtedness Incurred on the Issue Date under clause (2) of paragraph (b) above;

(2)	in the event that an item of Indebtedness (or any portion thereof) meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify (and may later reclassify) such item of Indebtedness (or any portion thereof) at the time of Incurrence (and in the case of a reclassification, only to the extent the reclassified item could be Incurred pursuant to the criteria at the time of such reclassification) and will only be required to include the amount and type of such Indebtedness in one of the above clauses; provided, however, that no Credit Facility Indebtedness or L/C Indebtedness may be reclassified; and

(3)	the Company will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described above.

(d) For purposes of determining compliance with any U.S. dollar restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent of the Indebtedness Refinanced, except to the extent that (1) such U.S. Dollar Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the preceding sentence and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent of such excess will be determined on the date such Refinancing Indebtedness is Incurred.

Limitation on Restricted Payments

(a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1)	a Default shall have occurred and be continuing (or would result therefrom);

(2)	immediately after giving effect to such Restricted Payment on a pro forma basis, the Company would not be entitled to Incur an additional $1.00 of Coverage Indebtedness pursuant to the covenant described under “—Limitation on Indebtedness;” or

(3)	the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date (excluding Restricted Payments permitted by clauses (b)(1), (2), (4), (5), (6) and (8)) would exceed the sum of (without duplication):

(A)	50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2011 to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)	100% of the aggregate Net Cash Proceeds and the Fair Market Value of marketable securities or other property received by the Company from the issuance or sale of its Qualified Equity Interests subsequent to January 1, 2011 and 100% of any cash (or the Fair Market Value of any Cash Equivalents) consisting of a capital contribution received by the Company from its stockholders subsequent to January 1, 2011; plus

(C)	the amount by which Indebtedness of the Company is reduced upon the conversion or exchange subsequent to January 1, 2011 of any Indebtedness of the Company convertible or exchangeable for Qualified Equity Interests of the Company (less the amount of any cash, or the Fair Market Value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D)	an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(b) The preceding provisions will not prohibit:

(1)	any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Qualified Equity Interests of the Company or a substantially concurrent cash capital contribution received by the Company from its stockholders; provided, however, that the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph (a) above;

(2)	any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations of the Company or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent Incurrence of, Indebtedness of such Person which is permitted to be Incurred pursuant to the covenant described under “—Limitation on Indebtedness;”

(3)	the payment of any dividend or redemption of any Capital Stock or Subordinated Indebtedness within 60 days after the date of declaration thereof or call for redemption, if at such date of declaration or call for redemption such payment or redemption was permitted by the provisions of paragraph (a) of this covenant (the declaration of such payment will be deemed a Restricted Payment under paragraph (a) of this covenant as of the date of declaration, and the payment itself will be deemed to have been paid on such date of declaration and will not also be deemed a Restricted Payment under paragraph (a) of this covenant) (it being understood that any Restricted Payment made in reliance on this clause (3) shall reduce the amount available for Restricted Payments pursuant to clause (a)(3) above only once);

(4)	the declaration and payments of cash dividends or cash distributions on Disqualified Stock issued pursuant to the covenant described under “—Limitation on Indebtedness;” provided, however, that, at the time of payment of such dividend or distribution, no Default shall have occurred and be continuing (or result therefrom);

(5)	repurchases of Equity Interests deemed to occur upon exercise of stock options if such Equity Interests represents a portion of the exercise price of such options;

(6)	cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Company; provided, however, that any such cash payment shall not be for the purpose of evading the limitation of the covenant described under this subheading (as determined in good faith by the Board of Directors of the Company);

(7)	in the event of a Change of Control or an Asset Disposition, and if no Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations of the Company or any Subsidiary Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Obligations in the case of a Change of Control and 100% in the case of an Asset Disposition, in each case plus any accrued and unpaid interest thereon; provided, however, that prior to such payment, purchase, redemption, defeasance or other acquisition or retirement, the Company (or a third party to the extent permitted by the Indenture) has made a Change of Control Offer or an offer to purchase Notes pursuant to “—Limitation on Sales of Assets and Subsidiary Stock”, as applicable, with respect to the Notes as a result of such Change of Control or Asset Disposition, as applicable, and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer or an offer to purchase Notes pursuant to “—Limitation on Sales of Assets and Subsidiary Stock”;

(8)	payments of intercompany subordinated Indebtedness, the Incurrence of which was permitted under clause (b)(2) of the covenant described under “—Limitation on Indebtedness;” provided, however, that no Default has occurred and is continuing or would otherwise result therefrom;

(9)	the payment of any cash dividends on or in respect of Series A Convertible Preferred Stock in an aggregate amount not to exceed $500,000 in any calendar year; provided, however, that no Default has occurred and is continuing or would otherwise result therefrom;

(10)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Series A Convertible Preferred Stock in an aggregate amount not to exceed $5.0 million;

(11)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any current or former officer, director or employee of the Company pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $2.5 million in any twelve-month period; provided, further, that, at the time of such repurchase, redemption, defeasance or other acquisition or retirement, no Default shall have occurred and be continuing (or result therefrom); and

(12)	other Restricted Payments in an amount which, when taken together with all other Restricted Payments made pursuant to this clause (12), does not exceed $5.0 million.

Limitation on Restrictions on Distributions from Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) (i) pay dividends or make any other distributions to the Company or any of the Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits or (ii) pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) sell, lease or transfer any of its properties or assets to the Company, except:

(1)	with respect to clauses (a), (b) and (c),

(A)	any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

(B)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

(C)	any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C) or contained in any amendment, modification, restatement, renewal, refunding, replacement or Refinancing to an agreement referred to in clause (A) or (B) of clause (1) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are, as determined by an Officer in good faith, not materially less favorable to the Holders than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements; and

(D)	any encumbrance or restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(E)	customary provisions in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements, limited liability company organizational documents and other similar agreements;

(F)	restrictions on cash, Cash Equivalents, marketable securities, investment grade securities or other deposits or net worth imposed by customers or lessors (including governmental entities) under contracts or leases entered into in the ordinary course of business;

(G)	the Indenture, the Notes, any Exchange Notes, the Subsidiary Guarantees and the Security Documents;

(H)	applicable laws, rules, regulations and orders; and

(I)	customary restrictions in Credit Facility Indebtedness Incurred pursuant to clause (b)(1) of the covenant described under “—Limitation on Indebtedness;” provided, however, that such restrictions are not more restrictive than those contained in the Indenture or the Security Documents; and

(2)	with respect to clause (c) only,

(A)	any encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

(B)	any encumbrance or restriction contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements or mortgages; and

(C)	agreements with respect to Purchase Money Indebtedness and Capital Lease Obligations that impose restrictions on the property purchased or leased.

Limitation on Sales of Assets and Subsidiary Stock

(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

(1)	the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the Fair Market Value (including as to the value of all non-cash consideration), of the shares and assets subject to such Asset Disposition; and

(2)	at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents;

(3)	in the case of an Asset Disposition of Collateral, the consideration from such Asset Disposition is pledged as Collateral to secure the Notes; and

(4)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be) at its option to any one or more of the following uses:

(A)	to the extent the Company elects, within 365 days after the receipt of Net Available Cash,

(i)	to reduce the outstanding principal amount of Credit Facility Indebtedness Incurred pursuant to clause (b)(1) of the covenant described under “—Limitation on Indebtedness;”

(ii)	to redeem, repay or repurchase (through open market purchases or otherwise) First Priority Notes or other First Priority Obligations;

(iii)	to reduce the outstanding principal amount of any other Applicable Senior Indebtedness of the Company or a Subsidiary Guarantor; provided, however, that to the extent (I) the Company or such Restricted Subsidiary repays any such other Applicable Senior Indebtedness and (II) such other Applicable Senior Indebtedness is Second Priority Obligations, the Company shall equally and ratably reduce the principal amount of Notes outstanding, through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or through redemption, or shall offer (in accordance with the procedures set forth below in clause (b) of this covenant) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus accrued but unpaid interest, if any, thereon up to a principal amount which, if the offer were accepted, would result in such reduction;

(iv)	in the case of an Asset Disposition by a Restricted Subsidiary that is not a Subsidiary Guarantor or consisting of Equity Interests of a Restricted Subsidiary that is not a Subsidiary Guarantor, Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor; or

(v)	in the case of an Asset Disposition consisting of property or assets that are not Collateral, to reduce the outstanding principal amount of any other Indebtedness of the Company or a Subsidiary Guarantor, in each case other than Indebtedness owed to the Company or an Affiliate of the Company;

(B)	to the extent the Company elects, to acquire Additional Assets within 365 days of the receipt of such Net Available Cash; provided, however, that to the extent the assets subject to such Asset Disposition were Collateral, such newly acquired assets shall also be Collateral; and

(C)	to the extent the Company elects, to make an offer to the Holders (and to holders of other Applicable Senior Indebtedness of the Company or of a Subsidiary Guarantor designated by the Company) to purchase Notes (and such other Applicable Senior Indebtedness of the Company or a Subsidiary Guarantor) pursuant to and subject to the conditions contained in the Indenture.

Notwithstanding the foregoing provisions of this covenant, the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $10.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be held in cash or invested in Cash Equivalents.

For the purposes of this covenant, the following are deemed to be cash or Cash Equivalents:

(1)

the assumption or discharge of Applicable Senior Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock or Preferred Stock of a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Applicable Senior Indebtedness in connection with such Asset Disposition;

(2)	securities, notes or other obligations received by the Company or any Restricted Subsidiary from the transferee that are converted by the Company or such Restricted Subsidiary into cash within 365 days of the consummation of the Asset Disposition, to the extent of the cash received in such conversion; and

(3)	any Designated Non-cash Consideration received by the Company or any of its Restricted Subsidiaries in such Asset Disposition having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (3) that is at that time outstanding, not to exceed an amount equal to $20.0 million at the time of the receipt of such Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).

(b) In the event of an Asset Disposition that results in the purchase of Notes (and other Applicable Senior Indebtedness of the Company or of a Subsidiary Guarantor) pursuant to clause (a)(4)(C) above, the Company will purchase Notes tendered pursuant to an offer by the Company for the Notes (and such other Applicable Senior Indebtedness of the Company or of a Subsidiary Guarantor permitted to be included in such offer) at a purchase price of 100% of their principal amount (or, in the event such other Applicable Senior Indebtedness was issued with significant original issue discount, 100% of the accreted value thereof), without premium, plus accrued but unpaid interest (or, in respect of such other Applicable Senior Indebtedness, such lesser price, if any, as may be provided for by the terms of such other Applicable Senior Indebtedness) in accordance with the procedures (including prorating in the event of oversubscription) set forth in the Indenture. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a pro rata basis but in round denominations, which in the case of the Notes will be minimum denominations of $2,000 principal amount or any greater integral multiple of $1,000. The Company shall not be required to make such an offer to purchase Notes (and other Applicable Senior Indebtedness of the Company or of a Subsidiary Guarantor) pursuant to this covenant if the Net Available Cash available therefor is less than $20.0 million (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition). Upon completion of such an offer to purchase, Net Available Cash will be deemed to be reduced by the aggregate amount of such offer.

(c) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

Limitation on Affiliate Transactions

(a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an “Affiliate Transaction”) unless:

(1)	the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s-length dealings with a Person who is not an Affiliate;

(2)

if such Affiliate Transaction involves an amount in excess of $10.0 million, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors of the Company (unless the Board of Directors of the Company at the time of such Affiliate Transaction has no non-employee directors of the Company disinterested with respect to such Affiliate Transaction, in which case clause (3) below will apply to such Affiliate Transaction); and

(3)	if such Affiliate Transaction involves an amount in excess of $15.0 million (or if such Affiliate Transaction involves an amount in excess of $10.0 million and the Board of Directors of the Company at the time of such Affiliate Transaction has no non-employee directors of the Company disinterested with respect to such Affiliate Transaction), the Board of Directors of the Company shall have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and the Restricted Subsidiaries or is not materially less favorable to the Company and the Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm’s-length transaction with a Person who was not an Affiliate.

(b) The provisions of the preceding paragraph(a) will not prohibit:

(1)	any Investment (other than a Permitted Investment) or other Restricted Payment, in each case permitted to be made pursuant to the covenant described under “—Limitation on Restricted Payments;”

(2)	any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Company;

(3)	loans or advances to employees made in the ordinary course of business for bona fide business purposes and consistent with past practices of the Company or the Restricted Subsidiaries;

(4)	the payment of reasonable fees to directors of the Company and the Restricted Subsidiaries who are not employees of the Company or the Restricted Subsidiaries;

(5)	any transaction with the Company, a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

(6)	the issuance or sale of any Qualified Equity Interests of the Company;

(7)	any agreement as in effect on the Issue Date and described in the Offering Circular or any renewals or extensions of any such agreement (so long as such renewals or extensions are not less favorable to the Company or the Restricted Subsidiaries) and the transactions evidenced thereby; and

(8)	entering into and performing under indemnification arrangements or agreements in the ordinary course of business for the benefit of former, current or future directors or officers of the Company or any or its Restricted Subsidiaries.

Limitation on Line of Business

The Company will not, and will not permit any Restricted Subsidiary, to engage in any business other than a Related Business.

Limitation on Liens

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, Incur or suffer to exist or become effective any Lien of any kind upon any of their assets, now owned or hereafter acquired, other than:

(i) in the case of any asset that does not constitute Collateral, Permitted Liens; provided, however, that any Lien on such asset shall be permitted notwithstanding that it is not a Permitted Lien if all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien; and

(ii) in the case of any asset that constitutes Collateral, Permitted Collateral Liens.

In the case of the proviso in clause (i), if the obligations so secured are expressly subordinated by their terms to the Notes, the Lien securing such obligations will also be so subordinated by its terms at least to the same extent.

Limitation on Sale/Leaseback Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

(1)	the Company or such Restricted Subsidiary would be entitled to (A) Incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale/Leaseback Transaction pursuant to the covenant described under “—Limitation on Indebtedness” and (B) create a Lien on such property securing such Indebtedness without equally and ratably securing the Notes pursuant to the covenant described under “—Limitation on Liens;”

(2)	the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(3)	the Company applies the proceeds of such transaction in compliance with the covenant described under “—Limitation on Sales of Assets and Subsidiary Stock,” to the extent applicable.

Merger and Consolidation

(a) The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

(1)	(x) the Company shall be the surviving corporation or (y) the resulting, surviving or transferee Person (the “Successor Company”) shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the Obligations of the Company under the Notes and the Indenture;

(2)	immediately after giving pro forma effect to such transaction (and treating any Indebtedness which becomes an Obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)	immediately after giving pro forma effect to such transaction, the Successor Company would have been able to Incur an additional $1.00 of Coverage Indebtedness pursuant to the covenant described under “—Limitation on Indebtedness;” and

(4)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

provided, however, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

The Successor Company (if not the Company) will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal of and interest on the Notes.

(b) The Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to any Person unless immediately after giving effect to such transaction or transactions on a pro forma basis (and treating any Indebtedness which becomes an obligation of the resulting, surviving or transferee Person as a result of such transaction as having been issued by such Person at the time of such transaction), no Default shall have occurred and be continuing.

Subsidiary Guarantors

The Company will cause (1) each Domestic Subsidiary that guarantees or grants any Lien to secure any Indebtedness of the Issuer or any Subsidiary Guarantor of the type described in clause (1) or (5) of the definition of “Indebtedness,” and (2) each Foreign Subsidiary that guarantees or grants any Lien to secure Indebtedness of the Issuer or any Subsidiary Guarantor to guarantee the Notes and secure such guarantee by providing a Lien on such Subsidiary’s assets of the type that would constitute Collateral on the terms provided for in the Indenture and the Security Documents; provided, however, that in the case of any such Subsidiary formed or acquired after the Issue Date, the Company will cause such Subsidiary to (A) execute and deliver to the Trustee a Guarantee Agreement pursuant to which such Subsidiary will Guarantee payment of the Notes on the same terms and conditions as those set forth in the Indenture and applicable to the other Subsidiary Guarantors and (B) execute and deliver such documentation with respect to any assets owned by such Subsidiary of the type that would constitute Collateral as shall be necessary to provide for Liens on such Subsidiary’s assets to secure such Subsidiary Guarantee on the same terms and conditions as those set forth in the Indenture and the Security Documents.

Reports

Whether or not the Company continues to be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Holders with such annual and other reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such reports to be so filed and provided within the time periods specified for the filings of such reports under such Sections and containing all the information, audit reports and exhibits required for such reports. If, at any time, the Company is not subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding sentence with the SEC within the time periods required unless the SEC will not accept such a filing. The availability of the foregoing reports on the SEC’s EDGAR service (or successor thereto) shall be deemed to satisfy the Company’s delivery obligations to the Trustee and the Holders. The Company agrees that it will not take any action for the purpose of causing the SEC not to accept such filings. If, notwithstanding the foregoing, the SEC will not accept such filings for any reason, the Company will post the specified reports on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

At any time that any of the Company’s Subsidiaries are Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and the Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, at any time when the Company is not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will furnish to the Holders and to prospective investors, upon the requests of such Holders, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes are not freely transferable under the Securities Act.

Defaults

Each of the following is an Event of Default:

(1)	a default in the payment of interest on the Notes when due, continued for 30 days;

(2)	a default in the payment of principal of any Note when due at its Stated Maturity, upon optional redemption, upon required purchase, upon declaration of acceleration or otherwise;

(3)	the failure by the Company to comply with its obligations under “—Certain Covenants—Merger and Consolidation” above;

(4)	the failure by the Company or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Indenture;

(5)	Indebtedness of the Company or any Restricted Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $20.0 million (the “cross acceleration provision”);

(6)	certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary (the “bankruptcy provisions”);

(7)	any judgment or decree for the payment of money in excess of $20.0 million is entered against the Company or any Significant Subsidiary, remains outstanding for a period of 60 consecutive days following such judgment and is not discharged, waived or stayed (the “judgment default provision”);

(8)	any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee; or

(9)	(1) a default by the Company or any Subsidiary Guarantor in the performance of the Security Documents which adversely affects the enforceability, validity, perfection or priority of the Second Priority Collateral Agent’s Lien on the Collateral in any material respect, (2) repudiation or disaffirmation by the Company or any Subsidiary Guarantor of any of its material obligations under the Security Documents or (3) the determination in a judicial proceeding that any one or more material provisions of the Security Documents are unenforceable or invalid against the Company or any Subsidiary Guarantor for any reason except to the extent any such unenforceability or invalidity is caused by the failure of the Second Priority Collateral Agent to make filings, renewals and continuations (or other equivalent filings) which the Company has indicated in the perfection certificate are required to be made or the failure of the Second Priority Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Security Documents (the “security default provision”).

However, a default under clause (4) will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. In the event of an acceleration that occurs prior to March 15, 2015, an amount will also become due and payable as of the day immediately preceding the day that the Notes were accelerated equal to the premium that would then be payable by the Company if the Company elected to redeem the Notes at its option on such date pursuant to the provisions described in “—Optional Redemption” above. However, a court could determine that the requirement to pay premium on the Notes in certain situations, other than a redemption by the Company, is not enforceable. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)	Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3)	such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)	Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

If a Default occurs, is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in the payment of principal of or interest on any Note, the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is not opposed to the interest of the Holders. In addition, we are required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. We are required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action we are taking or propose to take in respect thereof.

Amendments and Waivers

Subject to certain exceptions, the Indenture, the Security Documents and any Intercreditor Agreement may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of an outstanding Note affected thereby, an amendment or waiver may not, among other things:

(1)	reduce the amount of Notes whose Holders must consent to an amendment;

(2)	reduce the rate of or extend the time for payment of interest on any Note;

(3)	reduce the principal of or change the Stated Maturity of any Note;

(4)	change the provisions applicable to the redemption of any Note as described under “—Optional Redemption;”

(5)	make any Note payable in money other than that stated in the Note;

(6)	impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(7)	make any change in the amendment provisions that require each Holder’s consent or in the waiver provisions;

(8)	make any change in the ranking or priority of any Note that would materially adversely affect the Holders;

(9)	release any Subsidiary Guarantee (other than in accordance with the Indenture); or

(10)	(A) modify any Security Document or any Intercreditor Agreement or the provisions in the Indenture dealing with Security Documents in any manner that adversely changes the priority of the Liens in the Collateral or (B) release all or substantially all of the Collateral from the Liens created by the Security Documents, except in each case as specifically provided for in the Indenture, the Security Documents and any Intercreditor Agreement.

Notwithstanding the preceding, without the consent of any Holder, the Company, the Subsidiary Guarantors and Trustee may amend the Indenture, the Security Documents or any Intercreditor Agreement:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to provide for the assumption by a successor corporation of the obligations of the Company or any Subsidiary Guarantor under the Notes, the Indenture, a Subsidiary Guarantee, the Security Documents or any Intercreditor Agreement, as applicable;

(3)	to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code);

(4)	to add Guarantees with respect to the Notes, including any Subsidiary Guarantees;

(5)	to add to the covenants of the Company or any Subsidiary Guarantor for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Subsidiary Guarantor;

(6)	to make any change that would provide additional rights or benefits to the Holders or that does not adversely affect the rights of any Holder;

(7)	to comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(8)	to conform the text of the Indenture, the Notes and the Subsidiary Guarantees to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes and the Subsidiary Guarantees;

(9)	to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;

(10)	to add any additional assets to the Collateral;

(11)	to release Collateral from the Lien of the Security Documents when permitted or required by the Indenture and the Security Documents;

(12)	to provide for a successor trustee in accordance with the terms of the Indenture or to otherwise comply with any requirement of the Indenture; or

(13)	to comply with the rules of any applicable securities depository.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

After an amendment under the Indenture becomes effective, we are required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

Neither the Company nor any Affiliate of the Company may, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

Satisfaction and Discharge

When we (1) deliver to the Trustee all outstanding Notes for cancellation or (2) all outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption, and, in the case of clause (2), we irrevocably deposit with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon to maturity or such redemption date, and if in either case we pay all other sums payable under the Indenture by us, then the Indenture shall, subject to certain exceptions, cease to be of further effect.

Defeasance

At any time, we may terminate all of the Company’s and each Subsidiary Guarantor’s obligations under the Notes, the Subsidiary Guarantees and the Indenture (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.

In addition, at any time we may terminate our obligations under “—Change of Control” and under the covenants described under “—Certain Covenants” (other than the covenant described under “—Merger and Consolidation”), the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries and Subsidiary Guarantors and the judgment default provision and the security default provision described under “—Defaults” above and the limitations contained in clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (4), (5), (6), (7) (with respect only to Significant Subsidiaries) or (8) or (10) under “—Defaults” above or because of the failure of the Company to comply with clause (3) of the first paragraph under “—Certain Covenants—Merger and Consolidation” above. If we exercise our legal defeasance option or our covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee and the Security Documents.

In order to exercise either of our defeasance options, we must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions. In the event that we exercise either of our defeasance options, such conditions shall include delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A. is the Trustee under the Indenture. We have appointed The Bank of New York Mellon Trust Company, N.A. as Registrar and Paying Agent with regard to the Notes.

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; provided, however, if it acquires any conflicting interest it must either eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. If an Event of Default occurs (and is not cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense and then only to the extent required by the terms of the Indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, manager, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor has any liability for any obligations of the Company or any Subsidiary Guarantor under the Notes, any Subsidiary Guarantee, any Security Document or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waived and released all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver and release may not be effective to waive liabilities under the U.S. Federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The Indenture, the Security Documents, any Intercreditor Agreement and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

“Accounts” has the same meaning given to such term and defined in the New York UCC.

“Additional Assets” means:

(1)	any property, plant or equipment used in a Related Business;

(2)	any other asset used in a Related Business;

(3)	the Equity Interests of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Equity Interests by the Company or another Restricted Subsidiary; or

(4)	Equity Interests constituting a minority interest in any Person that at such time is a Restricted Subsidiary;

provided, however, that any such Restricted Subsidiary described in clause (3) or (4) above is primarily engaged in a Related Business.

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Senior Indebtedness” means

(1)	in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, other Senior Indebtedness that is secured at such time by a Permitted Collateral Lien on such asset;

(2)	in respect of any asset that is the subject of an Asset Disposition at a time when such asset is owned, directly or indirectly, by a Restricted Subsidiary that is not a Subsidiary Guarantor but the Equity Interests of which is included in the Collateral, other Senior Indebtedness that is secured at such time by a Permitted Collateral Lien on such Equity Interests; or

(3)	in respect of any other asset (including any asset previously constituting Collateral that has been released from the Liens securing the Notes and the Subsidiary Guarantees), other Senior Indebtedness that is not a Subordinated Obligation.

“Asset Disposition” means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)	any Equity Interests of a Restricted Subsidiary (other than directors’ (or similar persons) qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary);

(2)	all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary; or

(3)	any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary;

other than, in the case of clauses (1), (2) and (3) above,

(A)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(B)	for purposes of the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” only, (x) a disposition that constitutes a Restricted Payment (or would constitute a Restricted Payment but for the exclusions from the definition thereof) and that is not prohibited by the covenant described under “—Certain Covenants—Limitation on Restricted Payments” and (y) a disposition of all or substantially all the assets of the Company in accordance with the covenant described under “—Certain Covenants—Merger and Consolidation;”

(C)	a disposition of assets with a Fair Market Value of less than $1.0 million;

(D)	a disposition of cash or Cash Equivalents;

(E)	the disposition of equipment, inventory (including raw materials, work-in-progress and finished goods), accounts receivable or other assets or rights in the ordinary course of business, including any excess, obsolete, damaged, worn-out or surplus assets no longer used or useful in the conduct of business as then being conducted;

(F)	the creation of a Lien (but not the sale or other disposition of the property subject to such Lien); and

(G)	foreclosures on assets not constituting Collateral.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); provided, however, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.” Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction determined in accordance with GAAP (or, in the absence thereof, the original yield to maturity of the Notes issued on the Issue Date).

“Average Life” means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing:

(1)	the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by

(2)	the sum of all such payments.

“Bankruptcy Law” means Title 11 of the United States Code, or any similar Federal or state law for the relief of debtors.

“Board of Directors” means, as to any Person, the board of directors, board of managers or other similar body or Person performing a similar function or any duly authorized committee thereof.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of the covenant described under “—Certain Covenants—Limitation on Liens,” a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalent” means any of the following:

(1)	United States dollars;

(2)	any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

(3)	investments in demand and time deposit accounts, certificates of deposit and money market deposits maturing within six months of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

(4)	repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (2) above entered into with a bank meeting the qualifications described in clause (3) above;

(5)	investments in commercial paper, maturing not more than six months after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of “P-1” (or higher) according to Moody’s Investors Service, Inc. or “A-1” (or higher) according to Standard & Poor’s Ratings Group;

(6)	investments in securities with maturity of 360 days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Standard & Poor’s Ratings Group or “A” by Moody’s Investors Service, Inc.; and

(7)	investments in money market funds that invest substantially all their assets in securities of the types described in clauses (1) through (6) above.

“Chattel Paper” has the same meaning given to such term as defined in the New York UCC.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all the collateral described in the Security Documents.

“Collateral Agreement” means the Collateral Agreement dated the Issue Date, among the Company, the Subsidiary Guarantors and the Second Priority Collateral Agent.

“Collection Account Agreement” means the Collection Account Agreement dated the Issue Date, among certain Grantors, the Second Priority Collateral Agent and the other parties thereto.

“Consolidated Coverage Ratio” as of any date of determination means the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; provided, however, that:

(1)	if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period (other than ordinary working capital borrowings) that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred (and the proceeds thereof applied) on the first day of such period;

(2)

if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Cash Equivalents used to repay, repurchase, defease or otherwise discharge such Indebtedness;

(3)	if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Equity Interests of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

(4)	if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition had occurred on the first day of such period; and

(5)	if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition had occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to any of the transactions referred to in clauses (1) through (5) above, the amount of income or earnings relating to such transaction and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be (x) determined in good faith by a responsible financial or accounting Officer of the Company and set forth in an Officers’ Certificate (and may include, without limitation, cost savings and operating expense reductions (A) that have resulted from specified actions that have been taken or (B) in connection only with any acquisition, resulting from specified actions that are reasonably expected to be taken within twelve months of such acquisition and that are reasonably expected to be realized within twelve months from the date such actions are taken and, in each case, that are based upon identifiable and factually supportable data) or (y) determined in accordance with Regulation S-X (which cost savings and operating expense reductions shall be calculated on a pro forma basis as though such cost savings and operating expense reductions had been realized on the first day of the applicable period). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months). If any Indebtedness is incurred under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation to the extent that such Indebtedness was incurred solely for working capital purposes.

“Consolidated Interest Expense” means, for any period, the consolidated interest expense of the Company and its consolidated Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP, plus, to the extent not included in consolidated interest expense, and to the extent incurred by the Company or the Restricted Subsidiaries, without duplication:

(1)	interest expense attributable to Capital Lease Obligations, the interest portion of rent expense associated with Attributable Debt in respect of the relevant lease giving rise thereto, determined as if such lease were a capitalized lease in accordance with GAAP;

(2)	amortization of debt discount (including the amortization of original issue discount resulting from the issuance of Indebtedness at less than par) and debt issuance cost resulting from or related to any Indebtedness Incurred after October 6, 2010; provided, however, that any amortization of bond premium will be credited to reduce Consolidated Interest Expense unless, pursuant to GAAP, such amortization of bond premium has otherwise reduced Consolidated Interest Expense;

(3)	capitalized interest;

(4)	non-cash interest expense;

(5)	commissions, discounts and other fees and charges owed with respect to letters of credit, surety bonds, bankers’ acceptance financing and other similar arrangements;

(6)	net payments pursuant to Hedging Obligations;

(7)	cash dividends paid in respect of all Disqualified Stock of the Company and all Preferred Stock of any Restricted Subsidiary, in each case, held by Persons other than the Company or a Wholly Owned Subsidiary; and

(8)	interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary.

For purposes of this definition, interest on Capital Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by such Person to be the interest implicit in such Capital Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, for any period, the aggregate of the Net Income of the Company and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income:

(1)	extraordinary, unusual or non-recurring gains or losses;

(2)	the cumulative effect of any change in accounting principles during such period; and

(3)	any net after-tax gain (or loss) attributable to the early retirement or conversion of Indebtedness,

in each case, for such period. Notwithstanding the foregoing, for the purposes of the covenant described under “—Certain Covenants—Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Copyright” means (i) all copyrights (whether arising under statutory or common law, registered or unregistered), works protectable by copyright, copyright registrations, Copyright Licenses, and copyright applications of any Grantor, including all of any Grantor’s right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including the copyrights set forth on Schedule 5 of the Collateral Agreement; (ii) all renewals, extensions and modifications thereof; (iii) all income, licenses, royalties, damages, profits and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present or future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by any Grantor.

“Copyright Licenses” means any written agreement naming any Grantor as licensor or licensee (including those listed in Schedule 5 to the Collateral Agreement), granting any right under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Credit Facilities” means one or more debt facilities or agreements, commercial paper facilities, securities purchase agreements, indentures or similar agreements, in each case, with banks or other institutional lenders or investors providing for, or acting as initial purchasers of, revolving loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, surety bonds or the issuance and sale of securities including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, replaced (whether upon or after termination or repayment or otherwise), Refinanced, supplemented, modified or otherwise changed (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Disposition that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation, executed by the principal financial officer of the Company, less the amount of Cash Equivalents received in connection with a subsequent sale of, or collection on, such Designated Non-cash Consideration.

“Disqualified Stock” means, with respect to any Person, any Equity Interest which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder) or upon the happening of any event:

(1)	matures or is mandatorily redeemable (other than redeemable only for Equity Interests of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

(2)	is convertible or exchangeable at the option of the holder for Indebtedness or Disqualified Stock; or

(3)	is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the date 91 days after the Stated Maturity of the Notes; provided, however, that any Equity Interests that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to purchase or redeem such Equity Interests upon the occurrence of an “asset sale” or “change of control” shall not constitute Disqualified Stock if:

(1)	the “asset sale” or “change of control” provisions applicable to such Equity Interests are not more favorable to the holders of such Equity Interests than the terms applicable to the Notes and described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” and “—Certain Covenants—Change of Control;” and

(2)	any such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that is organized under the laws of the United States of America, any state thereof or the District of Columbia.

“EBITDA” for any period means the sum of Consolidated Net Income, plus the following to the extent deducted in calculating such Consolidated Net Income (without duplication):

(1)	all income tax expense of the Company and its consolidated Restricted Subsidiaries; plus

(2)	Consolidated Interest Expense; plus

(3)	depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid item that was paid in cash in a prior period); plus

(4)	the amount of net cost savings and operating expense reductions (which cost savings and operating expense reductions in each case shall be added to EBITDA until fully realized and calculated on a pro forma basis as though such cost savings and operating expense reductions had been realized on the first day of such period) (x) (A) that have resulted from specified actions that have been taken or (B) in connection only with any acquisition, that are reasonably expected to result from specified actions that are reasonably expected to be taken within twelve months of such acquisition and that are reasonably expected to be realized by the Company within the twelve month period following the date such actions are taken (in each case determined in good faith by a responsible financial or accounting Officer of the Company and set forth in an Officers’ Certificate); provided that, in each case such cost savings and operating expense reductions are reasonably identifiable and factually supportable or (y) determined in accordance with Regulation S-X (which adjustments in each case may be incremental to, but without duplication of, pro forma adjustments made pursuant to the second paragraph of the definition of “Consolidated Coverage Ratio”); plus

(5)	non-cash charges relating to equity compensation; plus

(6)	any non-cash impairment charges or write-off or write-down relating to goodwill or intangible assets; plus

(7)	any gain (or loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which are not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Equity Interests of any Person; plus

(8)	all other non-cash charges of the Company and its consolidated Restricted Subsidiaries, including any non-cash charges arising from any Interest Rate Agreement or with respect to the issuance, exercise, cancellation or appreciation of options and other grants in connection with Equity Interests, but excluding, in each case, any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period, less (without duplication) all non-cash items of income of the Company and its Restricted Subsidiaries (other than accruals of revenue by the Company and its Restricted Subsidiaries in the ordinary course of business);

in each case determined on a consolidated basis in accordance with GAAP for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interests) that the Net Income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

“Enforcement Action” means any demand for acceleration or payment thereof, the exercise of any rights and remedies with respect to any Shared Collateral securing such Obligations or the commencement or prosecution of enforcement of any of the rights and remedies as a secured creditor under, as applicable, the First Priority Documents or the Second Priority Documents, or applicable law, including the exercise of any rights of set-off or recoupment and rights to credit bid debt and the exercise of any rights or remedies of a secured creditor under the Uniform Commercial Code of any applicable jurisdiction or under the Bankruptcy Code.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means a public or private sale of the Common Stock, $0.0001 par value per share, of the Company.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes exchanged therefor, in compliance with the terms of the Registration Rights Agreement.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value will be determined in good faith by the Board of Directors of the Company, whose determination will be conclusive and evidenced by a resolution of such Board of Directors of the Company; provided, however, that for purposes of clause (a)(3)(B) under “—Certain Covenants—Limitation on Restricted Payments,” if the Fair Market Value of the property or assets in question is so determined to be in excess of $10.0 million, such determination must be confirmed by an Independent Qualified Party. For purposes of determining the Fair Market Value of Capital Stock, the value of the Capital Stock of a Person shall be based upon such Person’s property and assets, exclusive of goodwill or any similar intangible asset.

“First Lien Pari Passu Intercreditor Agreement” means an agreement entered into by the First Priority Collateral Agent and the representative of the holders of additional First Priority Obligations, in substantially the form agreed and authorized by the First Priority Secured Parties, including that certain Pari Passu Intercreditor Agreement existing on the Issue Date between the First Priority Collateral Agent and Credit Suisse AG, in its capacity as administrative agent with respect to our new Senior Facility.

“First Priority” means, with respect to any Permitted Collateral Lien, a Lien that is senior or prior to the Liens securing the Notes.

“First Priority Collateral” means all assets, whether now owned or hereafter acquired by any Grantor, in which a Lien is granted or purported to be granted to any First Priority Secured Party as security for any First Priority Obligation.

“First Priority Collateral Agent” means The Bank of New York Mellon Trust Company, N.A., in its capacity as collateral agent under the First Priority Collateral Agreement.

“First Priority Collateral Agreement” means that certain Collateral Agreement entered into on October 6, 2010 , among the Company, the Subsidiary Guarantors and the First Priority Collateral Agent.

“First Priority Documents” means the First Priority Indenture, the First Priority Collateral Agreement and all other agreements or instruments evidencing or creating any security interest or Lien in favor of the First Priority Collateral Agent, each guarantee by any Grantor of any or all of the First Priority Obligations and any First Lien Pari Passu Intercreditor Agreement.

“First Priority Indenture” means the indenture dated as October 6, 2010 pursuant to which the First Priority Notes were issued, as amended from time to time.

“First Priority Lien” means any Lien created by the First Priority Documents.

“First Priority Notes” means the Company’s 10.75% Senior Secured Notes due 2015 that are outstanding on the Issue Date.

“First Priority Obligations” means (1) the First Priority Notes and all other obligations of the Company and the Subsidiary Guarantors under the First Priority Indenture and the collateral documents related thereto and (2) any other Senior Indebtedness and related obligations of the Company and the Subsidiary Guarantors Incurred subsequent to the Issue Date and outstanding from time to time that is designated as First Priority Obligations in writing by the Company in accordance with the terms of the First Priority Documents and that by its terms is secured (and is permitted by the Indenture and the First Priority Documents to be secured) by a Lien on the Collateral having First Priority.

“First Priority Obligations Payment Date” means the first date on which (a) the First Priority Obligations (including any obligations replacing, renewing or refinancing any previously existing First Priority Obligations, but other than those that constitute unasserted contingent First Priority Obligations) have been indefeasibly paid in cash in full (or cash collateralized or defeased in accordance with the terms of the First Priority Documents), (b) all commitments to extend credit under the First Priority Documents (including any documents replacing, renewing or refinancing any previously existing First Priority Documents) have been terminated and (c) the First Priority Representative has delivered a written notice to the Second Priority Representative stating that the events described in clauses (a) and (b) have occurred, such notice not to be unreasonably withheld.

“First Priority Representative” means The Bank of New York Mellon Trust Company, N.A., as First Priority Collateral Agent.

“First Priority Secured Parties” means each Person holding First Priority Obligations.

“First Priority Secured Indebtedness” means, as at any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis that is secured by Liens on any of the Collateral having First Priority.

“First Priority Secured Debt Ratio” means, as of any date of determination, the ratio of (1) First Priority Secured Indebtedness as of such date to (2) EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to such date, all calculated giving effect to all of the adjustments contemplated by clauses (1) through (5) and the final paragraph of the definition of “Consolidated Coverage Ratio.”

“Foreign Corporation” means any Subsidiary that is a “controlled foreign corporation” under Section 957 of the Code.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles in the United States of America as in effect as of October 6, 2010.

“General Intangible” has the same meaning given to such term as defined in the New York UCC.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grantor” means the Company and the Subsidiary Guarantors.

“Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)	entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.

“Guarantee Agreement” means a supplemental indenture, in a form reasonably satisfactory to the Trustee, pursuant to which a Subsidiary Guarantor guarantees the Company’s obligations with respect to the Notes on the terms provided for in the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person pursuant to (i) any Interest Rate Agreement or (ii) other derivative agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, commodity prices or raw materials, but excluding purchase and supply agreements.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with “—Certain Covenants—Limitation on Indebtedness”:

(1)	amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security;

(2)	the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Equity Interests in the form of additional Equity Interests of the same class and with the same terms; and

(3)	the obligation to pay a premium in respect of Indebtedness arising in connection with the issuance of a notice of redemption or the making of a mandatory offer to purchase such Indebtedness will be deemed not to be an Incurrence of Indebtedness.

“Indebtedness” means, with respect to any Person on any date of determination (without duplication):

(1)	the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

(2)	all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person;

(3)	all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding any accounts payable or other liability to trade creditors arising in the ordinary course of business);

(4)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, surety bond, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit or surety bonds securing obligations (but excluding obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit or surety bonds are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit or surety bond);

(5)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the principal amount of such Preferred Stock to be determined in accordance with the Indenture (but excluding, in each case, any accrued dividends);

(6)	all obligations of the type referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

(7)	all obligations of the type referred to in clauses (1) through (6) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the Fair Market Value of such property or assets and the amount of the obligation so secured; and

(8)	to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

The amount of any Disqualified Stock or Preferred Stock that has a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock or Preferred Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock or Preferred Stock as reflected in the most recent financial statements of such Person.

“Independent Qualified Party” means an investment banking firm, accounting firm or appraisal firm of national standing; provided, however, that such firm is not an Affiliate of the Company.

“Initial Purchasers” means Credit Suisse Securities (USA) LLC and Jefferies & Company, Inc.

“Insolvency Proceeding” means any proceeding in respect of bankruptcy, insolvency, winding up, receivership, dissolution, insolvency or assignment for the benefit of creditors, whether under the U.S. Bankruptcy Code or any other bankruptcy law.

“Instruments” has the same meaning given to such term and defined in the New York UCC.

“Intangible Assets” means any contract, General Intangible, Copyright License, Patent License or Trademark License.

“Intercreditor Agreements” means the First Lien-Second Lien Intercreditor Agreement, any Second Lien Pari Passu Intercreditor Agreement and any Junior Lien Intercreditor Agreement.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement with respect to exposure to interest rates.

“Investment” in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of a Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Equity Interests, Indebtedness or other similar instruments issued by such Person. If the Company or any Restricted Subsidiary issues, sells or otherwise disposes of any Equity Interests of a Person that is a Restricted Subsidiary such that, after giving effect thereto, such Person is no longer a Restricted Subsidiary, any Investment by the Company or any Restricted Subsidiary in such Person remaining after giving effect thereto will be deemed to be a new Investment at such time. The acquisition by the Company or any Restricted Subsidiary of a Person that holds an Investment in a third Person will be deemed not to be an Investment by the Company or such Restricted Subsidiary in such third Person at such time unless such Investment was made in contemplation of such acquisition or acquiring that Investment was the primary purpose of such acquisition. Except as otherwise provided for herein, the amount of an Investment shall be its Fair Market Value at the time the Investment is made and without giving effect to subsequent changes in value.

For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and the covenant described under “—Certain Covenants—Limitation on Restricted Payments”:

(1)	“Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company’s “Investment” in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

“Issue Date” means the date on which the Notes (other than any Additional Notes) were originally issued (March 17, 2011).

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Medicaid” means, collectively, the healthcare assistance program established by Title XIX of the Social Security Act (42 U.S.C. §§1396 et seq.), as amended, and all laws, rules, regulations, manuals, orders, guidelines or requirements pertaining to such program including (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting such program and all federal rules and regulations promulgated in connection with such program; (b) all state statutes and regulations promulgated thereunder in connection with individual state programs, as well as state plans submitted to and approved by the Centers for Medicare and Medicaid Services; and (c) all federal and state manuals, orders and administrative guidelines and requirements issued in connection with Medicaid programs (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Medicare” means, collectively, the health insurance program for the qualified aged, disabled, and persons with end stage renal disease established by Title XVIII of the Social Security Act (42 U.S.C. §§1395 et seq.), as amended, and all laws, rules, regulations, manuals, orders or guidelines pertaining to such program including (a) all federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting such program; and (b) all applicable provisions of all rules, regulations, manuals, orders and administrative guidelines and requirements issued in connected with such program (whether or not having the force of law), in each case as the same may be amended, supplemented or otherwise modified from time to time.

“Net Available Cash” from an Asset Disposition means cash payments and the Fair Market Value of any Cash Equivalents received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities (other than Cash Equivalents) received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other non-cash form), in each case net of:

(1)	all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

(2)	all payments made on any Indebtedness (other than Credit Facility Indebtedness) which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

(3)	all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Disposition;

(4)	the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition; and

(5)	any portion of the purchase price from an Asset Disposition placed in escrow, whether as a reserve for adjustment of the purchase price, for satisfaction of indemnities in respect of such Asset Disposition or otherwise in connection with that Asset Disposition; provided, however, that upon the termination of that escrow, Net Available Cash will be increased by any portion of funds in the escrow that are released to the Company or any Restricted Subsidiary.

“Net Cash Proceeds,” with respect to any issuance or sale of Equity Interests or Indebtedness, means the aggregate cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements and other amounts payable pursuant to the documentation governing such Indebtedness.

“Offering Circular” means the Offering Circular dated March 10, 2011, pursuant to which the Notes issued on the Issue Date were offered to investors.

“Officer” means the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, the President, any Vice President, the Treasurer, the General Counsel or the Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers of the Company.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

“Patents” means (i) all patents, patent applications, Patent Licenses and patentable inventions of any Grantor, including registrations, recordings and applications thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including those set forth on Schedule 5 of the Collateral Agreement, and all of the inventions and improvements described and claimed therein; (ii) all continuations, divisions, renewals, extensions, modifications, substitutions, reexaminations, continuations-in-part or reissues of any of the foregoing; (iii) all income, royalties, profits, damages, awards and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present and future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by any Grantor.

“Patent License” means all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including those set forth in Schedule 5 of the Collateral Agreement.

“Patient Receivable” means with respect to any Subsidiary, the patient accounts of such Subsidiary existing or hereinafter created, any and all rights to receive payments due on such accounts from any obligor or other third-party payor under or in respect of such accounts (including all insurance companies, Blue Cross/Blue Shield, Medicare, Medicaid and health maintenance organizations), and all proceeds of, or in any way derived, whether directly or indirectly, from any of the foregoing (including all interest, finance charges and other amounts payable by an obligor in respect thereof).

“Permitted Collateral Liens” means:

(a) (i) any Lien on the Collateral to secure,

(1)	any Indebtedness (A) incurred as Credit Facility Indebtedness pursuant to the provisions described in clause (b)(1) under “—Certain Covenants—Limitation on Indebtedness” or (B) incurred as L/C Indebtedness pursuant to the provisions described in clause (b)(2) under “—Certain Covenants—Limitation on Indebtedness”, it being understood that any Permitted Collateral Lien securing Indebtedness described in this clause (1) shall be permitted to have First Priority;

(2)	the First Priority Notes (or any Guarantees thereof) outstanding on the Issue Date, it being understood that any Permitted Collateral Lien securing Indebtedness described in this clause (2) shall be permitted to have First Priority;

(3)	Indebtedness incurred as Permitted Indebtedness pursuant to the provisions described in clause (b)(4) under “—Certain Covenants—Limitation on Indebtedness”;

(4)	any Coverage Indebtedness incurred pursuant to the covenant described under “—Certain Covenants—Incurrence of Indebtedness”; provided that (x) no Default shall have occurred and be continuing at the time of the incurrence of such Indebtedness or after giving effect thereto, (y) any Permitted Collateral Lien securing Indebtedness described in this clause (4) shall be permitted to have First Priority only to the extent that the First Priority Secured Debt Ratio of the Company, calculated on a pro forma basis after giving effect to the Incurrence of the associated Coverage Indebtedness and the application of the net proceeds thereof, would be no greater than 2.0 to 1.0 as of the time of the incurrence of such Coverage Indebtedness and (z) any other Permitted Collateral Lien securing Indebtedness described in this clause (4) either ranks equal to (and the holders of such Indebtedness have become subject to the terms of the Second Lien Pari Passu Intercreditor Agreement) or junior to the Liens securing the Notes (and the holders of such Indebtedness have become subject to the terms of a Junior Lien Intercreditor Agreement); or

(5)	any Refinancing Indebtedness of Indebtedness secured by a Lien permitted by any of the foregoing clauses (2), (3) or (4) or this clause (5); provided that any Permitted Collateral Lien securing any such Refinancing Indebtedness shall be permitted to have First Priority only to the extent that the Lien securing the Indebtedness so Refinanced was, at the time initially Incurred, permitted by the Indenture to have First Priority,

(ii) any Lien on the Collateral that is a statutory Lien arising by operation of law; and

(b) any Permitted Lien described in clauses (1), (2), (3), (4), (5), (6), (7), (8), (9), (11), (12), (13), (16), (17), (18) and (19) of the definition of “Permitted Lien”.

“Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a Related Business;

(2)	another Person if, as a result of such Investment, such other Person, in one transaction or a series of transactions, is merged or consolidated or amalgamated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person’s primary business is a Related Business;

(3)	cash and Cash Equivalents;

(4)	receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees made in the ordinary course of business for bona fide business purposes and consistent with past practices of the Company or such Restricted Subsidiary;

(7)	stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8)	any Person to the extent such Investment represents the non-cash portion of the consideration received for (i) an Asset Disposition as permitted pursuant to the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock” or (ii) a disposition of assets not constituting an Asset Disposition;

(9)	any Person where such Investment was acquired by the Company or any of the Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of the Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(10)	any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11)	any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under “—Certain Covenants—Limitation on Indebtedness;”

(12)	any Person to the extent such Investment exists on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date);

(13)	repurchases of Indebtedness of the Company or any Restricted Subsidiary, including the Notes and the First Priority Notes;

(14)	guarantees of Indebtedness of the Company or any Restricted Subsidiary permitted under the covenant described under “—Certain covenants—Limitation on Indebtedness;” and

(15)	additional Investments, when taken together with all other Investments made pursuant to this clause (15) and outstanding on the date such Investment is made, do not exceed $10.0 million; provided, however, that, in the event of an Investment in any Person that is not a Restricted Subsidiary, such Person shall not use the proceeds of such Investment to purchase, redeem, retire or otherwise acquire for value any Equity Interests of the Company.

“Permitted Liens” means, with respect to any Person:

(1)	pledges or deposits by such Person under workers compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)	(A) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and (B) Liens arising solely by virtue of any statutory or common law provision relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided, however, that (x) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (y) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

(3)	Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings; provided, however, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(4)	Liens or deposits to secure the performance of statutory or regulatory obligations or in favor of issuers of surety, appeal, indemnity or performance bonds, warranty and contractual requirements, other obligations of a like nature or letters of credit issued pursuant to the request of and for the account of such Persons in the ordinary course of its business; provided, however, that such letters of credit, surety bonds or other similar arrangements do not constitute Indebtedness;

(5)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)	Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant, equipment or vehicles of such Person (and any Refinancing Indebtedness Incurred to Refinance such Indebtedness); provided, however, that the Lien may not extend to any other property owned by such Person or any of the Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7)	Liens existing on the Issue Date;

(8)	Liens on assets, property or Equity Interests of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person or any of the Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(9)	Liens on property or assets at the time such Person or any of its Subsidiaries acquires the property or assets, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property or assets owned by such Person or any of the Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

(10)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(11)	Liens securing Hedging Obligations so long as such Hedging Obligations are permitted to be Incurred under the Indenture;

(12)	Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (6), (7), (8) or (9); provided, however, that:

(A)	such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(B)	the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (6), (7), (8) or (9) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing;

(13)	Liens on equipment of the Company or any Restricted Subsidiary granted in the ordinary course of business to clients or customers on or about the premises of which such equipment is located;

(14)	Liens in favor of the Company or the Subsidiary Guarantors;

(15)	Permitted Collateral Liens, including Liens created under the Security Documents;

(16)	leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business and not interfering in any material respect with the business of the Company or its Subsidiaries;

(17)	Liens on Cash Equivalents of up to 105% of the face amount of L/C Indebtedness Incurred pursuant to clause (b)(2) under “—Certain Covenants—Limitation on Indebtedness;”

(18)	Liens securing Indebtedness permitted to be Incurred pursuant to clause (b)(12) under “—Certain Covenants—Limitation on Indebtedness”; provided that such Liens do not at any time encumber any property or assets other than the property or assets all or a material portion of the cost of which is either financed or reimbursed by such Indebtedness and the proceeds and the products thereof; and

(19)	other Liens securing obligations Incurred in the ordinary course of business which obligations do not exceed $10.0 million at any one time outstanding.

Notwithstanding the foregoing, “Permitted Liens” will not include any Lien described in clause (6), (8) or (9) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to the covenant described under “—Certain Covenants—Limitation on Sales of Assets and Subsidiary Stock.” For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock,” as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Purchase Money Indebtedness” means Indebtedness (1) consisting of the deferred purchase price of property, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed and (2) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements, in the ordinary course of business; provided, however, that any Lien arising in connection with any such Indebtedness shall be limited to the specific asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further, however, that such Indebtedness is Incurred within 180 days after such acquisition of such assets.

“Qualified Equity Interests” of a Person means Capital Stock of such Person other than Disqualified Capital Stock; provided, however, that such Capital Stock shall not be deemed Qualified Equity Interests to the extent sold to a Subsidiary of such Person or financed, directly or indirectly, using funds (1) borrowed from such Person or any Subsidiary of such Person or (2) contributed, extended, guaranteed or advanced by such Person or any Subsidiary of such Person (including, in respect of any employee stock ownership or benefit plan). Unless otherwise specified, Qualified Equity Interests refers to Qualified Equity Interests of the Company.

“Receivable” means any right to payment for goods, merchandise or inventory sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Account).

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, purchase, redeem, defease, discharge or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with the Indenture, including Indebtedness that Refinances Refinancing Indebtedness; provided, however, that:

(1)	such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

(2)	such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

(3)	such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding (plus accrued interest, fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

“Registration Rights Agreement” means the registration rights agreement dated the Issue Date among the Company, the Subsidiary Guarantors and the Initial Purchaser.

“Related Business” means any business in which the Company or any of the Restricted Subsidiaries was engaged on the Issue Date and any business related, ancillary or complementary to such business.

“Restricted Payment” with respect to any Person means:

(1)	the declaration or payment of any dividends or any other distributions of any sort in respect of its Equity Interests (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Equity Interests (other than (A) dividends or distributions payable solely in its Equity Interests (other than Disqualified Stock), (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary and (C) pro rata dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

(2)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of any Equity Interests of the Company held by any Person (other than by a Restricted Subsidiary) or of any Equity Interests of a Restricted Subsidiary held by any Affiliate of the Company (other than by a Restricted Subsidiary), including in connection with any merger or consolidation and including the exercise of any option to exchange any Equity Interests (other than into Equity Interests of the Company that is not Disqualified Stock);

(3)	the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of the Company or any Subsidiary Guarantor (other than (A) from the Company or a Restricted Subsidiary or (B) the purchase, repurchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase, redemption, defeasance or other acquisition or retirement); or

(4)	the making of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Retained Rights” means, with respect to any Patient Receivable owing from any Governmental Authority, the right of any Subsidiary, to the extent mandated by applicable law, to have unfettered control over such Patient Receivable, including the collection thereof and discretion over the transfer thereof to any party (including the Second Priority Collateral Agent) and to enforce the claim giving rise to such Patient Receivable against such Governmental Authority, in the absence of a court order in the manner expressly contemplated under 42 U.S.C. §1395 and applicable state law.

“Sale/Leaseback Transaction” means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary substantially concurrently leases it from such Person.

“SEC” means the Securities and Exchange Commission.

“Second Priority Collateral” means all assets, whether now owned or hereafter acquired by the Company or any other Grantor, in which a Lien is granted or purported to be granted to any Second Priority Secured Party as security for any Second Priority Obligation.

“Second Priority Collateral Agent” means the Trustee, in its capacity as the collateral agent under the Security Documents, and any successor thereto in such capacity.

“Second Priority Documents” means the Indenture, the Collateral Agreement and all other agreements or instruments evidencing or creating any security interest or Lien in favor of the Second Priority Collateral Agent for this Indenture, each guarantee by any Grantor of any or all of the Second Priority Obligations and any Second Lien Pari Passu Intercreditor Agreement.

“Second Priority Lien” means any Lien created by the Second Priority Security Documents.

“Second Priority Obligations” means the Notes and all other obligations of the Company and the Subsidiary Guarantors issued or arising under the Indenture and the Security Documents related thereto and (2) any other Indebtedness and related obligations of the Company and the Subsidiary Guarantors Incurred subsequent to the Issue Date and outstanding from time to time that is designated as Second Priority Obligations in writing by the Company in accordance with the terms of the Second Priority Documents and that by its terms is secured (and is permitted by the Indenture and the First Priority Documents to be secured) by a Permitted Collateral Lien that has equal priority to the Liens securing the Notes.

“Second Priority Representative” means The Bank of New York Mellon Trust Company, N.A., as Second Priority Collateral Agent.

“Second Priority Secured Parties” means each person holding Second Priority Obligations.

“Secured Debt” means First Priority Obligations and Second Priority Obligations.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Documents” means the Collateral Agreement and all other agreements or instruments evidencing or creating any security interest or Lien in favor of the Second Priority Collateral Agent or Trustee, for the benefit of the Holders, in any or all of the Collateral, and the Collection Account Agreement, in each case, as amended from time to time in accordance with their respective terms.

“Senior Indebtedness” means with respect to any Person:

(1)	Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

(2)	all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Subsidiary Guarantee of such Person, as the case may be; provided, however, that Senior Indebtedness shall not include:

(1)	any obligation of such Person to the Company or any Subsidiary of the Company;

(2)	any liability for Federal, state, local or other taxes owed or owing by such Person;

(3)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(4)	any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(5)	that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of the Indenture; or

(6)	any Subordinated Obligations.

“Series A Convertible Preferred Stock” means the Series A Convertible Preferred Stock of the Company, par value $.0001 per share, issued pursuant to the predecessor of the Company’s plan of reorganization and outstanding on the Issue Date.

“Shared Collateral” means all assets that are both First Priority Collateral and Second Priority Collateral.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC and, for purposes of an Event of Default, any group of Restricted Subsidiaries that combined would be such a Significant Subsidiary.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subordinated Obligation” means, with respect to a Person, any Indebtedness of such Person (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes or a Subsidiary Guarantee of such Person, as the case may be, pursuant to a written agreement to that effect. No Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a lower priority Lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

(1)	such Person;

(2)	such Person and one or more Subsidiaries of such Person; or

(3)	one or more Subsidiaries of such Person.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes pursuant to the Indenture, including any Guarantee Agreement.

“Subsidiary Guarantor” means each Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture.

“Trademarks” means (i) all trademarks, Trademark Licenses, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, other business identifiers, all registrations, recordings and applications thereof, including registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including those set forth on Schedule 5 of the Collateral Agreement; (ii) all reissues, extensions and renewals thereof; (iii) all income, royalties, damages and payments now or hereafter relating to or payable under any of the foregoing, including damages or payments for past or future infringements of any of the foregoing; (iv) the right to sue for past, present and future infringements of any of the foregoing; (v) all rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with and symbolized by any of the foregoing, in each case, whether now owned or hereafter acquired by any Grantor.

“Trademark License” means any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including those set forth on Schedule 5 of the Collateral Agreement.

“Trustee” means The Bank of New York Mellon Trust Company, N.A. until a successor replaces it and, thereafter, means the successor.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the Issue Date.

“Trust Officer” means any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be those officers, respectively, or to whom any corporate trust matter is referred because of such Persons’ knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of the Indenture.

“Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

(2)	any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the covenant described under “—Certain Covenants—Limitation on Restricted Payments.”

The Board of Directors of the Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Coverage Indebtedness under paragraph (a) of the covenant described under “—Certain Covenants—Limitation on Indebtedness” and (B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.

“Voting Stock” of a Person means all classes of Equity Interests of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

“Wholly Owned Subsidiary” means a Restricted Subsidiary all the Equity Interests of which (other than directors’ qualifying shares) is owned by the Company or one or more other Wholly Owned Subsidiaries.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes material U.S. federal income tax consequences relevant to the exchange of the private notes for 10.5% Senior Second Lien Notes due 2018 which have been registered under the Securities Act (the “registered notes”) (collectively, the “notes”) pursuant to the exchange offer and the ownership and disposition of the notes. This discussion is not a complete analysis of all potential U.S. federal income tax consequences and does not address any tax consequences arising under any state, local or foreign tax laws or any other U.S. federal tax laws, including estate or gift tax laws. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service (“IRS”), all as in effect on the date of this prospectus. These authorities are subject to change, possibly retroactively, resulting in tax consequences different from those discussed below. No rulings have or will be sought from the IRS with respect to the matters discussed below, and we cannot assure you that the IRS will not take a different position concerning the tax consequences of the exchange of the private notes for the registered notes, or the ownership or disposition of the notes, or that any such position would not be sustained by a court.

This discussion is limited to holders who hold the notes as “capital assets” within the meaning of Code Section 1221 (generally, property held for investment). This discussion does not address all of the U.S. federal income tax consequences that may be relevant to a holder in light of such holder’s particular circumstances or to holders subject to special rules under the U.S. federal income tax laws, such as banks, financial institutions, U.S. expatriates, insurance companies, regulated investment companies, real estate investment trusts, “controlled foreign corporations,” “passive foreign investment companies,” dealers in securities or currencies, traders in securities, partnerships or other pass-through entities (or investors in such entities), U.S. holders (as defined below) whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax, tax-exempt organizations and persons holding the notes as part of a “straddle,” “hedge,” “conversion transaction” or other integrated transaction.

As used herein, “U.S. holder” means a beneficial owner of the notes who is treated for U.S. federal income tax purposes as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) that has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

A “non-U.S. holder” is a beneficial owner of the notes who is not a U.S. holder or a partnership for U.S. federal income tax purposes.

If a partnership or other entity treated as a partnership for U.S. federal income tax purposes holds the notes, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors as to the tax consequences to them of the ownership and disposition of the notes.

Holders of the notes should consult their own tax advisors with regard to the application of the tax consequences discussed below to their particular situations as well as the application of any state, local, foreign or other tax laws, including gift and estate tax laws, and any tax treaties.

Exchange Pursuant to the Exchange Offer

The exchange of the private notes for the registered notes in the exchange offer will not be treated as an “exchange” for U.S. federal income tax purposes because the private notes will not be considered to differ materially in kind or extent from the registered notes. Accordingly, the exchange of the private notes for the registered notes will not be a taxable event to holders for U.S. federal income tax purposes. Moreover, the registered notes will have the same tax attributes and tax consequences as the private notes exchanged therefor, including without limitation, the same issue price, adjusted issue price, adjusted tax basis and holding period.

Effect of Certain Contingencies

In certain circumstances (see “Description of notes—Optional Redemption” and “Description of notes—Change of Control”) we may be obligated to pay amounts in excess of stated interest or principal on the notes. We intend to take the position that the notes should not be treated as contingent payment debt instruments because of the possibility of such payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the notes, that such additional payments will not have to be paid. Assuming such position is respected, a holder generally would not be required to include any income in respect of the foregoing contingencies unless and until any of such contingencies occurred. Our position is binding on a holder unless the holder explicitly discloses on its U.S. federal income tax return that it is taking a contrary position. Our position is not, however, binding on the IRS. If the IRS were to challenge this determination, a holder might be required to accrue income on its notes in excess of stated interest and otherwise applicable original issue discount (“OID”), and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of a note before the resolution of the contingencies. The following portions of this discussion assume that the notes will not be treated as contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the notes of the contingent payment debt instrument rules and the consequences thereof.

U.S. Holders

Stated Interest

Absent an election to treat all interest on a note as OID as discussed below under “—Original Issue Discount,” payments of stated interest on the notes generally will be taxable to a U.S. holder as ordinary income at the time such payments are received or accrued, in accordance with such holder’s method of accounting for U.S. federal income tax purposes.

Original Issue Discount

The notes will be treated as issued with OID. The amount of OID on a note is the excess of the principal amount of the note over the issue price. The “issue price” of the notes is the first price at which a substantial amount of the notes was sold for cash (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). As a result of a note being issued with OID, subject to the rules described below under “—Acquisition Premium” and “—Amortizable Bond Premium,” the following consequences arise:

•	A U.S. holder must include the total amount of OID as ordinary income over the life of the note.

•

A U.S. holder must include the OID in income as it accrues, even if such holder is on the cash method of accounting. This means U.S. holders are required to include OID in income, and in some cases pay tax on that income, before receiving cash that corresponds to that income.

•

OID accrues on a note on a “constant yield” method. This method takes into account the compounding of interest. Under this method, the accrual of OID on a note will result in a U.S. holder being taxable at approximately a constant percentage of such holder’s unrecovered investment in the note.

•	The accruals of OID on a note will generally be less in the early years and more in the later years.

•

A U.S. holder takes an initial tax basis in the note equal to its cost. Such holder’s tax basis in the note increases by OID included in income with respect to the note and decreases by any payments (other than with respect to stated interest) received on the note.

Market Discount

If a U.S. holder acquires a note at a cost that is less than its adjusted issue price on the acquisition date, the amount of the difference is treated as “market discount” for U.S. federal income tax purposes, unless the difference is less than .0025 multiplied by the note’s stated principal amount multiplied by the number of complete years to maturity of the note from the date of acquisition (in which case, the difference is “de minimis market discount”). The “adjusted issue price” of a note is equal to its issue price increased by the accrued OID and reduced by any payments previously made on the note other than payments of stated interest. In general, market discount will be treated as accruing ratably over the remaining term of the note or, at the holder’s election, on a constant yield to maturity basis. If a constant yield election is made, it will apply only to the note for which it is made and may not be revoked. If a U.S. holder acquires a note at a market discount, the holder will be required to treat any gain on the disposition of the note as ordinary income to the extent of accrued market discount not previously included in income with respect to the note. If a U.S. holder disposes of a note with market discount in certain otherwise nontaxable transactions, the U.S. holder must include accrued market discount in income as ordinary income as if the holder had sold the note at its then fair market value.

A U.S. holder may elect to include market discount in income currently as it accrues. Once made, this election will apply to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder’s tax basis in a note will be increased by the amount of market discount included in the holder’s income under the election. If a holder does not elect to include accrued market discount in income over the remaining term of the note, the holder may be required to defer the deduction of a portion of the interest on any indebtedness incurred or maintained to purchase or carry the note until maturity or until a taxable disposition of the note.

Acquisition Premium

If a U.S. holder acquires a note at a cost less than or equal to the stated principal amount, but greater than the note’s adjusted issue price on the acquisition date, the holder will be treated as acquiring the note at an “acquisition premium.” Unless an election is made, the holder generally will reduce the amount of OID otherwise includible in gross income by an amount equal to the amount of OID otherwise includible in gross income multiplied by a fraction, the numerator of which is the excess of the holder’s initial basis in the note over the note’s adjusted issue price on the acquisition date and the denominator of which is the excess of the stated principal amount over the note’s adjusted issue price on the acquisition date. Alternatively, the U.S. holder may elect to compute OID accruals by treating the acquisition of the note as a purchase at original issuance and applying the constant yield method described above.

Amortizable Bond Premium

A U.S. holder generally will be considered to have acquired a note with amortizable bond premium if the holder acquires the note for an amount greater than the stated principal amount. The amount of amortizable premium generally will equal the excess of the amount paid for the note over the note’s stated principal amount, or if it results in a smaller amount of amortizable premium in the period prior to a call date described under “Description of notes—Optional Redemption,” the amount payable on the earlier call date. A U.S. holder who purchases a note with amortizable bond premium generally will not be required to include any OID in income and may elect to amortize the bond premium as an offset to stated interest income under a constant yield method from the acquisition date to the note’s maturity date, or if it results in a smaller amount of amortizable premium, to the earlier call date. Once made, this election applies to all debt obligations held or subsequently acquired by the holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS. A U.S. holder who elects to amortize bond premium must reduce its tax basis in the note by the amount of bond premium used to offset stated interest income.

Election to Treat All Interest as OID

A U.S. holder may elect to treat all interest (including any stated interest, unstated interest, OID, market discount and de minimis market discount, as adjusted by any acquisition premium or amortizable bond premium) on a note as OID and calculate the amount includible in gross income under the constant yield method described above. The election must be made for the taxable year in which the U.S. holder acquires the note, and may not be revoked without the consent of the IRS. If a note was acquired with market discount, this election will result in a deemed election to accrue market discount in income currently with respect to the note and all other market discount obligations acquired by the holder on or after the first day of the taxable year to which the election first applies. Similarly, if a note was acquired with amortizable bond premium, this election will result in a deemed election to amortize bond premium with respect to the note and all other debt obligations held or subsequently acquired by the holder on or after the first day of the taxable year to which the election first applies. U.S. holders should consult their tax advisors about this election.

The rules regarding OID, market discount, acquisition premium and amortizable bond premium are complex. Accordingly, holders should consult their own tax advisors regarding the application of the rules described above.

Sale or Other Taxable Disposition of the notes

A U.S. holder will recognize gain or loss on the sale, exchange (other than pursuant to a tax-free transaction), redemption, retirement or other taxable disposition of a note equal to the difference between the amount realized upon the disposition (less a portion allocable to any accrued and unpaid stated interest that the holder has not elected to treat as OID as discussed above, which will be taxable as interest to the extent not previously so taxed) and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note will, in general, be its cost for that note, increased by any previously accrued OID and market discount (if any) and reduced by the amortizable bond premium, if any, that has offset stated interest and the amount of any payments that are not payments of stated interest. Other than as described above under “—Market Discount,” this gain or loss generally will be a capital gain or loss, and will be a long-term capital gain or loss if the U.S. holder has held the note for more than one year. Long-term capital gains of non-corporate holders are subject to tax at a reduced rate. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding

Information with respect to interest paid on and OID accrued on the notes, and the proceeds received upon the sale or other disposition (including a redemption or retirement) of the notes, other than to certain exempt holders, will be required to be furnished to U.S. holders and to the IRS by a broker or other securities intermediary through which you hold your notes.

A U.S. holder may be subject to backup withholding (currently at a rate of 28%) on payments received on the notes or on the proceeds received upon the sale or other disposition of such notes. Certain holders generally are not subject to backup withholding. A U.S. holder generally will be subject to backup withholding if such holder is not otherwise exempt and:

•	such holder fails to furnish its taxpayer identification number, which for an individual is ordinarily his or her social security number, to an intermediary;

•	such holder furnishes an incorrect taxpayer identification number to an intermediary;

•	such holder is notified by the IRS that such holder is subject to backup withholding because it has failed to report properly payments of interest or dividends; or

•

such holder fails to certify, under penalties of perjury, that it has furnished its correct taxpayer identification number to an intermediary and that the IRS has not notified the U.S. holder that it is subject to backup withholding.

U.S. holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if backup withholding results in an overpayment of U.S. federal income tax and they timely provide certain information to the IRS.

Non-U.S. Holders

Interest

Subject to the discussion of “—U.S. Trade or Business” below, interest (which for purposes of this discussion of non-U.S. holders, includes OID) or amounts received upon a taxable disposition of the notes that represent accrued interest paid to a non-U.S. holder will not be subject to U.S. federal withholding tax, which is imposed at a rate of 30% (or, if applicable, a lower treaty rate), provided that:

•	such holder does not actually or constructively, own 10% or more of the total combined voting power of all of the classes of our stock;

•	such holder is not a controlled foreign corporation that is related to us through stock ownership; and

•

either (1) the non-U.S. holder certifies in a statement provided to us or our paying agent, under penalties of perjury, that it is not a U.S. person and provides its name and address (which certification may be made on IRS Form W-8BEN, or applicable successor form), (2) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-U.S. holder certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides us or our paying agent with a copy of such statement or (3) the non-U.S. holder holds its notes through a “qualified intermediary” and certain conditions are satisfied.

Even if the above conditions are not met, a non-U.S. holder may be entitled to a reduction in or an exemption from withholding tax on interest under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim such a reduction or exemption, a non-U.S. holder generally must complete IRS Form W-8BEN and claim this reduction or exemption on the form. In some cases, a non-U.S. holder instead may be permitted to provide documentary evidence of its claim to the intermediary, or a qualified intermediary already may have some or all of the necessary evidence in its files.

The certification requirements described above may require a non-U.S. holder to provide its U.S. taxpayer identification number in order to claim the benefit of an income tax treaty or for other reasons. Special certification requirements apply to intermediaries. Non-U.S. holders should consult their tax advisors regarding the certification requirements discussed above.

Sale or Other Taxable Disposition of the notes

Subject to the discussion of “—U.S. Trade or Business” below, a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other disposition of a note. However, a non-U.S. holder may be subject to tax on such gain if such holder is an individual present in the United States for 183 days or more during the taxable year of the disposition and certain other conditions are met, in which case such holder may have to pay a U.S. federal income tax of 30% (or, if applicable, a lower treaty rate) on such gain (net of certain U.S. source losses).

U.S. Trade or Business

If interest or gain from a disposition of the notes is effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States, the non-U.S. holder generally will be subject to U.S. federal income tax on the interest or gain on a net income basis in the same manner as if it were a U.S. holder (unless an applicable income tax treaty provides otherwise). Effectively connected interest income will not be subject to the U.S. federal withholding tax of 30% described above (assuming the appropriate certification, generally a completed IRS Form W-8ECI, is provided). A foreign corporation that is a holder of a note also may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain recognized on the disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

Information Reporting and Backup Withholding

Backup withholding will not apply to payments made by us or our paying agent to a non-U.S. holder of a note if the holder meets the identification and certification requirements described in the third bullet above under “—Non-U.S. Holders—Interest.” However, information reporting on IRS Form 1042-S may still apply with respect to interest payments. In addition, information regarding interest payments on the notes may be made available to the tax authorities in the country where the non-U.S. holder resides or is established, pursuant to an applicable income tax treaty.

Payments of the proceeds from a disposition (including a redemption or retirement) by a non-U.S. holder of a note made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that information reporting (but generally not backup withholding) may apply to those payments if the broker is:

•	a U.S. person or a foreign branch office of a U.S. person;

•	a controlled foreign corporation for U.S. federal income tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with a U.S. trade or business for a specified three-year period; or

•

a foreign partnership if at any time during its tax year, (1) one or more of its partners are U.S. persons who hold in the aggregate more than 50% of the income or capital interest in the partnership or (2) it is engaged in the conduct of a U.S. trade or business.

Payment of the proceeds from a disposition by a non-U.S. holder of a note made to or through the U.S. office of a broker generally is subject to information reporting and backup withholding unless the beneficial owner certifies as to its non-U.S. status or otherwise establishes an exemption from information reporting and backup withholding.

Non-U.S. holders should consult their tax advisors regarding application of withholding and backup withholding in their particular circumstances and the availability of, and the procedure for qualifying for an exemption from, withholding, information reporting and backup withholding under current Treasury Regulations. In this regard, the current Treasury Regulations provide that a certification may not be relied on if the payor knows or has reason to know that the certification may be false.

Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund if backup withholding results in an overpayment of U.S. federal income tax and they timely provide certain information to the IRS.

You should consult your tax advisor regarding the U.S. federal income tax consequences to you of the exchange of the private notes for the registered notes pursuant to the exchange offer and the ownership and disposition of the notes, as well as any tax consequences arising under any state, local or foreign tax laws, or any other U.S. federal tax laws.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with the resale of Notes received in exchange for Initial Securities where such Initial Securities were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until                     , 2011 all dealers effecting transactions in the Notes may be required to deliver a prospectus.

The Company will not receive any proceeds from any sale of Notes by broker-dealers. Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Notes. Any broker-dealer that resells Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 90 days after the Expiration Date the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Company has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the private notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the private notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Latham & Watkins LLP, New York, New York will pass upon the validity of the Notes on our behalf.

EXPERTS

The consolidated financial statements of Rotech Healthcare Inc. and subsidiaries as of December 31, 2010 and 2009 and for each of the years then ended, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern). Such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus includes summaries of the terms of the indenture, but reference is made to the actual documents and agreements and all such summaries are qualified in their entirety by this reference. For so long as any Notes remain outstanding, we will make available, upon request, to any holder and any prospective purchaser of Notes the information required pursuant to Rule 144A(d)(4) under the Securities Act during any period in which we are not subject to Section 13 or 15(d) of the Exchange Act. We will provide you, free of charge, with a copy of the Notes and the indenture governing the Notes. You may request a copy of these documents by contacting: General Counsel, Rotech Healthcare Inc., 2600 Technology Drive, Suite 300, Orlando, Florida 32804.

$283,500,000

Rotech Healthcare Inc.

Subsidiary Guarantors

LISTED ON THE TABLE OF GUARANTORS

Exchange Offer for

10.5% Senior Second Lien Notes due 2018

No dealer, sales representative or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Rotech Healthcare Inc. or any of its subsidiaries. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities, in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Rotech Healthcare Inc. and any of its subsidiaries since the date hereof or that information contained in this prospectus is correct as of any time subsequent to its date.

Dealer Prospectus Delivery Obligation

Until                     , 2011 all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

In addition, the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses, which the Delaware Court of Chancery or such other court shall deem proper. Delaware law further provides that nothing in the above described provisions shall be deemed exclusive of any other rights to indemnification or advancement of expenses to which any person may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

Furthermore, the DGCL provides that a corporation may maintain insurance, at its expense, to protect its directors and officers against any expense, liability or loss, regardless of whether the corporation has the power to indemnify such persons under the DGCL.

Our Certificate of Incorporation provides that, to the extent permitted by the DGCL, we will indemnify our current and former directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding by virtue of the fact that they are or were one of our officers or directors. However, we will not be required to indemnify an officer or director for an action, suit or proceeding commenced by that officer or director unless we authorized that director or officer to commence the action, suit or proceeding. The Certificate of Incorporation also provides that we shall advance expenses incurred by any person that we are obligated to indemnify, upon presentation of appropriate documentation.

Furthermore, the Certificate of Incorporation provides that we may purchase and maintain insurance on behalf of our directors and officers against any liability, expense or loss, whether or not we would otherwise have the power to indemnify such person under our Certificate of Incorporation or the DGCL.

In addition to the provisions of our Certificate of Incorporation providing for indemnification of directors and officers, we have entered into indemnification agreements with each of our directors and officers that provide for us to indemnify such directors and officers against all expenses actually and reasonably incurred by them as a result of their being threatened with or otherwise involved in any action, suit or proceeding by virtue of the fact that they are or were one of our officers or directors. However, we will not be required to indemnify an officer or director for an action, suit or proceeding commenced by that officer or director unless we authorized that director or officer to commence the action, suit or proceeding. The indemnification agreements also provide that we shall advance expenses incurred by any person we are obligated to indemnify, upon presentation of appropriate documentation.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In addition, indemnification may be limited by state securities laws.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit	Title

2.1(a)	Second Amended Joint Plan of Reorganization of Rotech Medical Corporation and its subsidiaries under Chapter 11 of the Bankruptcy Code dated February 7, 2002.

3.1(b)	Certificate of Incorporation of Rotech Healthcare Inc.

3.2(o)	Second Amended and Restated Bylaws of Rotech Healthcare Inc.

4.1(b)	Form of specimen common stock certificate.

4.2(p)	Indenture dated as of October 6, 2010 by and among Rotech Healthcare Inc. each of the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, NA.

4.3(p)	Registration Rights Agreement, dated as of October 6, 2010, among Rotech Healthcare Inc., the Guarantors, and Credit Suisse Securities (USA).

4.4(q)	Indenture, dated March 17, 2011, by and among the Company, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A.

4.5(q)	Registration Rights Agreement, dated March 17, 2011, by and among the Company, the guarantors party thereto and Credit Suisse (USA) LLC and Jefferies & Company, Inc.

5.1	Opinion of Latham & Watkins LLP (to be filed by amendment).

10.1(c)	Rotech Healthcare Inc. Common Stock Option Plan.

10.2(c)	Amendment No. 1 to the Rotech Healthcare Inc. Common Stock Option Plan.

10.3(d)	Amendment No. 2 to the Rotech Healthcare Inc. Common Stock Option Plan.

10.4(e)	Amendment No. 3 to the Rotech Healthcare Inc. Common Stock Option Plan.

10.5(f)	Amendment No. 4 to the Rotech Healthcare Inc. Common Stock Option Plan.

10.6(g)	Form of Common Stock Option Agreement.

10.7(i)	Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan.

10.8(c)	Form of Restricted Stock Award Agreement.

10.9(j)	Rotech Healthcare Inc. Performance Bonus Plan.

10.10(b)	Amended and Restated Registration Rights Agreement dated June 21, 2002, between Rotech Healthcare Inc., and Oaktree Capital Management, LLC and General Electric Capital Corporation.

Exhibit	Title

10.11(a)	Transfer Agreement between Rotech Healthcare Inc. and Rotech Medical Corporation dated March 26, 2002.

10.12(a)	Tax Sharing Agreement among Integrated Health Services, Inc., Rotech Healthcare Inc. and Rotech Medical Corporation dated as of March 26, 2002.

10.13(o)	Trust Agreement by and among NorthStar Trust Company and Rotech Healthcare Inc. dated July 1, 2007 with respect to the Rotech Healthcare Inc. Employees Plan.

10.14(s)	Amendment and Restatement of the Rotech Healthcare Inc. Employees Plan effective January 1, 2011.

10.15(k)	Corporate Integrity Agreement with the Office of Inspector General of the United States Department of Health and Human Services dated May 19, 2008.

10.16(l)	Second Amended and Restated Employment Agreement with Philip L. Carter dated October 6, 2008.

10.17(l)	Second Amended and Restated Employment Agreement with Michael R. Dobbs dated October 6, 2008.

10.18(m)	First Amendment to the Letter Agreement between Rotech Healthcare Inc. and Steven P. Alsene dated April 18, 2008.

10.19(l)	Second Amendment to the Letter Agreement between Rotech Healthcare Inc. and Steven P. Alsene dated October 6, 2008.

10.20(f)	Letter agreement with Steven P. Alsene with Respect to Rights upon Termination of Employment dated November 8, 2006.

10.21(i)	Amendment No. 5 to the Rotech Healthcare Inc. Common Stock Option Plan.

10.22(i)	Form of Chief Executive Officer Option Agreement.

10.23(i)	Form of Nonemployee Director Option Agreement.

10.24(i)	Form of Officer (other than CEO) Option Agreement.

10.25(n)	Form of Indemnification Agreement for directors and officers.

21.1	List of Subsidiaries (filed herewith).

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Latham & Watkins LLP (to be included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Indenture dated as of March 17, 2011 under the Trust Indenture Act of 1939 (filed herewith).

99.1	Letter of Transmittal with respect to the Exchange Offer (to be filed by amendment).

99.2	Notice of Guaranteed Delivery with respect to the Exchange Offer (to be filed by amendment).

99.3	Letter to DTC Participants regarding the Exchange Offer (to be filed by amendment).

99.4	Letter to Beneficial Owners regarding the Exchange Offer (to be filed by amendment).

(a)	Incorporated by Reference to our Registration Statement on Form S-4 (file No. 333-100750) filed with the Securities and Exchange Commission on October 25, 2002, as amended January 27, 2003, February 10, 2003 and February 13, 2003.

(b)	Incorporated by Reference to our Registration Statement on Form 8-A (file No. 000-50940) filed with the Securities and Exchange Commission on September 15, 2004.
(c)	Incorporated by Reference to our Registration Statement on Form S-8 (file No. 333-119008) filed with the Securities and Exchange Commission on September 15, 2004.
(d)	Incorporated by Reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the Securities and Exchange Commission on November 14, 2003.
(f)	Incorporated by Reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the Securities and Exchange Commission on November 9, 2006.
(g)	Incorporated by Reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed with the Securities and Exchange Commission on November 15, 2004.
(h)	Incorporated by Reference to our Quarterly Report on Form 10-Q for the quarter ended March 30, 2007 filed with the Securities and Exchange Commission on May 10, 2007.
(i)	Incorporated by Reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed with the Securities and Exchange Commission on August 13, 2007.
(j)	Incorporated by Reference to our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on March 16, 2007.
(k)	Incorporated by Reference to our Current Report on Form 8-K dated May 19, 2008 filed with the Securities and Exchange Commission on May 21, 2008.
(l)	Incorporated by Reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the Securities and Exchange Commission on November 12, 2008.
(m)	Incorporated by Reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Securities and Exchange Commission on May 15, 2008
(n)	Incorporated by Reference to our Annual Report on Form 10-K/A for the year ended December 31, 2005 filed with the Securities and Exchange Commission on May 1, 2006.
(o)	Incorporated by Reference to our Annual Report on From 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 7, 2008.
(p)	Incorporated by Reference to our Current Report on From 8-K filed with the Securities and Exchange Commission on October 8, 2010.
(q)	Incorporated by Reference to our Current Report on Form 8-K dated March 17, 2011 filed with the Securities and Exchange Commission on March 18, 2011.
(s)	Incorporated by Reference to our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on February 28, 2011.

ITEM 22.	UNDERTAKINGS

The following undertakings are made by each of the undersigned registrants:

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Orange County, Florida, on May 20, 2011.

ROTECH HEALTHCARE INC.

By:	/s/ PHILIP L. CARTER
Philip L. Carter President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Rotech Healthcare Inc., a Delaware corporation, hereby constitutes and appoints Philip L. Carter and Rebecca L. Myers, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-4 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such registration statement, in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP L. CARTER Philip L. Carter	President, Chief Executive Officer and Director (Principal Executive Officer)	May 20, 2011

/s/ STEVEN P. ALSENE Steven P. Alsene	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 20, 2011

/s/ ARTHUR J. REIMERS Arthur J. Reimers	Chairman of the Board	May 20, 2011

/s/ JAMES H. BLOEM James H. Bloem	Director	May 20, 2011

/s/ EDWARD L. KUNTZ Edward L. Kuntz	Director	May 20, 2011

/s/ ARTHUR SIEGEL Arthur Siegel	Director	May 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors of Rotech Healthcare Inc. listed on Schedule A hereto has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on May 20, 2011.

SUBSIDIARY GUARANTORS OF ROTECH HEALTHCARE INC. (listed on Schedule A hereto)

By:	/s/ PHILIP L. CARTER
Philip L. Carter President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned, being a director or officer of Rotech Healthcare Inc., a Delaware corporation, hereby constitutes and appoints Philip L. Carter and Rebecca L. Myers, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign one or more Registration Statements under the Securities Act of 1933, as amended, on Form S-4 or such other form as such attorneys-in-fact, or any of them, may deem necessary or desirable, any amendments thereto, and all post-effective amendments and supplements to such registration statement, in such forms as they or any one of them may approve, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such Registration Statement or Registration Statements shall comply with the Securities Act of 1933, as amended, and the applicable Rules and Regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ PHILIP L. CARTER Philip L. Carter	President and Director of each of the Subsidiary Guarantors of Rotech Healthcare Inc. listed on Schedule A hereto (Principal Executive Officer)	May 20, 2011

/s/ STEVEN P. ALSENE Steven P. Alsene	Treasurer of each of the Subsidiary Guarantors of Rotech Healthcare Inc. listed on Schedule A hereto (Principal Financial and Accounting Officer)	May 20, 2011

/s/ REBECCA L. MYERS Rebecca L. Myers	Secretary and Director of each of the Subsidiary Guarantors of Rotech Healthcare Inc. listed on Schedule A hereto	May 20, 2011

Schedule A—Subsidiary Guarantors of Rotech Healthcare Inc.

A-1 Medical Equipment, Inc.

Abba Medical Equipment, Inc.

Acadia Home Care

Allied Medical Supply, Inc.

Always Medical Equipment, Inc.

Andy Boyd’s InHome Medical, Inc., West

Andy Boyd’s InHome Medical/InHome Medical Inc.

Anniston Health & Sickroom Supplies, Inc.

Berkeley Medical Equipment, Inc.

Beta Medical Equipment, Inc.

Cambria Medical Supply, Inc.

Camden Medical Supply, Inc.

Care Medical Supplies, Inc.

Centennial Medical Equipment, Inc.

Charlotte Medical Supply, Inc.

Collins Rentals, Inc.

Community Home Oxygen, Inc.

Contour Medical Supply, Inc.

Corley Home Health Care, Inc.

CPO 2, Inc.

Cynthiana Home Medical Equipment, Inc.

Daniel Medical Systems, Inc.

Distinct Home Health Care, Inc.

Don Paul Respiratory Services, Inc.

DuMEd, Inc.

East Tennessee Infusion & Respiratory, Inc.

Encore Home Health Care, Inc.

Excel Medical of Fort Dodge, Inc.

Excel Medical of Marshalltown, Inc.

First Community Care of Niagara, Inc.

Firstcare, Inc.

Fischer Medical Equipment, Inc.

Four Rivers Home Health Care, Inc.

G&G Medical, Inc.

Gate City Medical Equipment, Inc.

Georgia Medical Resources, Inc.

Gladwin Area Home Care, Inc.

Hamilton Medical Equipment Service, Inc.

Health Care Services of Mississippi, Incorporated

Holland Medical Services, Inc.

Home Care Oxygen Service, Inc.

Home Medical Systems, Inc.

IHS Acquisition XXVII, Inc.

Integrated Health Services at Jefferson Hospital, Inc.

Intensive Home Care Services, Inc.

IOTA Medical Equipment, Inc.

LAMBDA Medical Equipment, Inc.

LAMS, Inc.

Lawrence Medical Equipment, Inc.

Lovejoy Medical, Inc.

Major Medical Supply, Inc.

Medco Professional Services, Corp.

MedCorp International, Inc.

Medic-Aire Medical Equipment, Inc.

Medical Electro-Therapeutics, Inc.

Medicare Rental Supply, Inc.

Michigan Medical Supply, Inc.

National Medical Equipment Centers, Inc.

Neumann’s Home Medical Equipment, Inc.

Nightingale Home Health Care, Inc.

North Central Washington Respiratory Care Services, Inc.

Northeast Medical Equipment, Inc.

Northwest Home Medical, Inc.

OMICRON Medical Equipment, Inc.

Oxygen of Oklahoma, Inc.

Oxygen Plus Medical Equipment, Inc.

Oxygen Plus, Inc.

Oxygen Therapy Associates, Inc.

Peterson’s Home Care, Inc.

PHI Medical Equipment, Inc.

Pioneer Medical Services, Inc.

Preferential Home Health Care, Inc.

Principal Medical Equipment, Inc.

Professional Breathing Associates, Inc.

Professional Respiratory Home Healthcare, Inc.

PSI Health Care, Inc.

Pulmo-Dose, Inc.

Pulmonary Home Care, Inc.

Quality Home Health Care, Inc.

R.C.P.S., Inc.

RCG Information Services Corporation

RCI Medical Corp.

Regency Medical Equipment, Inc.

Resp-A-Care, Inc.

Respiracare Medical Equipment, Inc.

Respiratory Medical Equipment of Ga., Inc.

Respitech Home Health Care, Inc.

Responsive Home Health Care, Inc.

Rhema, Inc.

Ritt Medical Group, Inc.

RN Home Care Medical Equipment Company, Inc.

Roswell Home Medical, Inc.

Rotech Employee Benefits Corporation

Rotech Home Medical Care, Inc.

Rotech Oxygen and Medical Equipment, Inc.

Roth Medical, Inc.

Rothert’s Hospital Equipment, Inc.

Sampson Convalescent Medical Supply, Inc.

Select Home Health Care, Inc.

SIGMA Medical Equipment, Inc.

Southeastern Home Health, Inc.

Sun Medical Supply, Inc.

Sunshine Home Health Care, Inc.

The Kilroy Company

Theta Home Health Care, Inc.

Tupelo Home Health, Inc.

Valley Medical Equipment, Inc.

Value Care, Inc.

VitalCare Health Services, Inc.

VitalCare of Pennsylvania, Inc.

VitalCare of Texas, Inc.

White’s Medical Rentals, Inc.

Wichita Medical Care, Inc.

Zeta Home Health Care, Inc.

EXHIBIT INDEX

Exhibit	Title

2.1(a)	Second Amended Joint Plan of Reorganization of Rotech Medical Corporation and its subsidiaries under Chapter 11 of the Bankruptcy Code dated February 7, 2002.

3.1(b)	Certificate of Incorporation of Rotech Healthcare Inc.

3.2(o)	Second Amended and Restated Bylaws of Rotech Healthcare Inc.

4.1(b)	Form of specimen common stock certificate.

4.2(p)	Indenture dated as of October 6, 2010 by and among Rotech Healthcare Inc. each of the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, NA.

4.3(p)	Registration Rights Agreement, dated as of October 6, 2010, among Rotech Healthcare Inc., the Guarantors, and Credit Suisse Securities (USA).

4.4(q)	Indenture, dated March 17, 2011, by and among the Company, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A.

4.5(q)	Registration Rights Agreement, dated March 17, 2011, by and among the Company, the guarantors party thereto and Credit Suisse (USA) LLC and Jefferies & Company, Inc.

5.1	Opinion of Latham & Watkins LLP (to be filed by amendment).

10.1(c)	Rotech Healthcare Inc. Common Stock Option Plan.

10.2(c)	Amendment No. 1 to the Rotech Healthcare Inc. Common Stock Option Plan.

10.3(d)	Amendment No. 2 to the Rotech Healthcare Inc. Common Stock Option Plan.

10.4(e)	Amendment No. 3 to the Rotech Healthcare Inc. Common Stock Option Plan.

10.5(f)	Amendment No. 4 to the Rotech Healthcare Inc. Common Stock Option Plan.

10.6(g)	Form of Common Stock Option Agreement.

10.7(i)	Rotech Healthcare Inc. Amended and Restated Nonemployee Director Restricted Stock and Stock Option Plan.

10.8(c)	Form of Restricted Stock Award Agreement.

10.9(j)	Rotech Healthcare Inc. Performance Bonus Plan.

10.10(b)	Amended and Restated Registration Rights Agreement dated June 21, 2002, between Rotech Healthcare Inc., and Oaktree Capital Management, LLC and General Electric Capital Corporation.

10.11(a)	Transfer Agreement between Rotech Healthcare Inc. and Rotech Medical Corporation dated March 26, 2002.

10.12(a)	Tax Sharing Agreement among Integrated Health Services, Inc., Rotech Healthcare Inc. and Rotech Medical Corporation dated as of March 26, 2002.

10.13(o)	Trust Agreement by and among NorthStar Trust Company and Rotech Healthcare Inc. dated July 1, 2007 with respect to the Rotech Healthcare Inc. Employees Plan.

10.14(s)	Amendment and Restatement of the Rotech Healthcare Inc. Employees Plan effective January 1, 2011.

10.15(k)	Corporate Integrity Agreement with the Office of Inspector General of the United States Department of Health and Human Services dated May 19, 2008.

10.16(l)	Second Amended and Restated Employment Agreement with Philip L. Carter dated October 6, 2008.

Exhibit	Title

10.17(l)	Second Amended and Restated Employment Agreement with Michael R. Dobbs dated October 6, 2008.

10.18(m)	First Amendment to the Letter Agreement between Rotech Healthcare Inc. and Steven P. Alsene dated April 18, 2008.

10.19(l)	Second Amendment to the Letter Agreement between Rotech Healthcare Inc. and Steven P. Alsene dated October 6, 2008.

10.20(f)	Letter agreement with Steven P. Alsene with Respect to Rights upon Termination of Employment dated November 8, 2006.

10.21(i)	Amendment No. 5 to the Rotech Healthcare Inc. Common Stock Option Plan.

10.22(i)	Form of Chief Executive Officer Option Agreement.

10.23(i)	Form of Nonemployee Director Option Agreement.

10.24(i)	Form of Officer (other than CEO) Option Agreement.

10.25(n)	Form of Indemnification Agreement for directors and officers.

21.1	List of Subsidiaries (filed herewith).

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm (filed herewith).

23.2	Consent of Latham & Watkins LLP (to be included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

25.1	Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. to act as trustee under the Indenture dated as of March 17, 2011 under the Trust Indenture Act of 1939 (filed herewith).

99.1	Letter of Transmittal with respect to the Exchange Offer (to be filed by amendment).

99.2	Notice of Guaranteed Delivery with respect to the Exchange Offer (to be filed by amendment).

99.3	Letter to DTC Participants regarding the Exchange Offer (to be filed by amendment).

99.4	Letter to Beneficial Owners regarding the Exchange Offer (to be filed by amendment).

(a)	Incorporated by Reference to our Registration Statement on Form S-4 (file No. 333-100750) filed with the Securities and Exchange Commission on October 25, 2002, as amended January 27, 2003, February 10, 2003 and February 13, 2003.
(b)	Incorporated by Reference to our Registration Statement on Form 8-A (file No. 000-50940) filed with the Securities and Exchange Commission on September 15, 2004.
(c)	Incorporated by Reference to our Registration Statement on Form S-8 (file No. 333-119008) filed with the Securities and Exchange Commission on September 15, 2004.
(d)	Incorporated by Reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003 filed with the Securities and Exchange Commission on November 14, 2003.
(f)	Incorporated by Reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2006 filed with the Securities and Exchange Commission on November 9, 2006.
(g)	Incorporated by Reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 filed with the Securities and Exchange Commission on November 15, 2004.
(h)	Incorporated by Reference to our Quarterly Report on Form 10-Q for the quarter ended March 30, 2007 filed with the Securities and Exchange Commission on May 10, 2007.
(i)	Incorporated by Reference to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 filed with the Securities and Exchange Commission on August 13, 2007.

(j)	Incorporated by Reference to our Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission on March 16, 2007.
(k)	Incorporated by Reference to our Current Report on Form 8-K dated May 19, 2008 filed with the Securities and Exchange Commission on May 21, 2008.
(l)	Incorporated by Reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 filed with the Securities and Exchange Commission on November 12, 2008.
(m)	Incorporated by Reference to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed with the Securities and Exchange Commission on May 15, 2008
(n)	Incorporated by Reference to our Annual Report on Form 10-K/A for the year ended December 31, 2005 filed with the Securities and Exchange Commission on May 1, 2006.
(o)	Incorporated by Reference to our Annual Report on From 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission on March 7, 2008.
(p)	Incorporated by Reference to our Current Report on From 8-K filed with the Securities and Exchange Commission on October 8, 2010.
(q)	Incorporated by Reference to our Current Report on Form 8-K dated March 17, 2011 filed with the Securities and Exchange Commission on March 18, 2011.
(s)	Incorporated by Reference to our Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on February 28, 2011.